Exhibit 99.4

NEW ZEALAND WARNING STATEMENT

You are being offered Restricted Stock Units in Qualtrics International Inc.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision.

The usual rules do not apply to this offer because it is a small offer. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

SAP SE
QUALTRICS INTERNATIONAL INC.
ADDITIONAL INFORMATION FOR NON-U.S. ELIGIBLE EMPLOYEES
TO
OFFER TO EXCHANGE
CERTAIN OUTSTANDING FIXED VALUE SAP RIGHTS
FOR RESTRICTED STOCK UNITS WITH RESPECT TO SHARES OF
CLASS A COMMON STOCK OF QUALTRICS INTERNATIONAL INC.
AND
CERTAIN OUTSTANDING CASH-SETTLED RESTRICTED STOCK UNITS OF SAP SE
FOR RESTRICTED STOCK UNITS WITH RESPECT TO SHARES OF
CLASS A COMMON STOCK OF QUALTRICS INTERNATIONAL INC.
SAP SE (“SAP”) and Qualtrics International Inc. (“Qualtrics” or the “Company”), a majority-owned subsidiary of SAP, are offering Eligible Employees a one-time opportunity to exchange all of such employees’ outstanding Fixed Value Rights that vest on or after February 1, 2021 for Qualtrics RSUs, as determined on an award-by-award basis, and to exchange all of such employees’ Existing RSUs that vest on or after February 1, 2021 for Qualtrics RSUs. Qualtrics and SAP are making the offer upon the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and in the related Terms of Election that is available through the Election Site for the SAP—Qualtrics Exchange Program at https://web.lumiagm.com/235214418 and from the information agent, D.F. King & Co., Inc., at (866) 340-7108 (toll-free, U.S. & Canada), (212) 269-5550 (call collect) or Qualtrics@dfking.com (e-mail). (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).
Eligible Employees include both U.S. and non-U.S. residents. Your participation in the Offer shall be subject to any additional terms and conditions set forth in this Non-U.S. Information Statement containing country-specific information for non-U.S. Eligible Employees (this “Non-U.S. Information Statement”) if you work or reside in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working (or if you are considered as such for local law purposes), or if you transfer employment and/or residence to another country after electing to participate in the Offer, the terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.

This Non-U.S. Information Statement also includes information regarding securities laws, exchange controls and certain other issues of which you should be aware with respect to your participation in the Offer. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2020. Such laws are often complex and change frequently. As a result, you should not rely on the information in this Non-U.S. Information Statement as the only source of information relating to the consequences of your participation in the Offer, because the information included herein may be out of date at the time that you acquire shares under the Offer or subsequently sell such shares. In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.
For the avoidance of doubt, this Non-U.S. Information Statement constitutes part of the Offer. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Prospectus—Offer to Exchange and in the related Terms of Election. We urge you to read carefully this Non-U.S. Information Statement and the remainder of the Offer because the information in this Non-U.S. Information Statement is not complete, and additional important information is contained in the Prospectus—Offer to Exchange and the related Terms of Election.

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS

ARGENTINA
The Prospectus—Offer to Exchange and any materials received in connection thereof are being delivered to you exclusively in your capacity as an Eligible Employee and is not aimed at the general public.
Please be advised that your participation in the Offer is entirely voluntary. The Company does not guarantee any benefit or gain in connection with the Offer.
Neither the Argentine Securities and Exchange Commission (Comisión Nacional de Valores or “CNV”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus—Offer to Exchange is truthful or complete. Any representation to the contrary is a criminal offense. Neither SAP nor Qualtrics have made, and will not make, any application to obtain an authorization from the CNV for the public offering of the underlying shares in Argentina, or otherwise taken any action that would permit a public offering of the underlying shares in Argentina within the meaning of Argentine Capital Markets Law No. 26,831, as amended, supplemented or otherwise modified from time to time (the “CML”) and of the CNV General Resolution No.622/2013, as amended, supplemented or otherwise modified from time to time, and ancillary regulations. The CNV has not approved the offering of the underlying shares nor any document relating to its offering, therefore you must not sell or offer to sell any shares acquired upon your participation in the Offer in Argentina other than pursuant to transactions that would not qualify as a public offering under Section 2 of the CML. The information contained in the Offer’s documents may not (i) be reproduced or used, in whole or in part, for any purpose whatsoever other than as a representation of my holding of RSU, or (ii) be furnished to or discussed with any person (other than its personal advisors on a confidential basis) without the express written permission of the Company.
The Prospectus—Offer to Exchange and any materials received in connection thereof are given for informational purposes only and should not be relied upon as being either complete or conclusive. Please note that SAP and/or the Company are not providing you with, and will not provide you with, any personal or tax advice in relation to this Offer. For definitive advice, employees should consult their own tax, account and legal advisors regarding the consequences and effects of participating in the Offer.
This Offer does not constitute a granted right for the future and may be amended, modified or terminated at any time by SAP and/or the Company without generating the right to indemnification or compensation in your favor.
Note that the CNV has not approved the offering of the underlying shares nor any document relating to this offering, therefore you must not sell or offer to sell any shares acquired upon your participation in the Offer in Argentina other than pursuant to transactions that would not qualify as a public offering under Section 2 of the CML.
Neither SAP nor Qualtrics make any recommendation with respect to the Offer or any recommendation as to whether you should offer Fixed Value Rights and Existing RSUs for exchange in accordance with the Offer. Your participation in the Offer is entirely voluntary and has no impact on your employment relationship, does not constitute an acquired right, and consist in an expectation right to the awards that may eventually arise from the Offer subject to the fulfillment of the required requirements.
For a Spanish translation of the terms and conditions of the Offer, inclusive of the Argentina-specific provisions of this Non-U.S. Information Statement, please consult the “Spanish Translation of the Argentina Terms and Conditions of the Offer to Exchange” document, attached hereto as Exhibit A.

AUSTRALIA
Please consult the “Australian Simple Disclosure Document”, attached hereto as Exhibit B.
BRAZIL
In Brazil, the Exchange Offer will be available only to a limited number of individuals with a previous working relationship with the SAP subsidiary, SAP Brasil Ltda., and, as such, has not been registered and will not be registered with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, or the “CVM”). Qualtrics RSUs and shares of Qualtrics Stock cannot be offered or sold in Brazil, except in circumstances that do not characterize a public offer or unauthorized distribution of securities in Brazil.
Please note that Qualtrics Stock underlying the Qualtrics RSUs cannot be offered or sold in Brazil, except in circumstances that do not characterize a public offer or unauthorized distribution of securities in Brazil.
CANADA
No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offering of the securities described herein. In addition, no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon the Prospectus—Offer to Exchange or the merits of the securities described herein and any representation to the contrary is an offence.
The Prospectus—Offer to Exchange is not, and under no circumstances is to be construed as, an offer to sell the securities described herein or a solicitation of an offer to buy the securities described herein in any jurisdiction where the offer or sale of these securities is prohibited.
COLOMBIA
There are no country specific provisions. However, for a Spanish translation of the terms and conditions of the Offer, please consult the “Spanish Translation of the Colombia Terms and Conditions of the Offer to Exchange” document, attached hereto as Exhibit C.

COSTA RICA
There are no country specific provisions. However, for a Spanish translation of the terms and conditions of the Offer, please consult the “Spanish Translation of the Costa Rica Terms and Conditions of the Offer to Exchange” document, attached hereto as Exhibit D.

DENMARK
The treatment of your Qualtrics RSUs upon termination of your employment is governed by the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of termination of employment.
For a Danish translation of the terms and conditions of the Offer, inclusive of the Denmark-specific provisions of this Non-U.S. Information Statement, please consult the “Danish Translation of the Terms and Conditions of the Offer to Exchange” document, attached hereto as Exhibit E.

FRANCE
This Offer has not been approved or reviewed by the Autorité des Marchés Financiers and does not constitute a public offer to purchase (an offre publique d’achat) or a public offer to exchange (an offre publique d’échange). The granting of Qualtrics RSUs and delivery of underlying Qualtrics shares are made pursuant to an exemption from the requirement to publish a prospectus.
As the Prospectus—Offer to Exchange and any materials received in connection thereof, the term “exchange” refers to the process by which existing contractual rights (Fixed Value Rights and Existing RSUs) are cancelled and new contractual rights are granted, and “tendering” refers to the agreement of the holder of existing rights to such cancellation and grant. For the avoidance of doubt, this process does not entail the sale or redemption of transferable rights or securities.
None of the parties involved in this Offer (SAP, Qualtrics, your employer, D.F.King or any of their respective officers or employees) is providing investment advice or advice regarding tax or social matters.
For a French translation of the terms and conditions of the Offer, inclusive of the France-specific provisions of this Non-U.S. Information Statement, please consult the “French Translation of the Terms and Conditions of the Offer to Exchange” document, attached hereto as Exhibit F.
GERMANY
There are no country specific provisions.

HONG KONG
WARNING - The contents of this Offer have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this Offer. If you are in any doubt about any of the contents of this Offer, you should obtain independent professional advice. No action has been taken in Hong Kong to permit the distribution of this Offer. In particular, this Offer has not been approved by the Securities and Futures Commission in Hong Kong. This Offer may only be distributed to Eligible Employees.
This Offer is distributed on a confidential basis. No right to participate in the Offer will be granted to any person other than the person to whom this Offer has been sent. No person in Hong Kong other than the person to whom this Offer is addressed may treat the same as constituting an invitation to him or her to participate. This Offer may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed.
INDIA
Will I have to comply with India’s foreign exchange control laws or other applicable regulations arising from the Offer?
Yes, you will be responsible for complying with the applicable Indian foreign exchange control laws and other regulations arising from your participation in this Offer. Subject to any trading blackout periods and insider trading policy imposed by Qualtrics, you may sell the Qualtrics Stock underlying the Qualtrics RSUs provided the proceeds thereof are repatriated to India immediately on receipt thereof and in any case not later than 90 days from the date of sale. All transfer of funds into or out of India must be initiated through a bank account held by you with a bank in India. We recommend that you consult with your bank to determine the extant foreign exchange policy and regulations.

How will my participation in the Offer affect my employment?
Nothing in this Offer or your tender for exchange in the Offer would amend your employment with your local employer or create an employer-employee relationship between Qualtrics and you. You understand and agree that the Offer will not become a part of your employment contract or constitute a component of your “salary”.
Do I have to maintain confidentiality of the terms of the Offer?
Yes, you owe an obligation of confidentiality and must not disclose the details of the Offer including the exchange of Fixed Value Rights and Existing RSUs for Qualtrics RSUs or other communications/documents to any of your peers, colleagues, co-employees or associate except disclosures as required by law.
Can I electronically sign my consent to tender Fixed Value Rights and Existing RSUs for exchange in this Offer?
Under Indian law, a written signature is not necessarily required for a valid contract. The Information Technology Act recognizes two types of signatures: (1) e-signatures that combine an Aadhaar with an eKYC service and (2) digital signatures in the form of a digital certificate which includes the user’s name, public key, expiration date of the certificate, and other necessary information about the user.
How should I decide whether or not to exchange my Fixed Value Rights and Existing RSUs?
SAP and Qualtrics understand that this may be a difficult decision. There are no guarantees of Qualtrics’ future performance, the future prices of Qualtrics Stock, or SAP’s future performance or the future prices of SAP Stock, or the exchange rate fluctuations between the US$ and INR. SAP and Qualtrics advise you to consult with your financial advisor regarding the relative benefits of tendering your Fixed Value Rights and Existing RSUs for exchange and cancellation pursuant to this Offer or holding your Fixed Value Rights and Existing RSUs.

IRELAND
The Prospectus—Offer to Exchange has not been prepared in accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “EU Prospectus Regulation”), or any measures made under that EU Prospectus Regulation or the laws of Ireland or of any EU Member State or EEA treaty adherent state that implement that EU Prospectus Regulation or those measures, has not been reviewed, prior to its being issued, by any regulatory authority in Ireland or in any other EU Member State or EEA treaty adherent state, and therefore may not contain all the information required where a document is prepared pursuant to that EU Prospectus Regulation or those laws.
For the avoidance of doubt, the Prospectus—Offer to Exchange and any materials received in connection thereof do not constitute a prospectus for the purpose of the EU Prospectus Regulation. Article 1(4)(i) of the EU Prospectus Regulation exempts issuers from the obligation to publish a prospectus if securities are offered to existing or former directors or employees by their employer or by an affiliated undertaking provided that a document is made available to eligible employees containing information about the number and nature of the securities and the reasons for and details of the offer or allotment (the “Exemption”). The Prospectus—Offer to Exchange provides information about Qualtrics, Qualtrics RSUs and the Offer in compliance with the terms of the Exemption. Accordingly, in reliance on the Exemption, neither Qualtrics nor SAP has prepared or filed a prospectus with any competent regulatory authority in the EU/EEA in relation to the Offer and no such prospectus has been approved and/or published in the EU/EEA.

ITALY
Neither the Offer, Prospectus—Offer to Exchange or any other documents or materials relating to the Offer has been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian laws and regulations.
The Offer is being carried out in the Republic of Italy as an exempted offer pursuant to article 100, paragraph 1, letter (b) of the Legislative Decree No. 58 of February 24, 1998, as amended and article 34-ter, paragraph 1, letter (a) of CONSOB Regulation No. 11971 of 14 May 1999, as amended.
Any offer, sale or delivery of any Qualtrics RSUs or distribution of copies of the Prospectus—Offer to Exchange or any other document relating to any Qualtrics RSUs in Italy must be in compliance with the selling restrictions above and must comply with all Italian securities, tax, exchange control and any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Legislative Decree No. 385 of September 1, 1993, as amended and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other competent authority.
JAPAN
No securities registration statement under Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “FIEA”) has been or will be filed with respect to this Offer pursuant to an exemption from the registration requirements as this Offer falls under a Solicitation for Small Number of Investors defined in Paragraph 4, Article 23-13 of the FIEA.
If you receive the shares of Qualtrics Stock upon the vesting of the Qualtrics RSUs valued in excess of 100 million yen, then you will have to file a post facto report with the Ministry of Finance through the Bank of Japan within 20 days after the date your Qualtrics RSUs are vested. We recommend that you consult with your own legal advisor to ensure compliance with applicable reporting obligations.
MALAYSIA
The Prospectus—Offer to Exchange and any materials received in connection thereof are directed within Malaysia only at persons who are employees of the Company or its related companies and must not be reproduced or taken or transmitted to persons who are not qualified employees.
Insofar as you are a resident individual of Malaysia with domestic Ringgit Malaysia borrowing, you may only (i) invest abroad in aggregate (including your participation in the Exchange Offer), using among others, foreign currency funds sourced from conversion of Ringgit Malaysia for the current calendar year up to RM1 million equivalent; and (ii) your investment using foreign currency borrowing obtained from Malaysian Central Bank licensed onshore bank or non-resident of Malaysia does not and shall not exceed RM10 million equivalent.

MEXICO
Neither Company Class A common stock or restricted stock units convertible into Company Class A common stock have been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. The Prospectus—Offer to Exchange and any materials received in connection thereof, may not be publicly distributed in Mexico. Such materials are addressed to you only because of your existing labor relationship with Qualtrics, its subsidiaries, SAP or subsidiaries of SAP, and may not be reproduced or copied in any form. The offer contained in such materials is addressed solely to the present employees of Qualtrics, its subsidiaries, SAP or subsidiaries of SAP and any rights under such offering may not be assigned or transferred.
Please note that this Offer is provided to you by the Company, not by your local employer. The decision to include a beneficiary in this or any future offering is taken by the Company in its sole discretion. This Offer does not form part of your employment agreement and does not amend or supplement such agreement. Participation in this Offer does not entitle you to future benefits or payments of a similar nature or value, and does not entitle you to any compensation in the event that you lose your rights under the Offer as a result of the termination of your employment. Benefits or payments that you may receive or be eligible for under this Offer will not be taken into consideration in determining the amount of any future benefits, payments or other entitlements that may be due to you (including in cases of termination of employment).
NETHERLANDS
There are no country specific provisions.

NEW ZEALAND
Please consult the warning statement affixed on the cover page to this Non-U.S. Information Statement.
POLAND
There are no country specific provisions.
SINGAPORE
The Prospectus—Offer to Exchange and any materials received in connection thereof have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Prospectus—Offer to Exchange and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Qualtrics RSUs or Qualtrics Stock may not be circulated or distributed, nor may Qualtrics RSUs or Qualtrics Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with, the conditions of an exemption under any provision of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act (Cap. 289 of Singapore).
The Qualtrics RSUs are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
SOUTH KOREA
There are no country specific provisions.

SPAIN
The Prospectus—Offer to Exchange and any materials received in connection thereof were prepared for information purposes only and it does not constitute a prospectus or offering document under Spanish law. In particular, this document shall not constitute or imply an offer or commitment to sell or a solicitation of an offer, invitation, recommendation or commitment to buy or subscribe for any security or to enter into any transaction, nor does this document constitute any advice or a recommendation to buy, sell or otherwise deal in any securities and should not be relied on for the purposes of any investment decision.
The Prospectus—Offer to Exchange and any materials received in connection thereof should not be considered as a financial nor a tax assessment.
Spanish investments in foreign securities must be notified (only for statistical, administrative and economic purposes) to the Registry of Investments at the Spanish Ministry of Industry, Commerce and Tourism (Secretary of Commerce) by the employee according to Royal Decree 664/1999 regarding foreign investments and Order of May 28th 2001 of procedures of declaring Spanish investments.
Once the vesting period elapsed and provided that the employees have decided to receive corresponding shares, the employees will have to file an official form D-6 each January regarding their investments in non-Spanish listed shares, as from the date that the shares are delivered to you, stating the value of the investment at December 31st of the previous calendar year.
Such official form could be done by a financial entity (bank or financial services company) or by us in your name and on your behalf but in all cases this is your obligation. The financial entity (bank or financial services company) or us would not be liable if the communications were not sent on your behalf.
If you are a non- Spanish resident, pursuant to the Bank of Spain’s Circular 4/2012, of April 25, 2012 regarding the ruling on communications by foreign residents in Spain about their economic transactions and the balance of their assets and liabilities, if the value of transactions carried out by the employee during the previous year, or the balance of assets and liabilities on December 31 of the previous year, is:
•equal to or greater than €300 million, the employee must inform the Bank of Spain on a monthly basis.
•less than €300 million but greater than €100 million, the employee must inform the Bank of Spain on a quarterly basis.
•less than €100 million, the employee must inform the Bank of Spain on an annual basis.
•less than €1 million, upon requested by the Bank of Spain.
You must take into account that all receipts and payments between residents and non-residents, as well as incoming and outgoing international transfers, whether denominated in EUR or in foreign currencies are to be done through a Registered Institution (mainly banks).
SWEDEN
There are no country specific provisions.

SWITZERLAND
The Offer is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (FINSA). The Prospectus—Offer to Exchange and any materials received in connection thereof do not constitute a prospectus pursuant to the FINSA and no such prospectus has been or will be prepared for or in connection with the Offer. Further, the Prospectus—Offer to Exchange and any materials received in connection thereof are not subject to any governmental approval nor must be filed with any Swiss authorities.
UNITED KINGDOM
There are no country specific provisions.

Exhibit A

Spanish Translation of the Argentina Terms and Conditions of the Offer to Exchange

SAP SE (“SAP”) y Qualtrics International Inc. (“Qualtrics” o la “Sociedad”), una subsidiaria de propiedad mayoritaria de SAP, ofrecen a sus Empleados Elegibles (como se define a continuación) una oportunidad única de intercambiar (en algunos casos se utiliza el término “ofrecer”) todos los Derechos a un Valor Fijo pendientes de pago de los mencionados empleados que les sean adquiridos el 1 de febrero de 2021 o con posterioridad a dicha fecha, por las Unidades de Acciones Restrictivas de Qualtrics (“RSUs de Qualtrics”), e intercambiar todas las RSUs Existentes de los empleados mencionados que les sean otorgados el 1 de febrero de 2021 o con posterioridad a dicha fecha a cambio de las RSUs de Qualtrics. Qualtrics y SAP presentan esta oferta en los términos y condiciones establecidos en el presente Prospecto-Oferta de Intercambio y en los Términos de Elección relacionados que están disponibles a través del Sitio de Elecciones para SAP — Qualtrics Exchange Program en https://web.lumiagm.com/235214418 y del agente de información D.F. King & Co., Inc. al (866) 340-7108 (sin cargo desde Estados Unidos y Canada), (212) 269-5550 (por cobrar) o Qualtrics@dfking.com (correo electrónico) (ambos documentos juntos, con sus posteriores reformas y ampliaciones, constituirán la “Oferta”). Los términos “Derechos a un Valor Fijo,” “RSU Existente” y “RSU de Qualtrics” se encuentran definidos en “Resumen de los Términos y Condiciones—Preguntas Frecuentes”. Las referencias en esta Oferta de Intercambio a “nosotros,” “nos” y “nuestro” salvo que el contexto requiera de otro modo, hacen referencia a Qualtrics.

A los fines de esta Oferta, el término “Empleados Elegibles” hace referencia a los empleados y ejecutivos de Qualtrics y sus subsidiarias, y a aquellos empleados de SAP y sus subsidiarias que provean servicios a Qualtrics prácticamente en su totalidad como empleados de SAP , y que a la fecha del presente son titulares de Derechos a un Valor Fijo y RSUs Existentes. Con el fin de mantenerse Elegibles para ofrecer sus Derechos a un Valor Fijo y RSUs Existentes para su intercambio y cancelación y recibir RSUs de Qualtrics bajo los términos de la presente Oferta, es necesario que continúe siendo empleado de Qualtrics, sus subsidiarias o SAP a la fecha del presente o a partir de la misma hasta el momento en que deje de tener efecto la Oferta el 27 de enero de 2021, a las 2:00 p.m., Hora del Este, o en cualquier fecha posterior hasta la cual se haya prorrogado la presente Oferta (se hará referencia a dicha fecha, según el plazo prorrogado, como “Fecha de Vencimiento”) y también hasta la fecha y hora en la cual las RSUs de Qualtrics hayan sido otorgadas (se hará referencia a dicha fecha y hora, la “Fecha de Otorgamiento”). La Fecha de Otorgamiento será aquella fecha en la cual nosotros aceptemos los Derechos a un Valor Fijo y las RSUs Existentes ofrecidas para su intercambio bajo esta Oferta, o inmediatamente luego de dicha fecha, la cual esperamos que sea en la Fecha de Vencimiento o inmediatamente luego de dicha fecha. Ver “La Oferta de Intercambio”.

Aún cuando tenemos la intención de incluir a todos los Empleados Elegibles a nivel mundial, es posible que excluyamos a Empleados Elegibles si, por algún motivo, creemos que su participación sería ilegal, desaconsejable o poco práctica de acuerdo a las leyes y regulaciones locales. Además, nos reservamos el derecho de retirar la Oferta en cualquier jurisdicción. En el caso de retirar la Oferta en una jurisdicción en particular, los participantes de dicha jurisdicción no podrán participar en la Oferta y no aceptaremos de ningún modo la entrega de las RSU existentes y los Derechos a un Valor Fijo admisibles bajo el presente.

Está previsto que esta Oferta concluya simultáneamente con la oferta pública inicial (la "OPI") de las acciones ordinarias Clase A de Qualtrics, con un valor nominal de $0,0001 por acción (las “Acciones de Qualtrics”). Previo a la OPI, las Acciones de Qualtrics no han sido negociadas en un mercado público de valores. Las Acciones de Qualtrics han sido aprobadas para su cotización en el Mercado Selecto Global NASDAQ ("NASDAQ") bajo las siglas “XM”. Actualmente somos una subsidiaria de propiedad mayoritaria de SAP America, Inc. ("SAP America"), que a su vez es una subsidiaria de propiedad absoluta de SAP, y con posterioridad a la OPI y a esta Oferta, SAP America continuará siendo nuestro accionista mayoritario. Inmediatamente después de la OPI, SAP tendrá en sus manos todas nuestras acciones ordinarias de Clase B, lo que representa cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación (o cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación si los suscriptores ejercen en su totalidad su opción de sobreasignación). En tanto que SAP siga controlando más del 50% del poder de voto combinado de las acciones ordinarias, SAP podrá dirigir la elección de todos los miembros de la junta directiva y, siempre que SAP posea de manera beneficiosa al menos el 20% del total de las acciones en circulación de las acciones ordinarias, el voto afirmativo previo o el consentimiento por escrito de SAP se requerirá para determinadas acciones corporativas, incluidas las determinaciones con respecto a fusiones u otras combinaciones comerciales que nos involucran, la adquisición o disposición de activos, el endeudamiento, la emisión de acciones ordinarias adicionales u otros valores de capital, y el pago de dividendos con respecto a las acciones ordinarias. De manera similar, SAP tendrá el poder de determinar asuntos sometidos a votación de los accionistas sin el consentimiento de otros accionistas, tendrá el poder de prevenir un cambio en el control y tendrá el poder de tomar otras acciones que puedan ser favorables a SAP, incluso mediante consentimiento por escrito sin una reunión y sin previo aviso a otros accionistas. Como consecuencia, la participación controladora de SAP puede desalentar un cambio de control que los tenedores de las acciones ordinarias de Clase A puedan favorecer. Si SAP transfiere acciones de las acciones ordinarias de Clase B a una parte que no sea propiedad de SAP antes de ocurrir una Distribución, esas acciones se convertirían automáticamente en acciones ordinarias de Clase A.

SAP no está sujeta a una obligación contractual de retener alguna de sus acciones ordinarias, excepto que haya acordado no vender ni disponer de las acciones ordinarias durante un período de 180 días a partir de la fecha del prospecto que forma parte de la Declaración de registro de la OPI sin el consentimiento previo por escrito de los representantes de los suscritores.

Este documento se dirige exclusivamente a usted en su calidad de Empleado Elegible y no está dirigido al público en general.

Por favor, tenga en cuenta que su participación en la Oferta es totalmente voluntaria. La Sociedad no garantiza ningún beneficio o ganancia vinculada a la Oferta. La inversión en nuestras acciones ordinarias Clase A o en unidades de acciones restringidas convertibles en nuestras acciones ordinarias Clase A implica riesgos. Ver “Factores de Riesgo” a partir de la página 19 del presente Prospecto—Oferta de Intercambio.

Estos títulos valores no han sido aprobados o desaprobados por la Comisión de Bolsa y Valores de Estados Unidos (“SEC”), la Comisión Nacional de Valores de Argentina (“CNV”) o cualquier otra comisión de valores. Asimismo, no se sometió a consideración de dichos organismos el presente Prospecto-Oferta de Intercambio para determinar si el mismo resulta veraz y completo. Toda declaración en contrario representa un delito penal. Ni SAP ni Qualtrics han solicitado, ni solicitarán, autorización de la CNV para la oferta pública de las acciones subyacentes en Argentina, o realizado cualquier otro tipo de acto que pueda permitir la oferta pública de las acciones subyacentes en Argentina en el marco de la Ley de Mercado de Capitales Nro. 26.831 de Argentina, y sus posteriores enmiendas, ampliaciones o modificaciones (la “LMC”) y la Resolución General de la CNV Nro. 622/2013, con sus posteriores enmiendas, ampliaciones y modificaciones, y sus normas complementarias. La CNV no ha aprobado la colocación de las acciones subyacentes o cualquier otro documento relacionado con dicha colocación, por lo tanto, usted no debe vender u ofrecer para la venta aquellas acciones adquiridas con motivo de su participación en la Oferta en Argentina, salvo en virtud de aquellas operaciones que no califiquen como oferta pública de acuerdo con el artículo 2 de la LMC. La información contenida en los documentos de la Oferta no podrá (i) ser reproducida o utilizada, en todo o en parte, para otro propósito distinto de la declaración de mi titularidad de las RSU, o (ii) ser proporcionada o discutida con cualquier persona (distinta de sus asesores personales de forma confidencial) sin el permiso expreso por escrito de la Sociedad.

El Agente de Intercambio de esta Oferta es:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
(718) 921-8200

El Agente de Información de esta Oferta es:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Teléfono: (866) 340-7108 (sin cargo desde Estados Unidos y Canada)
(212) 269-5550 (por cobrar)
Correo electrónico: Qualtrics@dfking.com

28 de diciembre de 2020

RESUMEN DE LOS TÉRMINOS Y CONDICIONES—PREGUNTAS FRECUENTES

Este resumen de los términos y condiciones se encuentra en formato de preguntas y respuestas y tiene por objeto responder a algunas de las preguntas que usted pueda tener acerca de esta Oferta. Le rogamos que lea atentamente el resto de este Prospecto-Oferta de Intercambio y en los Términos de Elección ya que la información de este resumen no es completa. El resto de este Prospecto-Oferta de Intercambio y en los Términos de Elección contienen información adicional importante. En este resumen hemos incluido referencias a las secciones pertinentes del Folleto-Oferta de Intercambio donde podrá encontrar una descripción más detallada de los temas aquí abordados.

Este resumen se ofrece únicamente a título informativo y no debe considerarse completo ni concluyente. Por favor, tenga en cuenta que SAP y/o la Sociedad no prestan ni prestarán ningún tipo de asesoramiento personal o tributario en relación con esta Oferta. Para obtener un asesoramiento completo, los empleados deberán consultar a sus propios asesores fiscales, contables y legales respecto de las consecuencias y efectos de la participación en la Oferta.

¿Qué significan algunos de los términos clave utilizados en esta Oferta?

Los siguientes términos clave están vinculados con las adjudicaciones que usted actualmente posee y que puede elegir ofrecer para su intercambio en esta Oferta:

•“Derecho a un Valor Fijo” hace referencia (x) al derecho otorgado por Qualtrics con anterioridad al 1 de enero de 2018 que actualmente se encuentra representado por un derecho a un valor fijo para recibir un monto en efectivo equivalente a $34,9968272 o (y) un derecho otorgado por Qualtrics que actualmente se encuentra representado por un derecho de valor fijo para recibir un monto en efectivo equivalente a $34,9968272 menos el precio de ejercicio aplicado al derecho al momento del otorgamiento, en ambos casos siempre que se adquieran los derechos el 1 de febrero de 2021 o con posterioridad a dicha fecha.

•"Adjudicación Variable Posterior a 2018" hace referencia al derecho otorgado por Qualtrics el 1 de enero de 2018 o con anterioridad a dicha fecha, que actualmente se encuentra representado por un derecho a recibir un monto en efectivo sujeto al valor de las Acciones de SAP a la fecha de adquisición de derechos aplicable.

•"Adjudicación del Plan SAP" hace referencia al derecho otorgado por SAP como parte del "Plan Move SAP" o " Plan Grow SAP " a recibir un monto en efectivo sujeto al valor de las Acciones de SAP a la fecha de adquisición de derechos aplicable.

•“RSUs Existentes” hace referencia a las Adjudicaciones Variables Posteriores a 2018 y las Adjudicaciones del Plan SAP.

Los siguientes términos clave están relacionados con las adjudicaciones que recibirá si decide ofrecer sus Derechos a un Valor Fijo y sus RSUs existentes:

•"Plan 2021" hace referencia al Plan Combinado de Incentivos en forma de Acciones para Empleados de 2021 de Qualtrics International Inc. (Employee Omnibus Equity Plan).

•"RSUs de Qualtrics", aquellas que recibirá a cambio de los Derechos a un Valor Fijo y RSUs Existentes por usted ofrecidos, hace referencia al derecho de recibir acciones de Qualtrics en el futuro, sujeto a ciertas condiciones de adquisición de derechos y otros términos y condiciones establecidos en el Plan 2021, el acuerdo de adjudicación aplicable y los demás acuerdos y documentos correspondientes.

¿Por qué SAP y Qualtrics realizan esta Oferta?

Históricamente, SAP ha otorgado Adjudicaciones del Plan SAP a sus empleados, incluidos los empleados de Qualtrics y sus subsidiarias, como un componente clave para la remuneración de sus empleados a fin de alinear los intereses de los empleados y los accionistas de SAP y aumentar además el valor de los accionistas de SAP. A partir de la OPI, Qualtrics tendrá la capacidad de vincular más directamente los incentivos para empleados de Qualtrics con los resultados de Qualtrics y proporcionar a los empleados de Qualtrics y sus subsidiarias un incentivo estrechamente alineado para mejorar el valor de los accionistas de Qualtrics. Por lo tanto, SAP y Qualtrics realizan esta oferta para que los Empleados Elegibles puedan intercambiar sus Derechos a un Valor Fijo y RSUs Existentes por las RSUs de Qualtrics, de tal manera que se mantengan, a nivel general, las condiciones y el valor intrínseco de las adjudicaciones ofrecidas. Esta Oferta se realiza con fines retributivos como medio para retener y motivar a los empleados de Qualtrics y sus subsidiarias y estimular a dichos empleados a permanecer al servicio de Qualtrics, permitiendo que dichos empleados participen en el valor que generen en Qualtrics a partir de la fecha de la OPI. Ver "La Operación-Motivos de la Oferta".

¿Qué adjudicaciones ofrecemos intercambiar?

SAP y Qualtrics ofrecen a usted, en su calidad de Empleado Elegible, una oportunidad única de intercambiar el Derecho de Valor Fijo y las RSUs Existentes de dichos empleados adquiridas el 1 de febrero de 2021 o con posterioridad a dicha fecha por las RSUs de Qualtrics. Ver “La Oferta de Intercambio—Condiciones de la Oferta de Intercambio.” Esta Oferta no constituye un derecho adquirido a futuro y podrá ser enmendada, modificada o finalizada en cualquier momento por SAP y/o la Sociedad y no generará derecho de indemnización o compensación alguna a su favor.

¿Quién es Elegible para participar en esta Oferta?

Aquellos Empleados Elegibles a la fecha de este Prospecto -Oferta de Intercambio que sean titulares de Derechos a un Valor Fijos y RSUs Existentes y que continúen siendo Empleados Elegibles hasta el vencimiento de esta Oferta y hasta la Fecha de Otorgamiento podrán participar en esta Oferta. Aún cuando nuestra intención es incluir a todos los Empleados Elegibles, podremos excluir a Empleados Elegibles cuando consideremos, por cualquier motivo, que su participación sería ilegal, inadecuada o impracticable según las leyes y regulaciones locales.

¿Cuáles son las condiciones de esta Oferta?

La consumación del intercambio de Derechos a un Valor Fijo y RSUs Existentes en virtud de esta Oferta está sujeta a varias condiciones. Entre ellas se establece, por ejemplo, que la SEC declare efectiva esta Declaración de Registro de la Oferta de Intercambio y la Declaración de Registro de la OPI. Estas y otras condiciones se describen más detalladamente en "La Oferta de Intercambio-Condiciones para la Consumación de la Oferta". Esta Oferta no requiere aprobación alguna de los accionistas de SAP o de los accionistas de Qualtrics y no está condicionada a que se ofrezca un número mínimo de Derechos a un Valor Fijo o RSUs Existentes.

Si decido ofrecer mis Derechos a un Valor Fijo y RSUs Existentes para su intercambio, ¿mi elección afectará a otros componentes de mi remuneración?

No.

¿Cómo puedo saber cuántos Derechos a un Valor Fijo y cuántas RSUs Existentes tengo?

Por favor, consulte el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics en https://shareworks.solium.com/, donde se indica sus Derechos a un Valor Fijo y sus RSUs Existentes Elegibles bajo el presente. Por otra parte, usted puede acceder en cualquier momento a la información actualizada sobre sus Derechos a un Valor Fijo y sus Adjudicaciones Variables Posteriores a 2018, visitando https://shareworks.solium.com/ y acceder, en cualquier momento, a la información actualizada sobre sus Adjudicaciones del Plan SAP a través del

Enlace SSO siempre y cuando esté conectado a la red SAP, visitando www.equateplus.com y utilizando su identificación de usuario y contraseña de EquatePlus.

¿Cuántas RSUs de Qualtrics recibiré a cambio de las RSUs Existentes por mí ofrecidas?

No es posible saber exactamente cuántas RSUs de Qualtrics recibirá a cambio de sus RSUs Existentes ofrecidas previo a la fecha de vencimiento de esta Oferta. Si cumple con los requisitos de elegibilidad establecidos para los empleados y sus RSUs Existentes son debidamente ofrecidas y aceptadas para su intercambio, tendrá derecho a recibir RSUs de Qualtrics convertibles en un número de acciones de Qualtrics basado en el Índice de Intercambio, que se determinará en base al precio de las OPI de Qualtrics. No tendrá la oportunidad de retirar las RSUs Existentes ofrecidas una vez que se determine el Índice de Intercambio.

Para determinar la cantidad de Acciones de Qualtrics sujetas a una RSU de Qualtrics que recibirá en esta Oferta a cambio de sus RSUs Existentes, multiplicaremos el número de RSUs Existentes que usted ofrece por el Índice de Intercambio. El número de RSU de Qualtrics que reciba en esta oferta se redondeará al número entero inmediato inferior. Por consiguiente, no se otorgarán RSUs de Qualtrics por acciones fraccionadas, y no recibirá compensación alguna por las acciones fraccionadas que de otro modo hubiera recibido. Ver "La Oferta de Intercambio - Cantidad de RSUs de Qualtrics a ser emitidas en el intercambio".

¿Cuántas RSUs de Qualtrics recibiré a cambio de los Derechos a un Valor Fijo por mí ofrecidos?

No es posible saber exactamente cuántas RSUs de Qualtrics recibirá a cambio de sus Derechos a un Valor Fijo ofrecidos previo al vencimiento de esta Oferta. Si cumple con los requisitos de elegibilidad establecidos para los empleados y sus Derechos a un Valor Fijo son debidamente ofrecidos y aceptados para el intercambio, tendrá derecho a recibir RSUs de Qualtrics en base al Coeficiente de Intercambio, que a su vez se determinará en base al precio de las OPI de Qualtrics. No podrá retirar los Derechos a un Valor Fijo ofrecidos una vez que se determine el Coeficiente de Intercambio.

La cantidad de Acciones de Qualtrics sujetas a una RSU de Qualtrics que recibirá en esta Oferta a cambio de sus Derechos a un Valor Fijo será equivalente al Coeficiente de Intercambio. El número de RSU de Qualtrics que reciba en esta oferta se redondeará al número entero inmediato inferior. Por consiguiente, no se otorgarán RSUs de Qualtrics por acciones fraccionadas, y no recibirá compensación alguna por las acciones fraccionadas que de otro modo hubiera recibido. Ver "La Oferta de Intercambio - Cantidad de RSUs de Qualtrics a ser emitidas en el intercambio”.

¿Que es el VWAP?

El VWAP (por sus siglas en inglés) es el precio medio ponderado por volumen por cada Acción de SAP en Xetra correspondiente a los últimos cinco días completos de negociación (calculado como promedio -media aritmética- del VWAP en esos cinco días) antes de la Fecha de Vencimiento durante el período que comienza a las 9:00 a.m., hora de Europa Central (o cualquier otro horario de apertura oficial de las operaciones en Xetra en la fecha correspondiente) y termina a las 5:30 p.m, hora de Europa Central (o cualquier otro horario de cierre oficial de las operaciones en el Xetra en la fecha correspondiente), según lo informado por Bloomberg Financial LP y, en ambos casos, convertido a un tipo de cambio igual al tipo de cambio vigente en el momento de la última venta de acciones de SAP en el Xetra en la fecha indicada en el VWAP. Esto significa que si la Fecha de Vencimiento es el 27 de enero de 2021, el VWAP se calculará utilizando el promedio (media aritmética) del precio medio ponderado por volumen por acción de SAP el 20 de enero de 2021, el precio medio ponderado por volumen por acción de SAP el 21 de enero de 2021, el precio medio ponderado por volumen por acción de SAP el 22 de enero de 2021, el precio promedio ponderado por volumen por acción del SAP el 25 de enero de 2021 y el precio promedio ponderado por volumen por acción del SAP el 26 de enero de 2021, convertidos en cada caso al tipo de cambio vigente al momento de la última venta notificada de Acciones de SAP en Xetra en la fecha para la cual se informa el VWAP.

¿Cómo se calcula el Índice de Intercambio?

El Índice de Intercambio, que se utilizará para la conversión de sus RSUs Existentes, se expresará en forma de fracción, cuyo numerador será el VWAP y su denominador será el Precio de la OPI. Por ejemplo, si el VWAP fuera de $126,50 y el Precio de la OPI fuera de $22, el Índice de Intercambio fuera 5,75, y usted ofreciera 1.000 RSUs Existentes, recibiría a cambio 5.750 RSUs de Qualtrics, con igual valor intrínseco agregado (sujeto siempre a los efectos del redondeo de las cantidades fraccionadas). Véase "La Oferta de Intercambio - Cantidad de RSUs de Qualtrics a ser emitidas en el intercambio".

¿Cómo se calcula el Coeficiente de Intercambio?

El Coeficiente de Intercambio, que se utilizará para la conversión de sus Derechos a un Valor Fijo, se expresará como en forma de fracción, cuyo numerador será el valor en efectivo de sus Derechos a un Valor Fijo y su denominador será el Precio de la OPI. Por lo tanto, si usted tiene Derechos a un Valor Fijo por un valor total de $2.200 y el Precio OPI es de $22, el Coeficiente de Intercambio será de 100 y recibirá a cambio 100 RSU de Qualtrics, con el mismo valor intrínseco total (sujeto a los efectos del redondeo para las cantidades fraccionadas). Ver "La Oferta de Intercambio - Cantidad de RSUs de Qualtrics a ser emitidas en el intercambio".

¿Dónde puedo encontrar información sobre los precios y el Índice de Intercambio vigentes en ese momento durante el período de la Oferta?

Solo podrá conocer la cantidad exacta de RSUs de Qualtrics que recibirá a cambio de los Derechos a un Valor Fijo y RSUs Existentes ofrecidos por usted, después del vencimiento de esta Oferta, en el momento en que se calcule el Índice de Intercambio definitivo (en la Fecha de Vencimiento, aproximadamente a las 5:30 p.m., Hora del Este, en la Fecha de Vencimiento). Sin embargo, usted podrá acceder a cierta información actualizada relacionada con los precios a través del Sitio de Elección del Programa de Intercambio de SAP-Qualtrics en https://web.lumiagm.com/235214418. Cada día, a partir del 28 de diciembre de 2020 y hasta el 19 de enero de 2021, después del cierre de las operaciones en Xetra, el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics será actualizado para reflejar cuál sería el VWAP en caso de que ese día fuera el último día de operaciones previo a la Fecha de Vencimiento y cuál sería el Índice de Intercambio calculado en base a ese VWAP (asumiendo que el Precio de la OPI fuera igual al punto medio del rango del precio estimado de la oferta inicial reflejado en la Declaración de Registro de la OPI).

Durante los últimos cinco días de operaciones de esta Oferta, el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics mostrará el cálculo en curso, actualizado aproximadamente a las 9:30 a.m., 10:30 a.m. y 11:30 a.m., hora del Este, del VWAP real y del Índice de Intercambio tal y como se encuentra en ese momento (suponiendo que el Precio de la OPI es igual al punto medio del rango del precio estimado de la oferta inicial reflejado en la Declaración de Registro de la OPI). Así pues, el quinto día completo de operaciones antes de la Fecha de Vencimiento (el primer día del período de cálculo), el VWAP real diario de las acciones de SAP durante la parte transcurrida de ese primer día se utilizará en el cálculo y, en el último día completo de operaciones antes de la Fecha de Vencimiento, los cálculos utilizarán el promedio de los VWAP diarios de las acciones de SAP de los cuatro días de operaciones anteriores y el VWAP real diario durante la parte transcurrida de ese último día completo de operaciones. El Sitio de Elección del Programa de Intercambio de SAP-Qualtrics se actualizará aproximadamente a las 9:30 a.m., 10:30 a.m. y 11:30 a.m., hora del Este, durante el período de cálculo de cinco días, y se publicará un VWAP definitivo, sujeto a la prórroga de esta Oferta, aproximadamente a las 11:30 a.m., hora del Este, el día anterior a la Fecha de Vencimiento. Ver "La Oferta de Intercambio - Cantidad de RSUs de Qualtrics a ser Emitidas en el Intercambio".

¿Cuándo podré saber cuál es el Índice de Intercambio y el Coeficiente de Intercambio?

A partir de las 5:30 p.m., hora del Este, después del vencimiento de la Oferta en la Fecha de Vencimiento, el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics se actualizará con el Índice de Intercambio definitivo y el Precio de la OPI (que se utilizará para determinar el Coeficiente de Intercambio). Además, publicaremos un comunicado de prensa para anunciar el VWAP, el Precio de la OPI y, a efectos de las RSU Existentes, el Índice de Intercambio, y SAP y Qualtrics presentarán ante la SEC una enmienda a la Declaración de Oferta de Licitación en el Anexo TO que originalmente presentaron ante la SEC el 28 de diciembre de 2020 (ya que el mismo puede ser enmendado o ampliado ocasionalmente, el "Anexo TO") que contiene dicho comunicado de prensa. El Anexo TO estará disponible en el sitio web de la SEC en http://www.sec.gov. Debido a que el Índice de Intercambio se calculará después del vencimiento de esta Oferta, no podrá retirar sus Derechos a un Valor Fijo o RSUs Existentes ofrecidos una vez calculado el Índice de Intercambio.

¿Estoy obligado a ofrecer mis Derechos a un Valor Fijo o RSUs Existentes para su intercambio bajo la presente Oferta?

No. El hecho de ofrecer o no sus Derechos a un Valor Fijo o RSUs Existentes para su intercambio en esta Oferta es una decisión exclusivamente suya y completamente voluntaria.

¿Qué pasa con los Derechos a un Valor Fijo o los RSUs Existentes que no quiera ofrecer o que no sean aceptados para su intercambio bajo esta Oferta?

Nada. Si decide no ofrecer sus Derechos a un Valor Fijo o RSUs Existentes, o si sus Derechos a un Valor Fijo o RSUs Existentes no son aceptados para su intercambio, sus Derechos a un Valor Fijo y RSUs Existentes permanecerán pendientes de pago y serán adquiridos y pagados bajo los términos aplicables a ellos. Toda RSU Existente sean adjudicaciones del Plan SAP seguirá estando sujeta a los términos del "Plan Move SAP" o "Plan Grow SAP" de acuerdo con los términos de la adjudicación pertinente.

Si decido ofrecer mis Derechos a un Valor Fijo y RSUs Existentes para su intercambio en esta Oferta, ¿debo ofrecer todos mis Derechos a un Valor Fijo y RSUs Existentes?

Sí. Para poder ofrecer sus Derechos a un Valor Fijo o sus RSUs Existentes, debe ofrecer la totalidad de sus Derechos a un Valor Fijo y sus RSUs Existentes pendientes de pago sobre la base de "todos o ninguno". SAP y Qualtrics no aceptan (x) ofrecimientos parciales de Derechos a un Valor Fijo o RSUs Existentes o (y) ofrecimientos de una clase de adjudicación sin ofrecer las de la otra clase. Véase "La Oferta de Intercambio-Términos de la Oferta de Intercambio".

¿Los términos y condiciones de mis RSUs de Qualtrics serán idénticos a los términos y condiciones de los Derechos a un Valor Fijo o RSUs Existentes ofrecidos para su intercambio?

No. Las RSU de Qualtrics son un tipo de adjudicación diferente a los Derechos a un Valor Fijo y a las RSUs Existentes ya que estas últimas se liquidan en efectivo. Una RSU de Qualtrics constituye el derecho a recibir acciones de Qualtrics en el futuro. Por lo tanto, a diferencia de los Derechos a un Valor Fijo, pero de manera similar a las RSU Existentes con respecto a las acciones de SAP, una RSU de Qualtrics tendrá un valor equivalente al precio vigente en ese momento de una Acción de Qualtrics. Una vez que se le entregue una Acción de Qualtrics sujeta a una RSU de Qualtrics, tras la adquisición de la RSU de Qualtrics, podrá conservarla en forma de acción o venderla a cambio de dinero. Le recomendamos que consulte a su asesor fiscal y legal personal con respecto a las consecuencias fiscales a nivel nacional, estatal y local ya sea en el caso de mantener o vender tales Acciones de Qualtrics. Además, sus Acciones de Qualtrics estarán sujetas a los términos y condiciones del Plan 2021, el acuerdo de adjudicación aplicable y los demás acuerdos y documentos aplicables que lo rigen. Ver "Compensación para Ejecutivos-Planes de Compensación Basados en Acciones de Qualtrics -Compensación Basada en Acciones Tras la OPI - Plan de Acciones Combinado para Empleados de Qualtrics 2021 ".

¿Cuándo adquiriré las RSU de Qualtrics?

Si usted ofrece sus Derechos a un Valor Fijo y RSUs Existentes, y no ostenta un cargo ejecutivo en Qualtrics, sus RSUs de Qualtrics seguirán adquiriendose de conformidad con el calendario de adquisición de los Derechos a un Valor Fijo o de las RSUs Existentes a los que sustituyen. Ver "La Oferta de Intercambio - Términos de la Oferta de Intercambio".

Ejemplo 1. Derechos a un Valor Fijo. Suponiendo que un Empleado Elegible decide intercambiar un Derecho de Valor Fijo con un valor de $2.200, que está programado para ser otorgado de acuerdo con la siguiente tabla: $733 pagaderos el 1º de abril de 2021, $733 pagaderos el 1º de abril de 2022 y $734 pagaderos el 1º de abril de 2023. Supongamos que el Empleado Elegible ofrece su Derecho a un Valor Fijo y el Precio de la OPI es de $22. Siempre y cuando el Empleado Elegible permanezca vinculado a nosotros o a SAP, según corresponda, hasta cada fecha de adquisición de derechos pertinente, el cronograma de adquisición de derechos de las RSU de Qualtrics será el siguiente: 33 RSUs de Qualtrics el 1 de abril de 2021, 33 RSUs de Qualtrics el 1 de abril de 2022 y 34 RSUs de Qualtrics el 1 de abril de 2023.

Ejemplo 2: RSUs Existentes. Suponiendo que un Empleado Elegible opta por intercambiar 300 RSUs Existentes que estaban programadas para su adquisición de acuerdo con el siguiente calendario: 100 RSUs Existentes el 10 de marzo de 2021, 100 RSUs Existentes el 10 de marzo de 2022 y 100 RSUs Existentes el 10 de marzo de 2023. Suponiendo que el empleado elegible ofrece las 300 RSUs Existentes y, de acuerdo con el Índice de Intercambio, recibe 1.725 RSUs de Qualtrics. Con sujeción a que el Empleado Elegible siga siendo empleado nuestro o de SAP, según corresponda, hasta cada fecha de adquisición de derechos pertinente, el programa de adquisición de derechos de las RSU de Qualtrics será el siguiente: 575 RSUs de Qualtrics el 10 de marzo de 2021, 575 RSUs de Qualtrics el 10 de marzo de 2022 y 575 RSUs de Qualtrics el 10 de marzo de 2023.

En el caso de que usted ocupara un cargo ejecutivo en Qualtrics, sus RSUs de Qualtrics continuarán adquiriendo derechos de acuerdo con el cronograma de adquisición de los Derechos a un Valor Fijo o las RSUs Existentes que sustituyan, excepto en el caso de las RSU de Qualtrics que sean adquiridas dentro de los 90 días posteriores a las OPI que se liquidarán en el día 91 posterior a la OPI.

¿Cómo se entregarán las Acciones de Qualtrics que recibo al adquirir las RSU de Qualtrics que a su vez recibo en el intercambio?

Una vez adquiridas las RSU de Qualtrics, puede confirmar la recepción de sus acciones de Qualtrics ingresando al sitio https://shareworks.solium.com/.

Si las RSU de Qualtrics que recibo en el intercambio alcanzan la fecha de adquisición de derechos y se entregan las correspondientes acciones de Qualtrics, ¿podré vender libremente las acciones de Qualtrics que reciba?

Qualtrics tiene la intención de presentar una declaración de registro mediante el Formulario S-8 para que las Acciones de Qualtrics subyacentes a las RSU de Qualtrics puedan negociarse libremente, con la excepción de que aquellas acciones emitidas a cualquier Empleado Elegible que pueda ser considerado como "afiliado" de Qualtrics a los efectos de la Norma 144 en virtud de la Ley de Valores de 1933, y sus modificaciones (la "Ley de Valores"), estarán sujetas a ciertas restricciones de negociación impuestas por la Norma 144. Las personas que pueden ser consideradas como afiliadas de Qualtrics incluyen las personas humanas o jurídicas que controlan a Qualtrics, son controladas por Qualtrics o están bajo el control común con Qualtrics y pueden incluir a los ejecutivos, directores y accionistas principales de Qualtrics. Véase "Acciones elegibles para Venta Futura - Norma 144". Además, las ventas de las Acciones de Qualtrics subyacentes a las RSU de Qualtrics pueden estar sujetas a cualquier período de bloqueo de negociación y a la política de uso de información privilegiada impuesta por Qualtrics. Tenga en cuenta que la CNV no ha aprobado la oferta de las acciones subyacentes ni ningún documento relacionado con esta oferta, por lo tanto, usted no debe vender u ofrecer a la venta las acciones adquiridas en su participación en la Oferta en Argentina, salvo en virtud de las transacciones que no calificarían como una oferta pública en virtud del artículo 2 de la LMC.

En el caso de intercambiar mis Derechos a un Valor Fijo y las RSUs Existentes bajo esta Oferta, ¿deberé pagar impuestos?

Impuesto a las Ganancias al momento del Intercambio

Se estima que el intercambio de Derechos a un Valor Fijo y las RSUs Existentes bajo la presente Oferta será considerado como un intercambio que no genera implicancias fiscales y no está previsto que SAP y/o la Sociedad y usted deban declarar ganancias a los fines del impuesto a las ganancias en Argentina al ofrecer sus Derechos a un Valor Fijo y las RSUs Existentes y al adjudicarse las RSUs de Qualtrics.

Impuesto a las Ganancias y Cargas Sociales al momento de la adquisición

Para las personas humanas residentes en Argentina, al momento de la adquisición los beneficios derivados de las RSU de Qualtrics, serán considerados como un pago en especie y por lo tanto estarán sujetos al impuesto a las ganancias y a las cargas sociales como cualquier otro pago realizado en el marco de la relación laboral.

Los empleados deben aportar a razón del 17% (que será retenido por el empleador sobre el salario del empleado) mientras que la tasa de contribución del empleador al régimen de seguridad social varía (20,40% o 18%) según su actividad principal y el importe de las ventas anuales totales.

Estos porcentajes se aplican:

a) respecto a las retenciones de los empleados, sobre los salarios hasta un monto máximo mensual que se revisa periódicamente (el ¨tope¨). Actualmente dicho tope asciende a $208.357,30. Los salarios que superen dicho monto sólo se gravarán hasta dicha base imponible;

b) los aportes patronales se aplican sobre el monto total del salario del empleado, sin tope. Sin embargo, los primeros $7.003,68 del salario estarán exentos de las contribuciones patronales al régimen de seguridad social. Para determinadas actividades específicas, la parte exenta del salario asciende a $17.509,20. Los empleadores con hasta 25 empleados se benefician con una exención adicional de $ 10.000.

El impuesto a las ganancias, así como las cargas sociales que se imponen al empleado, serán pagados por el empleador a través de retenciones sobre el mencionado salario. Las cargas sociales sobre el salario del empleado que se imponen al empleador (es decir, las contribuciones del empleador) serán pagadas por el mismo.

Dividendos

Conforme a la Ley de Impuesto a las Ganancias, los dividendos distribuidos por sociedades extranjeras están sujetos al impuesto a las ganancias en Argentina con alícuotas del 5% al 35%.

Los dividendos recibidos por personas físicas argentinas están sujetos a impuesto sobre la base de la percepción (método contable).

Cuando los dividendos no se consideren obtenidos en el marco de una relación laboral, dichos dividendos no estarán sujetos a las cargas sociales y el empleador no tendrá la obligación de retener los impuestos. Por lo tanto, en virtud de dicho entendimiento, deberán incluirse tales dividendos en la declaración de impuestos personal del empleado quienes deberán pagar los impuestos correspondientes.

Impuesto a las Ganancias al momento de la venta

Se aplicaría un impuesto del 15% a las rentas netas derivadas de la venta de acciones obtenidas por personas humanas residentes en Argentina. La base imponible de las ganancias de capital derivadas de la venta de acciones sería la diferencia entre el precio de venta y el costo de adquisición. Las ganancias de capital percibidas por los empleados por la venta de acciones no deben considerarse como ingresos imponibles bajo una relación laboral. Por lo tanto, el empleador no debe practicar retenciones sobre tales ingresos, y éstos no estarían sujetos a las cargas sociales en Argentina. Las ganancias de capital deben ser incluidas en la declaración de impuestos personal del empleado y los impuestos serán pagados en consecuencia, según corresponda.

Impuesto sobre los Bienes Personales

Las personas humanas residentes en Argentina y las sucesiones indivisas allí radicadas están sujetas a un impuesto sobre el patrimonio por los bienes situados en la Argentina y en el exterior. Este impuesto grava los activos que posean al 31 de diciembre de cada año. La Argentina estableció un tratamiento fiscal más gravoso para los activos de los residentes argentinos ubicados en el extranjero (de 0,70 a 2,25%), a menos que se cumplan algunos requisitos, incluida una "repatriación" parcial de determinados activos. El umbral mínimo no imponible aplicable a las personas humanas y las sucesiones indivisas radicadas en Argentina para los períodos fiscales de 2019 en adelante es de $ 2.000.000.

Por lo tanto, si usted tiene activos (incluyendo acciones) cuyo valor excede los montos correspondientes, puede estar alcanzado por el Impuesto sobre los Bienes Personales.

Impuesto sobre los Débitos y Créditos

La utilización de cuentas bancarias argentinas desencadenaría la incidencia del impuesto sobre los débitos y créditos. La tasa general del impuesto es del 0,6% aplicable a cada crédito y débito, mientras que ciertos pagos realizados por entidades financieras locales pueden estar sujetos a dicho impuesto a una tasa del 1,2%. Las cuentas bancarias de los empleados están exentas de este impuesto.

Impuesto de Sellos

Además, podrá aplicarse el impuesto de sellos cuando, en el marco de una operación onerosa, se haya suscrito un instrumento relevante para dicho impuesto, aunque no deberá aplicarse el Impuesto de Sellos si se utiliza el mecanismo de la carta -oferta siempre que el método de ejecución cumplimente a los parámetros de la jurisprudencia de la Corte Suprema de Justicia de la Nación. Además, según la jurisdicción pertinente y la naturaleza de la operación, pueden aplicarse exenciones. Por lo tanto, los acuerdos escritos (incluidos los documentos previstos en la Oferta y los contratos de compraventa de acciones) podrían estar sujetos al Impuesto de Sellos en una o más jurisdicciones argentinas, dependiendo de dónde se ejecute o dónde surta efectos.

Observaciones adicionales

A los efectos del impuesto sobre los ingresos brutos (que es un impuesto recaudado por las distintas provincias de Argentina y por la Ciudad de Buenos Aires) los empleados deberán remitirse además a las reglamentaciones tributarias locales pertinentes para evaluar los eventuales impactos, en particular, los relativos a las operaciones de las que podrían derivarse ingresos no relacionados con la relación laboral.

Le sugerimos que consulte con su asesor fiscal, contable y jurídico para determinar las consecuencias fiscales que tiene para usted en particular la presente Oferta, así como cualquier otra implicación en su participación en la misma.

¿Tendré algún derecho o beneficio con respecto a los Derechos a un Valor Fijo y las RSU Existentes que ofrezca para su intercambio bajo esta Oferta?

No. Los Derechos a un Valor Fijo y RSU existentes ofrecidos y aceptados para su intercambio en esta Oferta serán cancelados, y usted ya no tendrá ningún derecho o beneficio bajo esos Derechos a un Valor Fijo y RSU existentes. Ver "La Oferta de Intercambio - Entrega de Derechos a un Valor Fijo, RSU existentes".

Si ofrezco mis Derechos a un Valor Fijo o RSUs Existentes en esta Oferta, ¿podré recibir otras adjudicaciones de RSUs de Qualtrics antes de recibir mis RSUs de Qualtrics?

Es nuestra intención conceder a los empleados RSUs de Qualtrics periódicamente como parte del programa de compensaciones habitual de Qualtrics. Es nuestra intención otorgar RSUs de Qualtrics a los empleados periódicamente como parte del programa de compensaciones habitual de Qualtrics. Los Empleados elegibles para participar en esta Oferta continuarán siendo elegibles para recibir RSUs de Qualtrics adicionales como parte del programa de compensaciones general de Qualtrics.

¿Qué sucede si esta Oferta no se consuma?

En caso de que SAP y Qualtrics no acepten ninguno de los Derechos de Valor Fijo o RSUs Existentes ofrecidos para su intercambio, usted conservará todos sus Derechos a un Valor Fijo o RSUs Existentes actuales y no recibirá los RSUs de Qualtrics. Sus Derechos a un Valor Fijo y RSUs Existentes no sufrirán modificaciones y permanecerán pendientes de pago de conformidad con los términos y condiciones vigentes, incluyendo el programa de adquisición de derechos.

¿Cuándo vence la presente Oferta? ¿Puede prorrogarse esta Oferta?

Esta Oferta vence el 27 de enero de 2021, a las 2:00 p.m., Hora del Este, salvo que sea prorrogada por nosotros.

Nosotros y SAP podemos, a nuestra exclusiva discreción, prorrogar el plazo de esta Oferta en cualquier momento. La intención de SAP y Qualtrics es prorrogar esta Oferta si la Declaración de Registro de la OPI o la Declaración de Registro de la Oferta de Intercambio no fuera declarada válida previo al vencimiento de la presente Oferta. En caso de que esta Oferta sea prorrogada, deberá notificarse debidamente a más tardar el siguiente día hábil a las 9:00 a.m., Hora del Este, posterior a la Fecha de Vencimiento. Ver “La Oferta de Intercambio—Prórroga; Finalización; Enmiendas.”

¿Cómo ofrezco mis Derechos a un Valor Fijo y RSUs Existentes para su intercambio en esta Oferta?

Para poder ofrecer válidamente los Derechos a un Valor Fijo y RSU existentes para su intercambio en esta Oferta, debe elegir ofrecer en línea en la Fecha de Vencimiento, antes de las 2:00 p.m., Hora del Este, en, a través del Sitio de Elección del Programa de Intercambio de SAP—Qualtrics en https://web.lumiagm.com/235214418.

SAP y Qualtrics se reservan el derecho de rechazar cualquiera o todos los ofrecimientos de Derechos a un Valor Fijo y RSU existentes cuando consideren que no se encuentran realizados en forma apropiada o que su aceptación es ilegal. SAP y Qualtrics se reservan el derecho de rechazar cualquiera o todos aquellos ofrecimientos de Derechos a un Valor Fijo y RSU existentes que, a su exclusivo criterio, no se encuentren realizados en forma apropiada o que su aceptación resulte ilegal. SAP y Qualtrics pretenden aceptar todos los Derechos a un Valor Fijo y las RSUs Existentes que se ofrezcan de manera apropiada y oportuna para su intercambio siempre que no sean válidamente retiradas. Ver "La Oferta de Intercambio - Ofrecimiento adecuado de Derechos a un Valor Fijo o RSU Existentes" y "La Oferta de Intercambio - Derechos de Retiro".

¿Durante qué período de tiempo puedo retirar los Derechos a un Valor Fijo y las RSUs Existentes previamente ofrecidos?

Puede retirar todos (pero nunca una cantidad inferior a la que posea) los Derechos a un Valor Fijo y las RSUs Existentes que haya ofrecido para su intercambio en cualquier momento previo a la Fecha de Vencimiento. Para retirar los Derechos a un Valor Fijo y las RSUs Existentes ofrecidos para el intercambio, debe cambiar en línea su opción de ofrecer a través del Sitio de la Elección del Programa de Intercambio de SAP-Qualtrics en https://web.lumiagm.com/235214418.

Una vez que haya retirado los Derechos a un Valor Fijo y las RSUs Existentes previamente ofrecidos, podrá volver a ofrecer los Derechos a un Valor Fijo y las RSUs Existentes para su intercambio previo a la fecha y hora del vencimiento de la Oferta con solo seguir nuevamente los procedimientos de ofrecimiento para intercambio descritos en este Prospecto-Oferta de Intercambio. Véase "La Oferta de Intercambio-Oferta de Derechos a un Valor Fijo y RSUs Existentes" y "La Oferta de Intercambio-Derechos de Retiro".

¿Puedo cambiar de opinión y optar por no ofrecer mis Derechos a un Valor Fijo y las RSUs Existentes después de hacer mi opción en el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics?

Sí. Si ha hecho una opción para ofrecer sus Derechos a un Valor Fijo y RSUs Existentes en el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics y quiere retirar todos los Derechos a un Valor Fijos y RSUs Existentes que marcó para ofrecer en el Sitio de Elección del Programa de Intercambio de SAP-Qualtrics, puede retirar el ofrecimiento de dichos Derechos a un Valor Fijo y RSUs Existentes cambiando su opción en línea a través del Sitio de la Elección del Programa de Intercambio de SAP-Qualtrics en https://web.lumiagm.com/235214418 previo al momento en que esta Oferta expire. Sólo puede ofrecer para su intercambio la totalidad de los Derechos a un Valor Fijo y las RSUs Existentes que estén pendientes de pago y solo puede retirar la totalidad de los Derechos a un Valor Fijo y las RSUs Existentes que haya ofrecido anteriormente para su intercambio. Si usted decide ofrecer o retirar algunos pero no todos los Derechos a un Valor Fijo y las RSUs Existentes, SAP y Qualtrics pueden, a su exclusiva discreción, concluir que usted ha elegido ofrecer para el intercambio todos o ninguno de sus Derechos a un Valor Fijo y RSUs Existentes pendientes de pago.

Ver "La Oferta de Intercambio - Licitación Apropiada de Derechos a un Valor Fijo y RSUs Existentes" y "La Oferta de Intercambio - Derechos de Retiro".

¿Cuándo recibiré mis RSUs de Qualtrics?

Si usted participó en el intercambio, recibirá una notificación nuestra tan pronto como sea posible después de aceptamos los Derechos a un Valor Fijo y las RSUs Existentes que haya ofrecido anteriormente para su intercambio indicando la cantidad de Derechos a un Valor Fijo y RSUs Existentes que usted ofreció y que fueron aceptadas para el intercambio, así como la cantidad de RSUs de Qualtrics que recibirá de conformidad con el intercambio. Ver "La Oferta de Intercambio - Entrega de RSUs de Qualtrics".

¿Qué piensan Qualtrics, SAP y sus respectivos directores de esta Oferta?

Aunque el Directorio de Qualtrics ha aprobado esta Oferta, a la luz de las circunstancias únicas de cada uno de los Empleados Elegibles, así como de los riesgos asociados con esta Oferta descritos en este Prospecto-Oferta de Intercambio bajo "Factores de Riesgo", ni el Directorio, ni los funcionarios o empleados de Qualtrics ni de SAP hacen recomendación alguna sobre si usted debe o no ofrecer sus Derechos a un Valor Fijo y sus RSUs Existentes para el intercambio. Deberá decidir por su cuenta si ofrece sus Derechos a un Valor Fijo y sus RSUs Existentes para su intercambio. Para cuestiones relativas a las consecuencias fiscales u otras cuestiones relacionadas con la inversión, debe consultar con sus propios asesores jurídicos, contables, financieros y fiscales. Ver "La Operación - Razones de la Oferta".

¿El equipo directivo de Qualtrics ofrecerá sus adjudicaciones en esta Oferta?

Nuestro equipo directivo, incluyendo todos nuestros ejecutivos y nuestro fundador, nos han informado que tienen la intención de ofrecer para su intercambio todos sus Derechos a un Valor Fijo y sus RSUs Existentes pendientes de pago al 1 de febrero de 2021 en esta Oferta.

¿A quién puedo dirigirme en caso de tener dudas sobre mis Derechos a un Valor Fijo y RSUs Existentes o sobre la presente Oferta?

Para obtener información o asistencia adicional en relación con esta Oferta o para solicitar copias de los documentos de la Oferta y toda otra información incorporada por referencia en este Prospecto-Oferta de Intercambio, de forma gratuita, debe ponerse en contacto con el agente de información, D.F. King & Co., Inc. al (866) 340-7108 (sin cargo para Estados Unidos y Canadá), (212) 269-5550 (por cobrar) o Qualtrics@dfking.com (correo electrónico).

¿Cómo debo decidir si intercambiar o no mis Derechos a un Valor Fijo y RSUs Existentes?

SAP y Qualtrics entienden que ésta puede ser una decisión difícil. No hay garantías sobre el rendimiento futuro de Qualtrics, los precios futuros de las Acciones de Qualtrics, o el rendimiento futuro de SAP o los precios futuros de las Acciones de SAP. SAP y Qualtrics sugieren que consulte con su asesor financiero sobre los beneficios relacionados con el ofrecimiento de sus Derechos a un Valor Fijo y sus RSUs Existentes para el intercambio y la cancelación de acuerdo con esta Oferta o con su Derechos a un Valor Fijo y sus RSUs Existentes. Su participación en la Oferta es totalmente voluntaria y no tiene ningún impacto en su relación laboral, no constituye un derecho adquirido, y consiste únicamente en una expectativa de derecho a las adjudicaciones que eventualmente puedan surgir de la Oferta sujeta al cumplimiento de los requisitos exigidos.

Exhibit B

Australian Simple Disclosure Document

SECTION 1.	This Supplement
This document is an Australian supplement ("Supplement") dated 28 December 2020 which accompanies the Prospectus—Offer to Exchange ("US Prospectus") and should be read in conjunction with that document.
Capitalised terms in this Supplement which are not defined in it have the meaning given to those terms in the US Prospectus.
This Supplement is issued by Qualtrics International Inc. ("Qualtrics").
Any advice in this Supplement is of a general nature only. It does not take into account your objectives, financial situation and needs. The decision whether to participate in the exchange offer is yours to make having regard to your own particular circumstances and any independent advice you require. You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice if you have any queries as to the course of action you should follow having regard to your specific circumstances. We are not licensed to provide financial product advice in relation to the offer and we recommend that you read the US Prospectus and this Supplement in full before making a decision to exchange your Fixed Value Rights and/or your Existing RSUs (as applicable). No cooling-off regime applies in respect of the issue of the Qualtrics RSUs in exchange.
For additional information or assistance concerning this Offer or to request copies of the Offer documents and the other information incorporated by reference in this Prospectus—Offer to Exchange, without charge, you should contact the information agent, D.F. King & Co., Inc. at (866) 340-7108 (toll-free, U.S. & Canada), (212) 269-5550 (call collect) or Qualtrics@dfking.com (e-mail).

SECTION 2.	The Exchange Offer
(a)Wholesale client
You are receiving this document because you have been confirmed to be a ‘wholesale client’ under section 761G of the Corporations Act and you are eligible to receive an offer to exchange the Fixed Value Rights and/or the Existing RSUs that you currently hold for Qualtrics RSUs being issued in connection with the float of Qualtrics on NASDAQ in the United States of America.
(b)Exchange offer
The details of your current holdings of Fixed Value Rights and Existing RSUs (as applicable) that you hold and the Qualtrics RSUs that you are being offered in exchange are being separately confirmed online. You can at any time access current information about your Fixed Value Rights and Post-2018 Variable Awards by going to https://shareworks.solium.com/ and, at any time, you can access current information about your SAP Plan Awards via the SSO Link if you are logged in to the SAP network, by going to www.equateplus.com and using your EquatePlus user ID and password.
You are not required to pay any money if you accept the exchange offer but you will give up your current Fixed Value Rights and Existing RSUs (as applicable) and cease to hold them in order to receive and hold the Qualtrics RSUs issued on exchange for them.
There are no employment advantages or disadvantages related to whether or not you participate in the exchange offer.

If you wish to accept the offer you you must, prior to 2:00 p.m., Eastern Time, on the Expiration Date, make your election to tender online through the Election Site for the SAP—Qualtrics Exchange Program at https://web.lumiagm.com/235214418.
(c)Privacy
If you participate in the exchange offer, you authorise and consent to the use, collection and transfer of the personal information provided for the purposes and requirements of the Qualtrics RSUs including for the purposes of the Privacy Act 1988 (Cth). In particular, you consent to:
(i)    your tax file number (as provided to your employer) being provided to us and to the Australian Taxation Office and any other regulatory authorities as permitted under law; and
(ii)    the transfer of your personal information overseas, including to the United States of America, and to the use of the information by us and our agents for the purpose of administering the exchange and the issue of Qualtrics RSUs.

SECTION 3.	Offer Disclosures
Neither Qualtrics, SAP nor any of their directors or related entities guarantee the performance of the Qualtrics RSUs or the Qualtrics shares or any particular rate of dividends or capital return from, or increase in the shares of Qualtrics. Shares and Qualtrics RSUs are subject to investment risk, including a reduction in capital value.
Qualtrics is an American company and the price of its shares quoted on NASDAQ in the United States of America will be denominated in United States dollars and can go up or down. Movements in the A$/USD exchange rate will impact the value of Qualtrics shares and the Qualtrics RSUs.
The Qualtrics RSUs are not granted for the purpose of on sale and may not be sold or disposed of in any way (and security may not be granted over them) except in accordance the Qualtrics RSUs rules as set forth in the US Prospectus.
The Qualtrics RSUs are subject to the laws of the United States of America (which differs from Australian laws) and any dispute in relation to your Qualtrics RSUs must be made and enforced in the courts of the United States of America.

SECTION 4.	New awards are subject to Subdivision 83A-C of the Income Tax Assessment Act 1997
The new awards of Qualtrics RSUs are subject to Subdivision 83A-C of the Income Tax Assessment Act 1997 ("ITAA 1997").

SECTION 5.	Australian Taxation Information
(a)Introduction
This summary provides an overview of the key Australian income tax issues for employees who are granted Qualtrics RSUs and is based on the Australian income tax laws and practices of the Australian Taxation Office ("ATO") applicable as at 13 August 2020.
This taxation summary only applies in relation to employees who:
(i)    are Australian residents for tax purposes at all relevant times; and
(ii)    at the time of the grant of RSUs, are employed by Qualtrics or a subsidiary (as that term is defined in the Corporations Act 2001) of Qualtrics or are covered by section 83A-325 of the ITAA 1997.

The taxation summary below is a general description of how the Qualtrics RSUs are taxed. It does not take into account your personal circumstances. It does not constitute tax advice to you. You should consider obtaining your own tax advice in relation to your participation in the Plan.
(b)Taxation implications
(i)Exchange of existing awards and grant of the Qualtrics RSUs
No tax should be payable on the exchange of existing awards pursuant to the Offer. No tax is payable at the time the Qualtrics RSUs are allocated, as the Qualtrics RSUs should be eligible for tax deferral under the employee share scheme (ESS) provisions of the ITAA 1997.
(ii)Deferred taxing point
A deferred taxing point will occur under the ESS provisions at the earlier of:
(A)    When you receive the Qualtrics shares on vesting of the Qualtrics RSUs and the lifting of any sale restrictions. This will generally be at the start of the first trading window in accordance with the Company’s Trading Compliance Policy; and
(B)    cessation of employment to the extent you retain Qualtrics RSUs or shares on which you have not had an earlier taxing point (referred to as the deferred taxing point).
However, if you dispose of the shares within 30 days of the deferred taxing point, then you are required to include the net amount you receive on the disposal in your tax return for the income year in which the disposal occurs.
Soon after the end of each tax year, Qualtrics is required to provide you with a statement which will identify any amount to be included in your tax return for that year in respect of the Qualtrics RSUs. If you sold your shares within 30 days of the deferred taxing point there may be a difference between the sale proceeds and the amount Qualtrics notifies to the ATO.
(iii)Dividends
Dividends together with any attached foreign tax offsets you receive should be included in the tax return for the year in which you received the dividends. You will be entitled to a tax offset for the amount of any foreign tax offsets.
(c)On the disposal of the Shares
If you dispose of the Qualtrics shares outside of the 30 day period following the deferred taxing point then the capital gains tax rules will generally apply.
The amount that you first included in your tax return becomes your cost base in those Qualtrics shares for capital gains tax purposes. Any increase or decrease in value from that point on will be treated as a capital gain or capital loss in the year in which you dispose of the Qualtrics shares. If more than 12 months elapses between that first point and when the Qualtrics shares are disposed of then there will be a CGT discount on any capital gain after the utilisation of any losses, reducing the net capital gain by 50%.
Capital losses are not allowable as deductions. They can only offset capital gains. If there are insufficient capital gains in the year in which the capital loss is made, the unused part of the capital loss can be carried forward indefinitely to later years until there is a capital gain for it to be offset against.
Qualtrics will not be tracking the capital gain or loss for you. The onus is on you to correctly include the capital gain or loss in the tax return for the year in which the Qualtrics shares are sold.

(d)On cessation of employment
If you cease to be an employee of the Qualtrics prior to a deferred taxing point and you retain your Qualtrics RSUs/Shares, then a taxing point will arise at that time. The value of the Qualtrics RSUs at this date will need to be included in your tax return for the income year that you ceased employment. If the Qualtrics RSUs expire prior to vesting you are deemed to have never been granted the Qualtrics RSUs and can apply for a refund of tax paid in respect of the cessation of employment.
(e)Reporting and TFN withholding obligations
(i)Reporting obligations
Qualtrics is required to provide certain information to the ATO regarding the employee share schemes operated by the group. This information will allow the ATO to match the information supplied by Qualtrics to information contained in your personal income tax return.
The information Qualtrics must supply will include your name, address, Tax File Number (TFN) and the market value of Qualtrics’ Shares at the time a deferred taxing point arises.
Qualtrics is also required to provide information to you in respect of your Qualtrics RSUs.
(ii)Quotation of Tax File Numbers
The ESS provisions impose withholding tax on Qualtrics if you have not previously quoted your TFN to your employer by the time a taxing point occurs.

Exhibit C

Spanish Translation of the Colombia Terms and Conditions of the Offer to Exchange

SAP SE (“SAP”) y Qualtrics International Inc. (“Qualtrics” o la “Sociedad”), una filial de propiedad mayoritaria de SAP, están ofreciendo a los Empleados Elegibles (conforme a lo descrito a continuación) una oportunidad única de canjear (referido algunas veces como “ofrecer/oferta”) la totalidad de los Derechos de Valor Fijo en circulación de dichos empleados que serán transferidos el 1º de febrero de 1, 2021 o después de esta fecha, por las RSU (unidades accionarias restringidas) de Qualtrics, y a canjear todas las RSU Existentes de dichos empleados que serán transferidas el 1º de febrero de 1, 2021 o después de esta fecha, por RSU de Qualtrics. Qualtrics y SAP están haciendo la oferta en los términos y con sujeción a las condiciones establecidas en este Folleto-Oferta de Canje y en los Términos de Elección relacionados que están disponibles a través del Sitio de Elecciones para SAP — Qualtrics Exchange Program en https://web.lumiagm.com/235214418 y del agente de Informativo D.F. King & Co., Inc. al (866) 340-7108 (gratuito en EEUU y Canadá), (212) 269-5550 (por cobrar) o Qualtrics@dfking.com (correo electrónico) (en conjunto, con sus enmiendas y adiciones ocasionales, constituyen la “Oferta”). Los términos “Derechos de Valor Fijo,” “RSU Existentes” y “Qualtrics RSU” se encuentran definidos en la “Hoja de Resumen de Términos—Preguntas y Respuestas.” Las referencias en esta Oferta de Canje a “nosotros” y “nuestro” se refiere a Qualtrics, salvo que el contexto requiera algo distinto.

Para los fines de esta Oferta, “Empleados Elegibles” son los empleados y funcionarios ejecutivos de Qualtrics y sus filiales, y los empleados de SAP y sus filiales que prestan la mayoría de sus servicios como empleados de SAP a Qualtrics, que a la fecha de este documento poseen Derechos de Valor Fijo y RSU Existentes. Para poder seguir teniendo derecho a ofrecer Derechos de Valor Fijo y RSU Existentes para su canje y cancelación y recibir las RSU de Qualtrics de conformidad con esta Oferta, usted debe seguir siendo empleado de Qualtrics, sus filiales o SAP, en y a partir de la fecha de este documento y hasta el vencimiento de esta oferta a las 2:00 p.m., Hora del Este de enero 27, 2021, o en una fecha posterior en la que esta Oferta podrá ser extendida (dicha fecha, con su eventual extensión, la “Fecha de Vencimiento”) y en la fecha y hora de otorgamiento de las RSU de Qualtrics (dicha fecha y hora, la “Fecha de Otorgamiento”). La Fecha de Otorgamiento será la fecha en la que aceptemos los Derechos de Valor Fijo y RSU Existentes que han sido ofrecidos para canje en esta Oferta, o en una fecha próxima luego de la misma, que esperamos sea en la Fecha de Vencimiento o en una fecha próxima luego de la misma. Ver “La Oferta de Canje”.

Aunque es nuestra intención incluir a todos los Empleados Elegibles a nivel mundial, podremos excluir Empleados Elegibles si, por cualquier motivo, consideramos que su participación sería ilegal, inconveniente o impráctico bajo la legislación y normas locales. Además, nos reservamos el derecho de retirar la Oferta en cualquier jurisdicción. Si retiramos la Oferta en una jurisdicción, los participantes en dicha jurisdicción no podrán participar en la Oferta y cualquier intento de entregar Derechos de Valor Fijo y RSU Existentes no será aceptado.

La intención es que esta Oferta venza al tiempo con la Oferta Pública de Adquisición (la “OPA”) de acciones ordinarias Clase A de Qualtrics con un valor nominal de $0,0001 por acción (las “Acciones de Qualtrics”). Antes de la OPA, las Acciones de Qualtrics no han sido cotizadas en bolsa. Las Acciones de Qualtrics cuentan con la aprobación para ser cotizadas en NASDAQ Global Select Market ("NASDAQ") bajo el símbolo "XM.” Actualmente somos una filial de propiedad mayoritaria de SAP América, Inc. (“SAP América”), que es una filial de propiedad absoluta de SAP, y luego de esta OPA y esta Oferta, SAP América seguirá siendo nuestro accionista controlante. Luego de la OPA, tendremos dos clases de acciones ordinarias autorizadas: acciones ordinarias Clase A y acciones ordinarias Clase B. Inmediatamente después de la OPI, SAP tendrá en sus manos todas nuestras acciones ordinarias de Clase B, lo que representa cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación (o cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación si los suscriptores ejercen en su totalidad su opción de sobreasignación). En tanto que SAP siga controlando más del 50% del poder de voto combinado de las acciones ordinarias, SAP podrá dirigir la elección de todos los miembros de la junta directiva y, siempre que SAP posea de manera beneficiosa al menos el 20% del total de las acciones en circulación de las acciones ordinarias, el voto afirmativo previo o el consentimiento por escrito de SAP se requerirá para determinadas acciones corporativas, incluidas las determinaciones con respecto a fusiones u otras combinaciones comerciales que nos involucran, la adquisición o disposición de activos, el endeudamiento, la emisión de acciones ordinarias adicionales u otros valores de capital, y el pago de dividendos con respecto a las acciones ordinarias. De manera similar, SAP tendrá el poder de determinar asuntos sometidos a votación de los accionistas sin el consentimiento de otros accionistas, tendrá el poder de prevenir un cambio en el control y tendrá el poder de tomar otras acciones que puedan ser favorables a SAP, incluso mediante consentimiento por escrito sin una reunión y sin previo aviso a otros accionistas. Como consecuencia, la participación controladora de SAP puede desalentar un cambio de control que los tenedores de las acciones ordinarias de Clase A puedan favorecer. Si SAP transfiere acciones de las acciones ordinarias de Clase B a una parte que no sea propiedad de SAP antes de ocurrir una Distribución, esas acciones se convertirían automáticamente en acciones ordinarias de Clase A.

SAP no está sujeta a una obligación contractual de retener alguna de sus acciones ordinarias, excepto que haya acordado no vender ni disponer de las acciones ordinarias durante un período de 180 días a partir de la fecha del prospecto que forma parte de la Declaración de registro de la OPI sin el consentimiento previo por escrito de los representantes de los suscritores.

Invertir en nuestras acciones ordinarias Clase A o en las unidades accionarias restringidas convertibles a nuestras acciones ordinarias Clase A implica riesgos. Ver “Factores de Riesgo” en la página 19 en el Folleto-Oferta de Canje.

Ni la Comisión de Bolsa y Valores ni ninguna comisión de valores estatal ha aprobado o desaprobado estos valores ni determinado si este Folleto—Oferta de Canje es veraz o completo. Cualquier declaración en sentido contrario constituye un delito.

El
Agente de Canje de esta Oferta será:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
(718) 921-8200

El Agente Informativo de esta Oferta será:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Tel: (866) 340-7108 (gratuito en EEUU y Canadá)
(212) 269-5550 (por cobrar)
Correo electrónico: Qualtrics@dfking.com

diciembre 28, 2020

HOJA DE RESUMEN DE TÉRMINOS—PREGUNTAS Y RESPUESTAS

La siguiente hoja con el resumen de términos se encuentra en formato de pregunta y respuesta y se proporciona para responder algunas de las preguntas que puede tener sobre esta Oferta. Lo invitamos a leer cuidadosamente el resto de este Folleto—Oferta de Canje y los Términos de Elección, ya que la información del resumen no es completa, además de que el Folleto—Oferta de Canje y los Términos de Elección anexa contienen otra información adicional importante. Hemos incluido referencias a las secciones relevantes del Folleto—Oferta de Canje para que pueda encontrar una descripción completa de los temas tratados en este resumen.

¿Cuáles son algunos términos clave usados en esta Oferta?

Los siguientes términos clave se relacionan con adjudicaciones con los que cuenta actualmente y sobre los que podrá hacer una oferta como parte de esta Oferta:

•“Derecho de Valor Fijo” significa (x) un derecho otorgado por Qualtrics antes de enero 1, 2018, que actualmente está representado por el derecho de valor fijo a recibir una suma en efectivo igual a $34,9968272 o (y) un derecho otorgado por Qualtrics, que ahora está representado por el derecho de valor fijo a recibir una suma en efectivo igual a $34,9968272, menos el precio de ejercicio o ejecución aplicado al derecho al momento del otorgamiento en cada caso que sea transferido en febrero 1, 2021 o partir de dicha fecha.

•"Adjudicación Variable Pos-2018" significa un derecho otorgado por Qualtrics en enero 1, 2018 o después, que actualmente está representado por el derecho a recibir una suma en efectivo que está ligada al valor de la Acción de SAP en la fecha de transferencia aplicable.

•“Adjudicación del Plan SAP" significa el derecho otorgado por SAP como parte del "Plan Move SAP " o el "Plan Grow SAP " a recibir una suma en efectivo que está ligada al valor de la Acción de SAP en la fecha de transferencia aplicable.

•“RSU Existentes” son las Adjudicaciones Variables Pos-2018 y las Adjudicaciones del Plan SAP.
Los siguientes términos clave se relacionan con las adjudicaciones que usted recibirá si opta por presentar una oferta sobre sus Derechos de Valor Fijo y las RSU Existentes:

•“Plan 2021” significa el Plan General de Participación Accionaria para Empleados de Qualtrics International Inc. para 2021.

•“RSU de Qualtrics” que usted recibirá a cambio de sus Derechos de Valor Fijo y las RSU Existentes ofrecidos, se refiere al derecho de recibir acciones de Qualtrics en el futuro, con sujeción a ciertas condiciones para su transferencia y otros términos y condiciones establecidos en el Plan 2021, el acuerdo de adjudicaciones aplicable y otros acuerdos relevantes y documentos normativos.

¿Por qué SAP y Qualtrics están organizando esta Oferta?

Históricamente, SAP ha otorgado Adjudicaciones del Plan SAP a sus empleados, incluyendo empleados de Qualtrics y sus filiales, como un componente clave de la compensación a los empleados para alinear los intereses de los empleados y accionistas de SAP y aumentar el valor para los accionistas de SAP. Luego de la OPA, Qualtrics estará en capacidad de unir de forma más directa los incentivos de los empleados de Qualtrics con sus resultados, y proporcionar a los empleados de Qualtrics y sus subsidiarias un incentivo que esté más cercano para aumentar el valor para los accionistas de Qualtrics. Por esto, SAP y Qualtrics están organizando esta Oferta, para permitir que los Empleados Elegibles puedan canjear sus Derechos de Valor Fijo y RSU Existentes por RSU de Qualtrics de

manera que puedan retener, en términos generales, los términos y el valor intrínseco de las adjudicaciones. Esta Oferta fue organizada con fines compensatorios como medio para retener y motivar a los empleados de Qualtrics y sus filiales e incentivar a los empleados a que permanezcan al servicio de Qualtrics, permitiéndoles que participen del valor que generan en Qualtrics a partir de la fecha de OPA. Ver “La Transacción—Razones de la Oferta.”

¿Qué adjudicaciones estamos ofreciendo canjear?

SAP y Qualtrics están ofreciendo a los Empleados Elegibles la oportunidad única de canjear todos sus Derechos de Valor fijo y RSU Existentes ser transferidas en febrero 1, 2021 y de ahí en adelante por RSU de Qualtrics. Ver la “Oferta de Canje-Términos de la Oferta de Canje.”

¿Quién puede participar en esta Oferta?

Los Empleados Elegibles a la fecha de este Folleto-Oferta de Canje, que posean Derechos de Valor Fijo y RSU Existentes y sigan siendo Empleados Elegibles hasta el vencimiento de esta Oferta y en la Fecha de Otorgamiento, pueden participar en esta Oferta. Aunque es nuestra intención incluir a todos los Empleados Elegibles a nivel mundial, podremos excluir Empleados Elegibles si, por cualquier motivo, consideramos que su participación sería ilegal, inconveniente o impráctico bajo la legislación y normas locales. Además, nos reservamos el derecho de retirar la Oferta en cualquier jurisdicción. Ver la “Oferta de Canje-Términos de la Oferta de Canje”.

¿Cuáles son las condiciones de esta Oferta?

Completar el canje de los Derechos de Valor Fijo y RSU Existentes está sujeto a varias condiciones, las cuales incluyen, por ejemplo, que la SEC declare efectivas la Declaración de Registro de la Oferta de Canje y la Declaración de Registro de la OPA. Estas, y otras condiciones, se encuentran descritas en su totalidad en la Oferta de Canje-Condiciones para Completar la Oferta.” Esta Oferta no está sujeta a la aprobación de los accioneistas de SAP o Qualtrics y no depende de un número mínimo de Derechos de Valor Fijo y RSU Existentes ofrecidos.

Si opto por ofrecer Derechos de Valor Fijo y RSU Existentes para canje, ¿esto afectará otros componentes de mi compensación?

No.

¿Cómo puedo averiguar cuántos Derechos de Valor Fijo y RSU Existentes tengo?

Favor referirse al Portal de Elección del Programa de Canje de SAP—Qualtrics en https://shareworks.solium.com/, que le mostrará sus Derechos de Valor Fijo y RSU Existentes. Además, podrá acceder en cualquier momento a información actualizada sobre sus Derechos de Valor Fijo y Adjudicaciones Variable Pos-2018 visitando https://shareworks.solium.com/ y, en cualquier momento puede acceder a información actualizada de su Adjudicación del Plan SAP vía el enlace SSO, si se encuentra registrado en la red SAP, ingresando a www.equateplus.com y usando su usuario y contraseña EquatePlus.

¿Cuántas RSU de Qualtrics recibiría a cambio de mis RSU Existentes ofrecidas?

No es posible saber exactamente cuántas RSU de Qualtrics recibiría a cambio de sus RSU Existentes ofrecidas antes del vencimiento de esta Oferta. Si usted cumple los requisitos de elegibilidad para empleados y sus RSU Existentes han sido debidamente ofrecidas y aceptadas para canje, usted tendrá derecho a recibir RSU de Qualtrics convertibles a un número de Acciones de Qualtrics basado en la Tasa de Canje o Intercambio, la cual será determinada cuando se fije el precio de la OPA de Qualtrics. Usted no podrá retirar sus RSU Existentes una vez la Tasa de Canje o Intercambio haya sido determinada.

El número de Acciones de Qualtrics sujeto a las RSU de Qualtrics que usted recibiría en esta Oferta a cambio de sus RSU Existentes, será fijado multiplicando el número de RSU Existentes ofrecidas por usted, por la Tasa de

Canje o Intercambio. El número de RSU de Qualtrics que usted recibirá en esta Oferta será redondeado al número entero de acciones más cercano por debajo. Igualmente, las RSU de Qualtrics no serán otorgadas en acciones fraccionadas, y usted no será compensado por cualesquiera acciones fraccionadas que pudiera haber recibido. Ver “Oferta de Canje—Número de RSU de Qualtrics a ser Emitidos en Canje.”

¿Cuántas RSU de Qualtrics voy a recibir a cambio de mis Derechos de Valor Fijo ofrecidos?

No es posible saber exactamente cuántas RSU de Qualtrics usted recibiría a cambio de sus Derechos de Valor Fijo antes del vencimiento de esta Oferta. Si usted cumple los requisitos de elegibilidad para empleados y sus Derechos de Valor Fijo han sido debidamente ofrecidos y aceptados para canje, usted tendrá derecho a recibir RSU de Qualtrics basadas en el Cociente de Canje o Intercambio, el cual será determinado cuando se fije el precio de la OPA de Qualtrics. Usted no podrá retirar sus Derechos de Valor Fijo una vez el Cociente de Canje o Intercambio haya sido determinado.

El número de Acciones de Qualtrics ligado a las RSU de Qualtrics que usted recibiría en esta Oferta a cambio de sus Derechos de Valor Fijo será igual al Cociente de Canje o Intercambio. El número de RSU de Qualtrics que usted recibirá en esta Oferta será redondeado al número entero de acciones más cercano por debajo. Igualmente, las RSU de Qualtrics no serán otorgadas en acciones fraccionadas, y usted no será compensado por cualesquiera acciones fraccionadas que pudiera haber recibido. Ver “Oferta de Canje—Número de RSU de Qualtrics a ser Emitidos en Canje.”

¿Qué es el VWAP?

VWAP es el precio medio ponderado por volumen por acción de SAP en Xetra en los últimos cinco días hábiles bursátiles completos (calculados como el promedio (media aritmética) del VWAP en esos cinco días) antes de la Fecha de Vencimiento durante el período que inicia a las 9:00 a.m., Hora Central Europea (o cualquier otra hora que sea la apertura oficial de operaciones en Xetra en la fecha aplicable) y finalizando a las 5:30 p.m., Hora Central Europea (o cualquier otra hora que sea el cierre oficial de operaciones en Xetra en la fecha aplicable), de acuerdo a lo reportado por Bloomberg Financial LP, y en cada caso, convertido a una tasa de canje o intercambio igual a la tasa de canje vigente al momento de la última venta reportada de Acciones de SAP en Xetra en la fecha en la que se reporta el VWAP. Esto significa que si la Fecha de Vencimiento es enero 27, 2021, el VWAP sería calculado usando el promedio (media aritmética) del precio medio ponderado por volumen por acción de SAP el 20 de enero de 2021, el precio medio ponderado por volumen por acción de SAP en enero 21, 2021, el precio medio ponderado por volumen por acción de SAP en 22, 2021, precio medio ponderado por volumen por acción de SAP en 25, 2021 y el precio medio ponderado por volumen por acción de SAP en enero 26, 2021, convertido en cada caso a una tasa de canje o intercambio que será la tasa de canje vigente al momento de la última venta reportada de Acciones de SAP en Xetra en la fecha en la que se reporta el VWAP.

¿Cómo se calcula la Tasa de Canje o Intercambio?

La Tasa de Canje o Intercambio que será usada para convertir sus RSU Existentes, será expresada como una fracción. Su numerador será el VWAP y el denominador será el Precio de la OPA. Por ejemplo, si el VWAP fuera $126,50 y el Precio de la OPA fuera $22, la Tasa de Canje o Intercambio sería 5,75, y si usted ofreciera 1.000 RSU Existentes, recibiría 5.750 RSU de Qualtrics con el mismo (sujeto a los efectos del redondeo para valores fraccionales) valor intrínseco total en el canje. Ver “Oferta de Canje—Número de RSU de Qualtrics a ser Emitidos en Canje.”

¿Cómo se calcula el Cociente de Canje o Intercambio?

El Cociente de Canje o Intercambio que será usado para convertir sus Derechos de Valor Fijo, será expresado como una fracción. Su numerador será el valor en efectivo de sus Derechos de Valor Fijo y el denominador será el Precio de la OPA. Por lo tanto, si usted tiene Derechos de Valor Fijo por un valor total de $2.200 y el Precio de la OPA es $22, el Cociente de Canje o Intercambio será 100 y usted recibirá 100 RSU de Qualtrics con el mismo con el mismo (sujeto a los efectos del redondeo para valores fraccionales) valor intrínseco total en el canje. Ver “Oferta de Canje—Número de RSU de Qualtrics a ser Emitidos en Canje.”

¿Dónde puedo consultar los precios vigentes e Información de la Tasa de Canje o Intercambio durante el Periodo de la Oferta?

Usted no sabrá el número exacto de RSU de Qualtrics que va a recibir a cambio de los Derechos de Valor Fijo y las RSU Existentes ofrecidos hasta el vencimiento de esta Oferta, cuando la Tasa de Canje o Intercambio definitiva haya sido calculada (aproximadamente a las 5:30 p.m., Hora del Este en la Fecha de Vencimiento). Sin embargo, usted podrá acceder a cierta información actualizada con respecto al precio en el Portal de Elección del Programa de Canje de SAP—Qualtrics https://web.lumiagm.com/235214418. Cada día, a partir de diciembre 28, 2020, y finalizando enero 19, 2021, después del cierre bursátil de Xetra, el Portal de Elección del Programa de Canje de SAP—Qualtrics será actualizado para reflejar lo que sería el VWAP si ese día fuera el último día bursátil antes de la Fecha de Vencimiento y lo que sería la Tasa de Canje o Intercambio basada en el VWAP (asumiendo que el Precio de la OPA es igual al punto medio del rango del precio de oferta inicial estimado reflejado en la Declaración de Registro de la OPA).

Durante los últimos cinco días hábiles bursátiles completos de esta Oferta, el Portal de Elección del Programa de Canje SAP—Qualtrics mostrará el cálculo permanentemente, aproximadamente a las 9:30 a.m, 10:30 a.m. y 11:30 a.m., Hora del Este, del VWAP real y la Tasa de Canje o Intercambio en ese momento (asumiendo que el Precio de la OPA es igual al punto medio del rango del precio de oferta inicial estimado reflejado en la Declaración de Registro de la OPA). Por lo tanto, al quinto día hábil bursátil completo antes de la Fecha de Vencimiento de esta Oferta (el primer día del período de cálculo), el VWAP diario real de las Acciones de SAP durante la porción vencida de ese primer día será usado en el cálculo, y en el último día hábil bursátil completo antes de la Fecha de Vencimiento, el cálculo usará el promedio del VWAP diario de las Acciones de SAP para los cuatro días bursátiles previos y el VWAP diario real durante la porción vencida de este último día hábil bursátil. El Portal de Elección del Programa de Canje de SAP—Qualtrics será actualizado aproximadamente a las 9:30 a.m, 10:30 a.m. y 11:30 a.m., Hora del Este, durante el período de cálculo de cinco días, y el VWAP definitivo, sujeto a la extensión de esta Oferta, será publicado aproximadamente a las 11:30 a.m., Hora del Este, el día antes de la Fecha de Vencimiento. Ver “Oferta de Canje—Número de RSU de Qualtrics a ser Emitidos en Canje.”

¿Cuándo podré averiguar la Tasa de Canje o Intercambio y el Cociente de Canje o Intercambio?

Después de las 5:30 p.m., Hora del Este, una vez vencida la Oferta en la Fecha de Vencimiento, el Portal de Elección del Programa de Canje de SAP—Qualtrics será actualizado con la Tasa de Canje o Intercambio y el Precio de OPA definitivos (que serán usados para determinar el Cociente de Canje o Intercambio). También publicaremos un comunicado de prensa anunciando el VWAP, el Precio de OPA y para los fines de las RSU Existentes, la Tasa de Canje o Intercambio y SAP y Qualtrics presentarán a la SEC una modificación a la Declaración de Oferta de Adquisición en el Anexo TO que fue presentada originalmente ante la SEC en diciembre 28, 2020 (con sus enmiendas o adiciones ocasionales, el “Anexo TO”) junto con este comunicado de prensa. El Anexo TO estará disponible en la página web de la SEC, http://www.sec.gov. Dado que la Tasa de Canje o Intercambio será calculada una vez vencida esta Oferta, usted no podrá retirar los Derechos de Valor Dijo o RSU Existentes ofrecidos una vez la Tasa de Canje o Intercambio ha sido calculada.

¿Debo ofrecer Derechos de Valor Fijo o RSU Existentes para canje en esta Oferta?

No. Ofrecer sus Derechos de Valor Fijo o RSU Existentes para canje en esta Oferta es decisión solo suya y es completamente voluntario.

¿Qué ocurre con los Derechos de Valor Fijo o RSU Existentes que no ofrezco o que no son aceptados para canje en esta Oferta?

Nada. Si usted opta por no ofrecer ningún Derecho de Valor Fijo o RSU Existente, o si sus Derechos de Valor Fijo o RSU Existentes no son aceptados, sus Derechos de Valor Fijo y RSU Existentes seguirán en circulación y serán pagados conforme a sus términos vigentes. Cualesquiera RSU Existentes que sea una adjudicación del Plan SAP, seguirán sujetos a los términos del “Plan Move SAP” o “Plan Grow SAP” de conformidad con los términos de la adjudicación aplicable.

Si opto por ofrecer Derechos de Valor Fijo y RSU Existentes para canje en esta Oferta, ¿Tengo que ofrecer todos mis Derechos de Valor Fijo y RSU Existentes?

Sí. Para poder ofrecer Derechos de Valor Fijo o RSU Existentes usted deberá ofrecer todos los Derechos de Valor Fijo o RSU Existentes en circulación sobre la base de “todo o nada”. SAP y Qualtrics no aceptarán (x) ofertas parciales de Derechos de Valor Fijo o RSU Existentes u (y) ofertas de un tipo de adjudicación sin que se ofrezca el otro. Ver “Oferta de Canje—Términos de la Oferta de Canje.”

¿Los términos y condiciones del mis RSU de Qualtrics serán los mismos de los Derechos de Valor Fijo y RSU Existentes que ofrezca?

No. Las RSU de Qualtrics son un tipo de adjudicación distinto a los Derechos de Valor Fijo o RSU Existentes, ambos de los cuales se pagan en efectivo. Las RSU de Qualtrics es el derecho a recibir Acciones de Qualtrics en el futuro. Por lo tanto, a diferencia de los Derechos de Valor Fijo, pero similar a las RSU Existentes en relación con las acciones de SAP, las RSU de Qualtrics tendrán un valor igual al precio actual de ese momento de una Acción de Qualtrics. Una vez le sean entregadas las Acciones de Qualtrics sujetas a las RSU de Qualtrics después de que éstas han sido transferidas, usted podrá, bien sea, guardarlas como acciones o venderlas por dinero. Le recomendamos que consulte con su propio asesor tributario las implicaciones tributarias locales, estatales y nacionales de conservar o de vender dichas Acciones de Qualtrics. Además, sus RSU de Qualtrics estarán sujetas a los términos y condiciones del Plan 2021, el acuerdo de adjudicaciones aplicable y otros acuerdos aplicables y documentos normativos. Ver “Compensación Ejecutiva—Planes de Compensación en Acciones—Compensación en Acciones de acuerdo a la OPA -Plan General de Participación Accionaria para Empleados de Qualtrics para 2021.”

¿Cuándo me serán transferidas las RSU de Qualtrics?

Si usted ofreció Derechos de Valor Fijo y RSU Existentes, y no es un funcionario ejecutivo de Qualtrics, sus RSU de Qualtrics seguirán siendo transferidas según el cronograma de transferencia de Derechos de Valor Fijo o RSU Existentes que las reemplazan. Ver “Oferta de Canje—Términos de la Oferta de Canje.”

Ejemplo 1. Derechos de Valor Fijo. Asuma que un Empleado Elegible opte por canjear un Derecho de valor Fijo con un valor de $2.200 cuya transferencia estaba programada de acuerdo al siguiente cronograma: $733 pagaderos en abril 1, 2021, $733 pagaderos en abril 1, 2022 y $734 pagaderos en abril 1, 2023. Asuma que el Empleado Elegible ofrezca el Derecho de Valor Fijo y el Precio de la OPA es $22. Siempre que el Empleado Elegible siga siendo empleado nuestro o de SAP, según sea el caso, en cada fecha de transferencia relevante, el cronograma de transferencia de las RSU de Qualtrics será como sigue: 33 RSU de Qualtrics en abril 1, 2021, 33 RSU de Qualtrics en abril 1, 2022 y 34 RSU de Qualtrics en abril 1, 2023.

Ejemplo 2: RSU Existentes. Asuma que un Empleado Elegible opte por canjear 300 RSU Existentes cuya transferencia estaba programada de acuerdo al siguiente cronograma: 100 RSU Existentes en marzo 10, 2021, 100 RSU Existentes en marzo 10, 2022 y 100 RSU Existentes en marzo 10, 2023. Asuma que el Empleado Elegible ofrezca las 300 RSU Existentes y, teniendo en cuenta la Tasa de Canje o Intercambio, recibe 1.725 RSU de Qualtrics. Siempre que el Empleado Elegible siga siendo empleado nuestro o de SAP, según sea el caso, en cada fecha de transferencia relevante, el cronograma de transferencia de las RSU de Qualtrics será como sigue: 575 RSU de Qualtrics en marzo 10, 2021, 575 RSU de Qualtrics en marzo 10, 2022 y 575 RSU de Qualtrics en marzo 10, 2023.

Si usted es un funcionario ejecutivo de Qualtrics, sus RSU de Qualtrics seguirán siendo transferidas conforme al cronograma de transferencia de los Derechos de Valor Fijo o RSU Existentes, salvo que cualesquiera RSU de Qualtrics que fueran a ser transferidas en el período de 90 días siguiente a la OPA serían canceladas en el día 91 después de la OPA.

¿Cómo serán entregadas las Acciones de Qualtrics que reciba con la transferencia de las RSU de Qualtrics?

Con la transferencia de sus RSU de Qualtrics, usted podrá confirmar el recibo de sus Acciones de Qualtrics ingresando a https://shareworks.solium.com/.

Si las RSU de Qualtrics que recibo en canje en la transferencia y las acciones correspondientes de Qualtrics me son entregadas, ¿podré vender libremente las Acciones Qualtrics que reciba?

Es la intención de Qualtrics presentar una declaración de registro en el Formulario S-8 para que las Acciones de Qualtrics ligadas a las RSU de Qualtrics sean libremente negociables, exceptuando las acciones emitidas a cualquier Empleado Elegible que pudiera ser considerado una “filial” de Qualtrics para los fines de la Regla 144 de la Ley de Valores de 1933 y sus enmiendas (la "Ley de Valores") que estarán sujetas a algunas restricciones de negociabilidad impuestas por dicha Regla 144. Las personas clasificadas como filiales de Qualtrics incluyen personas o entidades que controlan, son controladas por, o están bajo control común con Qualtrics y podrán incluir funcionarios ejecutivos, directores y accionistas con participación significativa en Qualtrics. Ver "Acciones Elegibles para Venta Futura—Regla 144." Además, la venta de Acciones de Qualtrics ligadas a las RSU de Qualtrics, podrá estar sujeta a períodos de restricción de negociaciones bursátiles y a la política de tráfico de información privilegiada de Qualtrics.
¿Tendré que pagar impuestos si canjeo mis Derechos de Valor Fijo y RSU Existentes en esta Oferta?

El canje de adjudicaciones no es gravable en Colombia, ya que el valor de las Adjudicaciones emitidas será igual al valor de las Adjudicaciones transferidas.

Las Adjudicaciones emitidas tendrán que pagar impuesto de renta al momento de su transferencia al valor razonable de mercado de las Adjudicaciones en ese momento. Dicho ingreso deberá ser incluido en la declaración de renta a la tasa normal para el impuesto de renta. A dichos ingresos no les será practicada retención en la fuente en Colombia.

Cualquier ganancia reconocida por la venta de acciones adquiridas como parte de la Oferta de Canje será tratada como ganancia de capital o ingreso ordinario, según el tiempo que haya tenido las adjudicaciones a partir de la fecha de Pago. Las Adjudicaciones mantenidas durante más de dos años deberán pagar el 10% de impuestos sobre ganancias de capital. Las adjudicaciones mantenidas durante menos de dos años deberán pagar hasta el 39% de impuesto a la renta ordinario. Le recomendamos que consulte su propio asesor tributario para determinar las implicaciones tributarias que esta Oferta tendría para usted.

¿Tendré algún derecho o beneficio con respecto a los Derechos de Valor Fijo y las RSU Existentes ofrecidos en esta Oferta?

No. Los Derechos de Valor Fijo y las RSU Existentes ofrecidos y aceptados para canje en esta Oferta serán cancelados, y usted ya no tendrá ningún derecho o beneficio por dichos Derechos de Valor Fijo y RSU Existentes. Ver “Oferta de Canje —Entrega de Derechos de Valor Fijo, RSU Existentes.”

Si ofrezco Derechos de Valor Fijo o RSU Existentes en esta Oferta, ¿podré recibir otras adjudicaciones en RSU de Qualtrics antes de recibir mis RSU de Qualtrics?

Es nuestra intención otorgar RSU de Qualtrics a empleados ocasionalmente como parte del programa normal de compensación de Qualtrics. Los empleados que cumplen las condiciones para participar en esta Oferta seguirán siendo elegibles para recibir RSU de Qualtrics adicionales como parte del programa de compensación general de Qualtrics.

¿Qué sucede si la Oferta no se completa?

Si SAP y Qualtrics no aceptan ninguno de los Derechos de Valor Fijo o RSU Existentes ofrecidas para canje, usted conservará todos sus Derechos de Valor Fijo y RSU Existentes actuales y no recibirá RSU de Qualtrics. No habrá cambios en sus Derechos de Valor Fijo y RSU Existentes, y éstos seguirán en circulación conforme a sus términos, incluyendo el cronograma de transferencia.

¿Cuándo vence esta Oferta? ¿Esta Oferta podrá ser extendida?

Esta Oferta vence enero 27, 2021, a las 2:00 p.m., Hora del Este, salvo que la extendamos. Nosotros y SAP podremos, a nuestro criterio, extender esta Oferta en cualquier momento. La intención de SAP y Qualtrics en este momento es extender la Oferta si la Declaración de Registro de la OPA o la Declaración de Registro de la Oferta de Canje no son declaradas efectivas antes de que venza esta Oferta. Si esta Oferta es extendida, se notificará en forma debida a más tardar a las 9:00 a.m., Hora del Este del día hábil siguiente a la Fecha de Vencimiento previamente establecida. Ver “Oferta de Canje —Extensión; Terminación; Modificación.”

¿Cómo puedo ofrecer mis Derechos de Valor Fijo y RSU Existentes para canje en esta Oferta?

Para poder ofrecer en forma válida Derechos de Valor Fijo y RSU Existentes para ser canjeadas en esta Oferta, usted deberá informar de su decisión de hacer la oferta en línea en el Portal de Elección del Programa de Canje de SAP—Qualtrics https://web.lumiagm.com/235214418 antes de las 2:00 p.m., Hora del Este en la Fecha de Vencimiento.

SAP y Qualtrics se reservan el derecho de rechazar todas o cualesquiera ofertas de Derechos de Valor Fijo y RSU Existentes que ellos decidan no fueron presentadas en forma debida o que sería ilegal aceptar. SAP y Qualtrics esperan aceptar todos los Derechos de Valor Fijo y RSU Existentes que fueron debida y oportunamente ofrecidas para canje y que no fueron válidamente retiradas. Ver “Oferta de Canje —Ofrecer Debidamente Derechos de Valor Fijo y RSU Existentes” y “Oferta de Canje —Derecho de Retiro.”

¿En qué período podré retirar Derechos de Valor Fijo y RSU Existentes que fueron debidamente ofrecidos?

Usted podrá retirar todos (pero no menos que todos) los Derechos de Valor Fijo y RSU Existentes ofrecidos para canje en cualquier momento antes de la Fecha de Vencimiento. Para retirar los Derechos de Valor Fijo y RSU Existentes ofrecidos para canje, usted debe cambiar su decisión de hacer la oferta en línea en el Portal de Elección del Programa de Canje de SAP—Qualtrics https://web.lumiagm.com/235214418.

Una vez usted ha retirado sus Derechos de Valor Fijo y RSU Existentes ofrecidos, podrá ofrecerlos nuevamente para canje antes de la fecha y hora de vencimiento de la Oferta y sólo siguiendo el procedimiento descrito en este Folleto—Oferta de Canje. Ver “Oferta de Canje —Ofrecer Debidamente Derechos de Valor Fijo y RSU Existentes” y “Oferta de Canje —Derecho de Retiro.”

¿Puedo cambiar de decisión y optar por no ofrecer los Derechos de Valor Fijo y RSU Existentes después de haber informado mi decisión en el Portal de Elección del Programa de Canje de SAP—Qualtrics?

Sí. Si usted optó por ofrecer sus Derechos de Valor Fijo y RSU Existentes en el Portal de Elección del Programa de Canje de SAP—Qualtrics y desea retirar todos los Derechos de Valor Fijo y RSU Existentes que señaló para ser ofrecidos en el Portal de Elección del Programa de Canje de SAP—Qualtrics, podrá retirar su oferta de dichos Derechos de Valor Fijo y RSU Existentes cambiando su decisión de elección de oferta en línea en el Portal de

Elección del Programa de Canje de SAP—Qualtrics https://web.lumiagm.com/235214418 antes de la hora de vencimiento de esta Oferta. Usted sólo podrá ofrecer para canje todos los Derechos de Valor Fijo y RSU Existentes en circulación y sólo podrá retirar todos los Derechos de Valor Fijo y RSU Existentes que ofreció para canje. Si usted opta por ofrecer o retirar algunos, pero no todos sus Derechos de Valor Fijo y RSU Existentes, SAP y Qualtrics podrán, a su entera discreción, decidir que ha optado por canjear todos o ninguno de sus Derechos de Valor Fijo y RSU Existentes en circulación.

Ver “Oferta de Canje —Ofrecer Debidamente Derechos de Valor Fijo y RSU Existentes” y “Oferta de Canje —Derecho de Retiro.”

¿Cuándo recibiré mis RSU de Qualtrics?

Si usted participó en el canje, será notificado por nosotros tan pronto sea practicable después de aceptamos los Derechos de Valor Fijo y RSU Existentes que ofreció para canje, indicando el número de Derechos de Valor Fijo y RSU Existentes ofrecido por usted que fue aceptado para ser canjeado y el número de RSU de Qualtrics que recibirá como resultado del canje. Ver “Oferta de Canje —Entrega de RSU de Qualtrics.”

¿Qué piensan Qualtrics y SAP y sus Juntas Directivas de acerca de esta Oferta?

Aunque la Junta Directiva de Qualtrics aprobó esta Oferta, debido a las circunstancias únicas de cada Empleado Elegible individual, así como los riesgos asociados a esta Oferta descritos en este Folleto— Oferta de Canje en la sección “Factores de Riesgo,” ni la Junta Directiva, funcionarios o empleados de Qualtrics ni SAP hacen ninguna recomendación en cuanto a si debe o no ofrecer sus Derechos de Valor Fijo y RSU Existentes para canje. Usted debe tomar su propia decisión acerca de si debe o no ofrecer sus Derechos de Valor Fijo y RSU Existentes para canje. Si tiene preguntas acerca de las implicaciones tributarias y otras inquietudes acerca de inversiones, debe consultar con sus propios asesores legales, contables y tributarios. Ver “La Transacción—Razones de la Oferta.”

¿El Equipo gerencial de Qualtrics ofrecerá sus adjudicaciones en esta Oferta?

Nuestro equipo gerencia, incluyendo todos nuestros funcionarios ejecutivos y nuestro fundador, nos han informado que es su intención ofrecer todos sus Derechos de Valor Fijo y RSU Existentes en circulación a febrero 1, 2021 en esta Oferta.

¿Con quién puedo hablar si tengo preguntas acerca de mis Derechos de Valor Fijo y RSU Existentes o acerca de esta Oferta?

Para mayor información o asistencia relacionada con esta Oferta, o para solicitar copias de los Documentos de la Oferta y otra información incluida por referencia en este Folleto —Oferta de Canje, de forma gratuita, debe ponerse en contacto con el Agente Informativo, D.F. King & Co., Inc. llamando al (866) 340-7108 (gratuito en EEUU y Canadá), (212) 269-5550 (por cobrar) o escribiendo a Qualtrics@dfking.com (correo electrónico).

¿Cómo puedo decidir si debo o no canjear mis Derechos de Valor Fijo y RSU Existentes?

SAP y Qualtrics entienden que ésta puede ser una decisión difícil. No hay garantías con respecto al desempeño futuro de Qualtrics, los precios futuros de las Acciones de Qualtrics, o el desempeño futuro de SAP o los precios futuros de las Acciones de SAP. SAP y Qualtrics recomiendan que consulte con su asesor financiero los beneficios relativos de ofrecer sus Derechos de Valor Fijo y RSU Existentes para su canje y cancelación conforme a esta Oferta, o de conservar sus Derechos de Valor Fijo y RSU Existentes.

Exhibit D

Spanish Translation of the Costa Rica Terms and Conditions of the Offer to Exchange

SAP SE (“SAP”) y Qualtrics International Inc. (“Qualtrics” o la “Compañía”), una filial de propiedad mayoritaria de SAP, están ofreciendo a Empleados Elegibles (como se define a continuación) una oportunidad única para intercambiar (algunas veces referidos como “oferta”) todos los Derechos de Valor Fijo en circulación de todos los dichos empleados que se consolidan en o después del 1 de febrero del 2021 para las Unidades de Acciones Restringidas (RSU) Qualtrics. Qualtrics y SAP están realizando la oferta bajo los términos y sujeto a las condiciones establecidas en el Prospecto-Oferta para Intercambiar y en los Términos de Elección relacionados que están disponibles a través del Sitio de Elecciones para SAP — Qualtrics Exchange Program en https://web.lumiagm.com/235214418 y del agente de Información D.F. King & Co., Inc. al (866) 340-7108 (gratuito en EEUU y Canadá), (212) 269-5550 (llamada a cobro revertido) o Qualtrics@dfking.com (correo electrónico) (los cuales juntos, pueden ser modificados o complementados de vez en cuando, constituyen la “Oferta”). Los términos “Derechos de Valor Fijo”, “Unidades de Acciones Restringidas (RSU) Existentes” y “Unidades de Acciones Restringidas (RSU) Qualtrics” son definidos bajo la “Hoja de Términos Resumida” –Preguntas y Respuestas”. Las referencias en esta Oferta para Intercambiar de “nosotros” y “nuestro” a menos que el contexto exija otra cosa, son referencias a Qualtrics.

Para los fines de esta Oferta los “Empleados Elegibles” significa empleados y funcionarios ejecutivos de Qualtrics y sus filiales y empleados de SAP y sus filiales quienes proporcionan sustancialmente todos sus servicios como empleados SAP a Qualtrics, en la fecha del presente, quienes poseen Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes. Para seguir siendo elegible a ofrecer los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes para intercambio y cancelación y recibir Unidades de Acciones Restringidas (RSU) Qualtrics conforme a esta Oferta, usted deberá continuar siendo un empleado de Qualtrics, sus filiales o SAP en y desde la fecha del presente hasta el vencimiento de esta Oferta a las 2:00pm, Hora del Este, el 27 de enero del 2021 o la fecha posterior a la que se puede extender esta Oferta (dicha fecha, a la que se puede extender, la “Fecha de Vencimiento”) y también a través del tiempo y fecha en la cual las Unidades de Acciones Restringidas Qualtrics son otorgadas (dicho tiempo y fecha, la “Fecha de Otorgamiento”). La Fecha de Otorgamiento será en o inmediatamente después de la fecha que aceptamos los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes ofrecidas para intercambio en esta Oferta, la cual esperamos sea en o inmediatamente después de la Fecha de Vencimiento. Ver “La Oferta de Intercambio”.

Aunque tenemos la intención de incluir todos los Empleados Elegibles a nivel global, podemos excluir Empleados Elegibles de otro modo si, por cualquier razón, creemos que su participación es ilegal, inadmisible o impráctica bajo las leyes y regulaciones locales. Además, nos reservamos el derecho de retirar la Oferta en cualquier jurisdicción. Si retiramos la Oferta en una jurisdicción, los participantes en dicha jurisdicción no se les permitirá participar en la Oferta y cualquier intento para entregar los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes no será aceptado por nosotros.

Esta Oferta tiene la intención de vencer sustancialmente al mismo tiempo que la oferta pública inicial (la “IPO”) de acciones comunes de Clase A de Qualtrics, valor nominal $0.0001 por acción (las “Acciones Qualtrics”). Antes de la IPO, las Acciones de Qualtrics no han sido ofrecidas en un mercado público. Las Acciones de Qualtrics han sido aprobadas para ser incluidas en el Mercado Selecto Global NASDAQ (“NASDAQ”) bajo el símbolo de “XM”. Actualmente somos una subsidiaria de propiedad mayoritaria de SAP, y siguiendo la IPO y esta Oferta, SAP América continuara siendo nuestro accionista mayoritario. Siguiendo la IPO, tendremos dos clases de acciones comunes autorizadas: acciones comunes Clase A y acciones comunes Clase B. Inmediatamente después de la OPI, SAP tendrá en sus manos todas nuestras acciones ordinarias de Clase B, lo que representa cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación (o cerca del % de las acciones ordinarias en circulación y el % del poder de voto combinado de las acciones ordinarias en circulación si los suscriptores ejercen en su totalidad su opción de sobreasignación). En tanto que SAP siga controlando más del 50% del poder de voto combinado de las acciones ordinarias, SAP podrá dirigir la elección de todos los miembros de la junta directiva y, siempre que SAP posea de manera beneficiosa al menos el 20% del total de las acciones en circulación de las acciones ordinarias, el voto afirmativo previo o el consentimiento por escrito de SAP se requerirá para determinadas acciones corporativas, incluidas las determinaciones con respecto a fusiones u otras combinaciones comerciales que nos involucran, la adquisición o disposición de activos, el endeudamiento, la emisión de acciones ordinarias adicionales u otros valores de capital, y el pago de dividendos con respecto a las acciones ordinarias. De manera similar, SAP tendrá el poder de determinar asuntos sometidos a votación de los accionistas sin el consentimiento de otros accionistas, tendrá el poder de prevenir un cambio en el control y tendrá el poder de tomar otras acciones que puedan ser favorables a SAP, incluso mediante consentimiento por escrito sin una reunión y sin previo aviso a otros accionistas. Como consecuencia, la participación controladora de SAP puede desalentar un cambio de control que los tenedores de las acciones ordinarias de Clase A puedan favorecer. Si SAP transfiere acciones de las acciones ordinarias de Clase B a una parte que no sea propiedad de SAP antes de ocurrir una Distribución, esas acciones se convertirían automáticamente en acciones ordinarias de Clase A.

SAP no está sujeta a una obligación contractual de retener alguna de sus acciones ordinarias, excepto que haya acordado no vender ni disponer de las acciones ordinarias durante un período de 180 días a partir de la fecha del prospecto que forma parte de la Declaración de registro de la OPI sin el consentimiento previo por escrito de los representantes de los suscritores.

Invertir en nuestras acciones comunes de Clase A o en las Unidades de Acciones Restringidas convertibles en nuestras acciones comunes de Clase A involucra riesgos. Ver “Factores de Riesgo”, iniciando en la página 19 del Prospecto-Oferta para Intercambiar.

Ni la Comisión Nacional del Mercado de Valores ni ninguna comisión de mercado de valores estatal ha aprobado o desaprobado estos valores o determinados si este Prospecto-Oferta de Intercambio es veraz o completa. Cualquier manifestación en contrario es un delito.

El Agente de Intercambio para esta Oferta es:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
(718) 921-8200

EL Agente de Información de esta Oferta es:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Teléfono: (866) 340-7108 (toll-free, U.S. & Canada)
(212) 269-5550 (llamada a cobro revertido)
Correo electrónico: Qualtrics@dfking.com

28 de diciembre del 2020

HOJA RESUMIDA DE TÉRMINOS-PREGUNTAS Y RESPUESTAS

La hoja resumida de términos es un formato de preguntas y respuestas y es proporcionado para evacuar algunas de las preguntas que usted puede tener sobre esta Oferta. Le insistimos que lea cuidadosamente el resto del Prospecto- Oferta para Intercambiar y los Términos de Elección porque la información en este resumen no está completa, una información adicional importante es contenida en el resto de este Prospecto-Oferta de Intercambio y los Términos de Elección. Hemos incluido referencias en las secciones relevantes en este Prospecto-Oferta de Intercambio donde puede encontrar una descripción más completa.

¿Cuáles son algunos de los términos clave que se utilizan en esta oferta?

Los siguientes términos clave se relacionan a los premios que usted actualmente tiene y que usted puede elegir ofrecer en esta Oferta:

•“Derechos de Valor Fijo” significa (x) un derecho otorgado por Qualtrics antes del 1 de enero del 2018 que ahora es representado por un derecho de valor fijo para recibir un monto en efectivo equivalente a $34.9968272 o (y) un derecho otorgado por Qualtrics que ahora es representado por un derecho de valor fijo para recibir un monto en efectivo equivalente a $34.9968272 menos el precio de ejercicio aplicado al derecho en el momento del otorgamiento, en cada caso se consolidan en o después del 1 de febrero del 2021.

•"Premio Variable Post-2018" significa un derecho otorgado por Qualtrics en o después del 1 de enero del 2018 que ahora es representado por un derecho de recibir un monto en efectivo que está vinculado al valor de Acciones SAP en la fecha de consolidación aplicable.

•"Plan de Premios SAP" significa un derecho otorgado por SAP como parte del “Plan de Movimiento SAP” o “Plan de Crecimiento SAP” para recibir un monto en efectivo que está vinculado al valor de los Valores SAP en la fecha de consolidación aplicables.

•“Unidades de Acciones Restringidas (RSU) Existentes” significa los Premios Variables Post-2018 y el Plan de Premios SAP.

Los siguientes términos claves están relacionados a los premios que usted recibirá si escoge ofrecer sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes:

•“Plan 2021” significa el Plan Omnibus de Participación en el Capital para Empleados 2021 Qualtrics International Inc.

•“Qualtrics RSUs,” el cual recibirá en intercambio por sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes ofrecidas, significa el derecho de recibir acciones de Valores Qualtrics en el futuro, sujeto a ciertas condiciones de consolidación y otros términos y condiciones establecidos en el Plan 2021, el acuerdo de adjudicación aplicable y otros acuerdos relevantes y documentos rectores.

¿Por qué SAP y Qualtrics realizan esta oferta?

Históricamente, SAP ha otorgado un Plan de Premios SAP a sus empleados, incluyendo empleados de Qualtrics y sus filiales, como un componente clave de compensación al empleado para alinear los intereses de los empleados y los accionistas de SAP y aumentar más allá el valor accionista SAP. Posterior a IPO, Qualtrics tendrá la capacidad de vincular de forma más directa los incentivos de empleados de Qualtrics a los resultados de Qualtrics y suministrar a los empleados de Qualtrics y sus filiales un incentivo más estrechamente alineado para aumentar el valor para el accionista de Qualtrics. SAP and Qualtrics por lo tanto están emprendiendo esta Oferta para permitir a los Empleados Elegibles intercambiar sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes por Unidades de Acciones Restringidas de Qualtrics de una forma diseñada para generalmente conservar los términos y el valor intrínseco de los premios presentados. Esta Oferta se está realizando bajo fines compensatorios para retener y motivar los empleados de Qualtrics y sus filiales y animar a dichos empleados para mantenerse en el servicio de Qualtrics permitiendo permanecer en el servicio de Qualtrics permitiendo a dichos empleados compartir el valor que crean en Qualtrics desde la fecha del IPO. Ver “La Transacción-Motivo de la Oferta”.

¿Qué premios estamos ofreciendo de intercambio?

SAP y Qualtrics están ofreciendo a los Empleados Elegibles una oportunidad única para intercambiar todos los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes de dichos empleados que se consolida el 1 de febrero del 2021 por Unidades de Acciones Restringidas (RSU) de Qualtrics. Ver “La Oferta de Intercambio—Términos de la Oferta de Intercambio.”

¿Quién es elegible para participar en esta oferta?

Empleados Elegibles a la fecha de este Prospecto-Oferta de Intercambio que poseen Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes y que continúan siendo Empleados Elegibles durante el vencimiento de esta Oferta y durante la Fecha de Otorgamiento son elegibles para participar en esta Oferta. Aunque pretendemos incluir a todos los Empelados Elegibles, podremos excluir Empleados Elegibles si, por alguna razón creemos que su participación sería ilegal, inadmisible o impráctica bajo las leyes y regulaciones locales. Además, nos reservamos el derecho de retirar la Oferta en cualquier jurisdicción. Ver “La Oferta de Intercambio-Términos de la Oferta de Intercambio.”

¿Cuáles son las condiciones de esta Oferta?

Ejecución del intercambio de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes conforme a esta Oferta sujeto a una serie de condiciones. Estas incluyen, entre otras, la Comisión de Bolsa y Valores (SEC) declarando esta Declaración de Registro de la Oferta de Intercambio y la Declaración de Registro de la Oferta Pública Inicial (IPO) efectiva. Estas y varias otras condiciones son descritas más ampliamente en “La Oferta de Intercambio-Condiciones para Ejecutar la Oferta.” Esta Oferta no está sujeta a la aprobación de los accionistas de SAP o de Qualtrics y no depende de un número mínimo de Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes siendo ofrecidos.

Si opto por ofrecer intercambio de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes, ¿me afectará otros componentes de mi compensación?
No.

¿Cómo averiguo cuantos Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes tengo?

Favor referirse a el Sitio de Elección para el Programa de Intercambio SAP-Qualtrics en el https://shareworks.solium.com/, el cual indica sus Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) elegibles. Además, en cualquier momento puede accesar a la información actual sobre sus Derechos de Valor Fijo y Premios Variables Post-2018 ingresando a https://shareworks.solium.com/ y, en cualquier momento puede accesar a la información actual sobre su Plan de Premios SAP vía el Link SSO si está registrado en la red de SAP, ingresando a www.equateplus.com u utilizando su usuario EquatePlus y contraseña.

¿Cuántas Unidades de Acciones Restringidas de Qualtrics recibiré en intercambio por mis Unidades de Acciones Restringidas (RSU) Existentes ofrecidas?

No será posible saber exactamente cuántas Unidades de Acciones Restringidas Qualtrics recibirá en intercambio por sus Unidades de Acciones Restringidas (RSU) Existentes ofrecidas antes del vencimiento de esta Oferta. Si cumple con los requisitos de elegibilidad del empleado y sus Unidades de Acciones Restringidas (RSU) Existentes son adecuadamente ofrecidas y aceptadas para intercambio, usted tendrá derecho a recibir las Unidades de Acciones Restringidas de Qualtrics convertidas en un número de acciones de Valores Qualtrics basado en una Relación de Intercambio, que será determinado sobre el precio de la Oferta Pública Inicial (IPO) de Qualtrics. Usted no tendrá la oportunidad de retirar las Unidades de Acciones Restringidas (RSU) Existentes ofrecidas después de que se haya determinado la Relación de Intercambio.

La cantidad de acciones de Valores Qualtrics sujeta a las Unidades de Acciones Restringidas (RSU) Qualtrics que usted recibe en esta Oferta en intercambio por sus Unidades de Acciones Restringidas (RSU) Existentes será determinado multiplicando el número de Unidades de Acciones Restringidas (RSU) Existentes que usted ofrece por la Relación de Intercambio. La cantidad de Unidades de Acciones Restringidas (RSU) Qualtrics que usted recibe en esta Oferta será redondeada a la unidad inferior más cercana a la acción total. En consecuencia, las Unidades de Acciones Restringidas (RSU) Qualtrics no serán otorgadas para acciones fraccionarias, y usted no será compensado por cualesquiera acciones fraccionarias que de lo contrario usted hubiera recibido. Ver “Oferta de Intercambio”-Cantidad de Unidades de Acciones Restringidas (RSU) Qualtrics para ser emitidas en Intercambio”.

¿Cuántas Unidades de Acciones Restringidas (RSU) Qualtrics recibiré en intercambio por mis Derechos de Valor Fijo ofrecidos?

No se podrá saber con exactitud cuántas Unidades de Acciones Restringidas (RSU) Qualtrics en intercambio por sus Derechos de Valor Fijo ofrecidos antes del vencimiento de esta Oferta. Si cumple con los requisitos de elegibilidad del empleado y sus Unidades de Acciones Restringidas (RSU) Existentes son adecuadamente ofrecidas y aceptadas para intercambio, usted tendrá derecho a recibir las Unidades de Acciones Restringidas de Qualtrics convertidas en un número de acciones de Valores Qualtrics basado en una Relación de Intercambio, que será determinado sobre el precio de la Oferta Pública Inicial (IPO) de Qualtrics. Usted no tendra la oportunidad de retirar las Unidades de Acciones Restringidas (RSU) Existentes ofrecidas después de que se haya determinado la Relación de Intercambio.

La cantidad de acciones de Valores Qualtrics sujeto a las Unidades de Acciones Restringidas (RSU) Qualtrics que usted recibe en esta Oferta en intercambio por sus Derechos de Valor Fijo serán equivalentes a la Relación de Intercambio. La cantidad de Unidades de Acciones Restringidas (RSU) Qualtrics que usted recibe en esta Oferta será redondeada a la unidad inferior más cercana a la acción total. En consecuencia, las Unidades de Acciones Restringidas (RSU) Qualtrics no serán otorgadas para acciones fraccionarias, y usted no será compensado por cualesquiera acciones fraccionarias que de lo contrario usted hubiera recibido. Ver “Oferta de Intercambio”-Cantidad de Unidades de Accioens Restringidas (RSU) Qualtrics para ser emitidas en Intercambio”.

¿Qué es Precio Medio Ponderado por Volumen (VWAP)?

El Precio Medio Ponderado por Volumen (VWAP) es el precio medio ponderado por volumen por acción de Valores SAP en Xetra durante los últimos cinco días de negociación completos (calculados como el promedio del VWAP (media aritmética) antes de la Fecha de Vencimiento durante el periodo que inicia a las 9:00am Hora Central Europea (o a cual otra hora como es el inicio oficial de las operaciones en Xetra en la fecha aplicable) y finalizando a las 5:30pm, Hora Central Europea (o a cual otra hora como es el cierre oficial de las operaciones en Xetra en la fecha aplicable) como es informado por Bloomberg Financial LP y, en cada caso convertido al tipo de cambio equivalente al tipo de cambio en efecto al momento de la última venta reportada de Valores SAP en Xetra en la fecha en la cual el VWAP es reportado. Esto significa que la Fecha de Vencimiento es el 27 de enero del 2021, el VWAP será calculado utilizando (media aritmética) el precio medio ponderado por volumen por acción de Valores SAP el 20 de enero del 2021, el precio medio ponderado por volumen por acción de Valores SAP el 21 de enero del 2021, el precio medio ponderado por volumen por acción de Valores SAP el 22 de enero del 2021 el precio medio ponderado por volumen por acción de Valores SAP el 25 de enero del 2021 y el precio medio ponderado por volumen por acción de Valores SAP el 26 de enero del 2021. En cada caso convertido en el tipo de cambio que será el tipo de cambio en efecto en el momento de la última venta reportada de Valores SAP en Xetra en la fecha en la cual el VWAP es reportado.

¿Cómo se calculará la Relación de Intercambio?

La relación de intercambio que será utilizada para la conversión de sus Unidades de Acciones Restringidas Existentes (RSU) será expresado como una fracción, el numerador será del VWAP y el denominador del Precio IPO. Por ejemplo, si el VWAP es $126,50 y el Precio IPO Price es $22, la Relación de Intercambio seria 5,75, y si usted ofrece 1.000 Unidades de Acciones Restringidas (RSU) Existentes usted recibirá 5.750 Unidades de Acciones Restringidas de Qualtrics con el mismo (sujeto a los efectos de redondear los montos fraccionarios) valor intrínseco agregado en intercambio. Ver. “Oferta de Intercambio-Cantidad de Unidades de Acciones Restringidas (RSU) Qualtrics para ser emitidas en Intercambio.”

¿Cómo se calculará el Cociente de Intercambio?

El Cociente de Intercambio que será utilizado para la conversión de sus Derechos de Valor Fijo será expresado como una fracción, el numerador que será el valor en efectivo de sus Derechos de Valor Fijo y el denominador que será el Precio IPO. Por lo tanto, si tiene Derechos de Valor Fijo con un valor agregado de $2,200 y el Precio IPO es $22, el Cociente de Intercambio será 100 y usted recibirá 100 Unidades de Acciones Restringidas (RSU) con el mismo (sujeto a los efectos de redondear los montos fraccionarios) valor intrínseco agregado en intercambio. Ver “La Oferta de Intercambio”-Cantidad de Unidades de Acciones Restringidas (RSU) Qualtrics por ser emitidas para Intercambio.”

¿Dónde puedo encontrar la información del precio actual y la Relación de Intercambio durante el periodo de Oferta?

Usted no sabrá el número exacto de las Unidades de Acciones Restringidas (RSU) de Qualtrics que usted recibirá en intercambio por los Derechos de Valor Fijo y las Unidades de Acciones Restringidas RSU Existentes que usted ofrece hasta después del vencimiento de esta Oferta cuando la Relación de Intercambio final es calculada (aproximadamente a las 5:30pm, Hora del Este, en la Fecha de Vencimiento). Sin embargo, usted podrá accesar cierta información relacionada con relacionada a los precios a través del Sitio de Elección para el Programa de Intercambio SAP-Qualtrics en el https://web.lumiagm.com/235214418. Cada día, iniciando el 28 de diciembre del 2020 y finalizando el 19 de enero del 2021, después del cierre de operaciones de Xetra, el Sitio de Elección para el Programa de Intercambio SAP-Qualtrics, será actualizado para mostrar cual será VWAP si ese día fuera el día de negociación final antes de la Fecha de Vencimiento y cuál será la Relación de Intercambio basado en ese VWAP (asumiendo que el Precio IPO es equivalente al punto medio del rango de precio de oferta inicial estimado reflejado en la Declaración de Registro IPO).

Durante los últimos cinco días de negociación completa de esta Oferta, el Sitio de Elección para el Programa de Intercambio SAP-Qualtrics desplegará el cálculo continuo, actualizado aproximadamente a las 9:30 a.m, 10:30 a.m. y 11:30 a.m., Hora del Este, del VWAP actual y la Relación de Intercambio tal como está en ese momento (asumiendo que el Precio IPO es equivalente al punto medio del rango de precio de oferta inicial estimado reflejado en la Declaración de Registro IPO). Por lo tanto, en el Quinto día completo de la negociación antes de la Fecha de Vencimiento (el primer día del periodo de cálculo), el VWAP diario real de Valores SAP durante la porción transcurrida de ese último día completo de negociación antes de la Fecha de Vencimiento, los cálculos utilizaran el promedio de VWAP diario de Valores SAP para los cuatro días hábiles anteriores y el VWAP diario real durante la porción transcurrida de ese último día completo de negociación. el Sitio de Elección para el Programa de Intercambio SAP-Qualtrics será actualizado a las 9:30 a.m, 10:30 a.m. y 11:30 a.m., Hora del Este durante los cinco días del periodo de cálculo, y un VWAP final sujeto a la prórroga de esta Oferta, será publicada aproximadamente a las 11:30 a.m., Hora del Este, en el día antes de la Fecha de Vencimiento. Ver “La Oferta de Intercambio—Cantidad de Unidades de Acciones Restringidas (RSU) de Qualtrics emitidas para Intercambio.”

¿Cuándo podré saber la Relación de Intercambio y el Cociente de Intercambio?

Después de las 5:30 p.m., hora del este, después del vencimiento de la Oferta en la Fecha de Vencimiento, el Sitio de Elección para el Programa de Intercambio Qualtrics-SAP será actualizado con la Relación de Intercambio final y el Precio IPO (que será utilizado para determinar el Cociente de Intercambio). También emitiremos un comunicado de prensa anunciando el VWAP, el Precio IPO y para fines de las Unidades de Acciones Restringidas (RSU) Existentes, la Relación e Intercambio y SAP y Qualtrics presentaran con el SEC una enmienda a la Declaración de Oferta de Licitación en el Cronograma originalmente presentada con SEC el 28 de diciembre del 2020 (según la misma puede ser enmendada o complementada de vez en cuando, “el Cronograma TO”) el cual contiene este comunicado de prensa. Este Cronograma TO estará disponible en el sitio web del SEC en http://www.sec.gov. Debido a que la Relación de Intercambio será calculada después del vencimiento de esta Oferta, usted no tendrá la oportunidad de retirar los Derechos de Valor Fijo o las Unidades de Acciones Restringidas (RSU) Existentes, después de que la Relación de Intercambio es calculada.

¿Debo ofrecer los Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes para intercambio en esta Oferta?

No. Si ofrece o no sus Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes para intercambio en esta Oferta es exclusivamente su decisión y completamente voluntario.

¿Qué pasa con los Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes que yo elegi no ofrecer o que no son aceptados para intercambio en esta Oferta?

Nada. Si usted elige no ofrecer cualesquiera Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes, o si sus Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes no son aceptados para ofrecer, sus Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes se mantendrán en circulación y serán consolidados y pagados conforme a sus términos existentes. Cualquier Unidad de Acciones Restringidas (RSU) Existentes que sea un Plan de Premios SAP se mantendrá sujeto a los términos “Plan de Movimiento SAP” o “Plan de Crecimiento SAP” de acuerdo con los términos del premio aplicable.

¿Si elijo ofrecer Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes para intercambio en esta Oferta? Debo ofrecer todos mis Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes

Si. Con el fin de ofrecer los Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes usted deberá ofrecer todos los Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes en circulación sobre una base de “todo o nada”. SAP y Qualtrics no están aceptando ofertas parciales (x) de Derechos de Valor Fijo y Unidades de Acciones Restringidas (RSU) Existentes u ofertas (y)de un tipo de premio sin ofertas de los otros. Ver “La Oferta de Intercambio—Términos de la Oferta de Intercambio.”

¿Los términos y condiciones de mis Unidades de Acciones Restringidas (RSU) Qualtrics serán igual a los términos y condiciones de los Derechos de Valor Fijo o Unidades de Acciones Restringidas (RSU) Existentes que yo ofrezco?

No. las Unidades de Acciones Restringidas (RSU) Qualtrics son un tipo de premio diferente a los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes, las cuales se consolidan en efectivo. Una Unidad de Acción Restringida Qualtrics es el derecho de recibir acciones de Valores Qualtrics en el futuro. Por lo tanto, a diferencia de los Derechos de Valor Fijo, pero similar a las Unidades de Acciones Restringidas (RSU) Existentes en relación a Valores SAP, una Unidad de Acción Restringida (RSU) Qualtrics tendrá el mismo valor que el precio actual de una acción de Valores Qualtrics. Una vez que una acción de Valores Qualtrics, sujeta a una Unidad de Acción Restringida (RSU) Qualtrics es entregada a usted después de la consolidación de las Unidades de Acciones Restringidas (RSU) Qualtrics usted puede mantenerla como una acción o venderla por efectivo. Le recomendamos que consulte su propio asesor fiscal con respecto a las consecuencias fiscales del país, estado y local de mantener o vender cualesquiera dichos Valores Qualtrics. Además. Sus Unidades de Acciones Restringidas

(RSU) Qualtrics serán sujeto de los términos y condiciones del Plan 2021, el acuerdo de premios aplicable y otros acuerdos aplicables y documentos rectores. Ver “Compensación Ejecutiva-Planes Basados en Compensación-Compensación Basada en Participación Después de la IPO- Plan Omnibus de Participación en el Capital para Empleados 2021 Qualtrics”.

¿Cuándo se consolidarán las Unidades de Acciones Restringidas Qualtrics?

Si usted ofrece Los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes y no es un funcionario ejecutivo de Qualtrics, sus Unidades de Acciones Restringidas (RSU) Qualtrics continuarán consolidándose de acuerdo con el calendario de consolidación de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que reemplazan. Ver “La Oferta de Intercambio—Términos de la Oferta de Intercambio.”

Ejemplo 1. Derechos de Valor Fijo. Asumiendo que un Empleado Elegible elige intercambiar un Derecho de Valor Fijo con un valor de $2,200, que estaba previsto para consolidarse de acuerdo con el siguiente calendario: $733 fue pagadero el 1 de abril del 2021, $733 fue pagadero el 1 de abril del 2022 y $734 fue pagadero el 1 de abril del 2023. Asumiendo que el Empleado Elegible ofrece el Derecho de Valor Fijo y el Precio de la Oferta Inicial Publica (IPO) es de $22. Sujeto al Empleado Elegible permaneciendo empleado por nosotros o por SAP, según aplique mediante cada fecha de consolidación, el calendario de consolidación de las Unidades de Acciones Restringidas (RSU) Qualtrics será a saber: 33 Unidades de Acciones Restringidas (RSU) el 1 de abril del 2021, 33 Unidades de Acciones Restringidas (RSU) el 1 de abril del 2022 y 34 Unidades de Acciones Restringidas (RSU) el 1 de abril del 2023.

Ejemplo 2: Unidades de Acciones Restringidas (RSU) Existentes. Asumiendo que un Empleado Elegible elige intercambiar 300 Unidades de Acciones Restringidas (RSU) que estaban programadas para su consolidación de acuerdo con el siguiente calendario: 100 Unidades de Acciones Restringidas (RSU) el 10 de marzo del 2021, 100 Unidades de Acciones Restringidas (RSU) el 10 de marzo del 2020 y 100 Unidades de Acciones Restringidas (RSU) el 10 de marzo del 2023. Asumiendo que el Empleado Elegible ofrece 300 Unidades de Acciones Restringidas (RSU) y de acuerdo con la Relación de Intercambio, recibe 1.725 Unidades de Acciones Restringidas (RSU) Qualtrics. Sujeto al Empleado Elegible que permanece empleados por nosotros o SAP, según aplique, a lo largo de cada fecha relevante de consolidación, el calendario de consolidación será el siguiente: 575 Unidades de Acciones Restringidas (RSU) Qualtrics, el 10 de marzo del 2021, 575 Unidades de Acciones Restringidas (RSU) Qualtrics el 10 de marzo del 2022 y 575 Unidades de Acciones Restringidas (RSU) Qualtrics el 10 de marzo del 2023.

Si usted es un funcionario ejecutivo de Qualtrics, sus Unidades de Acciones Restringidas (RSU) Qualtrics continuaran consolidándose de acuerdo con el calendario de consolidación de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que reemplazan, excepto que cualesquiera Unidades de Acciones Restringidas (RSU) Qualtrics que se consolidan dentro de un periodo de 90 días después de la IPO ser consolidaran en el día 91 después de la IPO.

¿Cómo se entregarán las acciones de Valores Qualtrics que yo recibiré en intercambio en la consolidación de las Unidades de Acciones Restringidas Qualtrics?

En la consolidación de sus Unidades de Acciones Restringidas, usted podrá confirmar la recepción de sus acciones de Valores Qualtrics Stock ingresando a https://shareworks.solium.com/.

¿Si las Unidades de Acciones Restringidas Qualtrics que yo recibo en la consolidación de intercambio y las acciones correspondientes de Valores Qualtrics son entregadas, podre libremente vender las acciones de Valores Qualtrics que recibí?

Qualtrics tiene la intención de presentar una declaración de registro en el Formulario S-8 con el fin de hacer que los Valores Qualtrics subyacentes a las Unidades de Acciones Restringidas (RSU) Qualtrics sean libremente negociables, excepto si las acciones emitidas a cualquier Empleado Elegible que puede ser considerado como un

“afiliado” de Qualtrics para los fines de la Norma 144 bajo la Ley de Valores de 1933, según enmendado (la “Ley de Valores”) sea sujeto a ciertas restricciones comerciales impuestas por la Norma 144. Las personas consideradas como afiliados de Qualtrics incluyen individuos o entidades que son controladas por, o se encuentra bajo el control común con Qualtrics y podrán incluir a los funcionarios ejecutivos, directores y accionistas importantes de Qualtrics. Ver “Acciones Elegibles para Venta Futura- Norma—Rule 144." Además, las ventas de Valores Qualtrics subyacentes a las Unidades de Acciones Restringidas (RSU) Qualtrics podrán ser sujeto de cualquier periodo de bloqueo comercial y de política de uso de información privilegiada por parte de Qualtrics.

¿Debo pagar impuestos si intercambio mis Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes en esta Oferta?

Conforme a la Ley de Impuesto sobre la Renta en Costa Rica, en la consolidación de sus Unidades de Acciones Restringidas (RSU) Qualtrics se le cobrará un impuesto del 15% correspondiente al salario fiscal. La base imponible será el valor de mercado de las acciones otorgadas a cada empleado, en la fecha de consolidación o la diferencia entre el precio de mercado y el precio más bajo de las acciones otorgado al empleado. El empleador retendrá el impuesto correspondiente.

Posteriormente, cualesquiera dividendos cancelados no son gravados ni tampoco las ganancias de capital futuros obtenidas en la venta de las acciones, de acuerdo con el principio de territorialidad. Le recomendamos que consulte con su propio asesor de impuestos para determinar cuáles son las consecuencias para usted de esta Oferta.

¿Tendré algún derecho o beneficio con relación a los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que ofreceré en esta Oferta?

No. Los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes ofrecidas y aceptadas para intercambio en esta Oferta serán canceladas y usted ya no tendrá cualquier derecho o beneficio bajo aquellos Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes. Ver “La Oferta de Intercambio-Entrega de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes.”

¿Si ofrezco los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes en esta Oferta, ¿poder recibir otros premios de Unidades de Acciones Restringidas (RSU) Qualtrics antes de recibir mis Unidades de Acciones Restringidas Qualtrics?

Tenemos la intención de otorgar Unidades de Acciones Restringidas (RSU) Qualtrics a los empleados de vez en cuando como parte del programa de compensación regular de Qualtrics. Los empleados elegibles para participar en este Oferta continuaran siendo elegible para recibir Unidades de Acciones Restringidas (RSU) adicionales como parte del programa de compensación general de Qualtrics.

¿Qué pasa si esta Oferta no se consume?

Si SAP y Qualtrics no aceptan cualesquiera Derechos de Valor Fijo o Unidades de Acciones Restringidas (RSU) Existentes ofrecidos para intercambio, usted mantendrá todos sus Derechos de Valor Fijo o Unidades de Acciones Restringidas (RSU) Existentes y no recibirá Unidades de Acciones Restringidas (RSU) Qualtrics. Ningún cambio se hará a sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes se mantendrán en circulación de acuerdo con sus actuales términos incluyendo el calendario de consolidación.

¿Cuándo se vence la Oferta? ¿Se puede ampliar esta Oferta?

Este Oferta vence el 27 de enero, 2021, a las 2:00 p.m., Hora del Este, a menos de que la extendamos.
Nosotros y SAP podremos, a nuestra discreción, extender esta Oferta en cualquier momento. La intención actual de SAP y Qualtrics es extender esta Oferta si la Declaración de Registro de la IPO o la Declaración de Registro de la Oferta de Intercambio no se declaran efectivas antes del vencimiento de esta Oferta. Si esta Oferta se extiende, se dará una notificación apropiada de la extensión a más tardar a las 9:00 a.m., hora del este, en el siguiente día hábil siguiente a la Fecha de Vencimiento previamente programada. Ver “La Oferta de Intercambio-Extensión; Terminación; Enmienda”.

¿Cómo ofrezco mis Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes para intercambio en esta Oferta?

Para ofrecer de forma válida los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes para intercambio en esta Oferta, usted deberá, antes de las 2:00 p.m., Hora del Este, en la Fecha del Vencimiento, hacer su elección de ofrecer en línea mediante el Sitio de Elección para el Programa de Intercambio SAP—Qualtrics en el https://web.lumiagm.com/235214418.

SAP y Qualtrics se reservan el derecho de rechazar cualquiera y todas las ofertas de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que nosotros determinados no se encuentran en forma adecuada o que determinaos que son ilegales para aceptar. SAP y Qualtrics esperan aceptar todos los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que sean apropiada y oportunamente ofrecidas para intercambio y no válidamente retirado. “La Oferta de Intercambio-Oferta Adecuada de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes y “la Oferta de Intercambio-Derechos de Retiro”.

¿Durante qué periodo de tiempo poder retirar los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes previamente ofrecidos?

Podrá retirar todos (pero no menos que todos) los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que usted ofreció para intercambio en cualquier momento antes de la Fecha de Vencimiento. Para retirar los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes ofrecidos para su intercambio usted deberá cambiar su elección de ofrecer en línea mediante el Sitio de Elección para el Programa de Intercambio SAP-Qualtrics en el https://web.lumiagm.com/235214418.

Una vez que haya retirado los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes previamente ofrecidas, usted podrá ofrecer de nuevo los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes para intercambio previo a la fecha y tiempo del vencimiento de la Oferta y únicamente siguiendo los procedimientos de oferta descritos en el Prospecto-Oferta para Intercambio. Ver “La Oferta de Intercambio-Oferta Adecuada de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes y “la Oferta de Intercambio-Derechos de Retiro”.

¿Puedo cambiar de parecer y no elegir ofrecer los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes después de elegir en el Sitio de Elección para el Programa de Intercambio SAP—Qualtrics?

Si. Si toma la elección de ofrecer los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes en el Sitio de Elección para el Programa de Intercambio SAP—Qualtrics y quiere retirar todos sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que usted marcó para ofrecer en el Sitio de Elección para el Programa de Intercambio SAP—Qualtrics, usted podrá retirar sus dichos Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes cambiando su elección para ofrecer en línea mediante el Sitio de Elección para el Programa de Intercambio SAP—Qualtrics en el https://web.lumiagm.com/235214418 antes de que esta Oferta se venza. Usted podrá únicamente retirar todos sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que usted previamente ofreció para intercambio. Si usted elige ofrecer o retirar algunos, pero no todos los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes, SAP y Qualtrics podrán a nuestra discreción determinar que usted ha elegido para ofrecer para intercambio todos o ningunos de sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes en circulación.

Ver “La Oferta de Intercambio—Oferta Adecuada de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes y “La Oferta de Intercambio-Derechos de Retiro.”

¿Cuándo recibiré mis Unidades de Acciones Restringidas (RSU) de Qualtrics?

Si participo en el intercambio, usted recibirá una notificación de nosotros tan pronto como sea posible después de aceptamos los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que usted previamente ofreció para intercambio indicando el número de los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que usted ofreció que fueron aceptados para intercambio, así como el número de Unidades de Acciones Restringidas (RSU) de Qualtrics que usted recibirá conforme al; intercambio. Ver “La Oferta de Intercambio”-Entrega de Unidades de Acciones Restringidas (RSU) Qualtrics.”

¿Cuál es la opinión de Qualtrics, SAP y sus respectivas Juntas Directivas sobre esta Oferta?

Aunque la Junta Directiva de Qualtrics ha aprobado esta Oferta, ante las circunstancias únicas de Empleados Elegibles individuales, así como los riesgos asociados con esta Oferta descritos en el Prospecto-Oferta de Intercambio bajo “Factores de Riesgo”, ni Qualtrics, ni la Junta Directiva, funcionarios o empleados de SAP hacen ninguna recomendación de si debería de ofrecer o no los Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes. Para preguntas en relación con las implicaciones fiscales u otras preguntas relacionadas a la inversión deberá consultar sus asesores legales, de contabilidad, financieros y fiscales. Ver “La Transacción—Motivo de la Oferta”.

¿El Equipo Gerencial de Qualtrics ofrecerán sus premios en esta Oferta?

Nuestro equipo directivo, incluyendo todos los funcionarios ejecutivos y nuestro fundador nos han informado que tienen la intención de ofrecer todos sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes que están en circulación a partir del 1 de febrero del 2021 en esta Oferta.
¿Con quién puedo hablar sobre mis Derechos de Valor Fijo existentes y las Unidades de Acciones Restringidas (RSU) Existentes o sobre esta Oferta?

Para información adicional o asistencia en relación a esta oferta o para solicitar copias de los documentos de la Oferta y otra información incluida por referencia es este Prospecto-Oferta de Intercambio, sin costo usted deberá contactar al agente de información, D.F. King & Co., Inc. al (866) 340-7108 (teléfono gratuito, U.S. & Canadá), (212) 269-5550 (llamada a cobro revertido) o Qualtrics@dfking.com (correo electrónico).

¿Cómo debo decidir si intercambiar o no mis Derechos Fijos de Valor y las Unidades de Acciones Restringidas (RSU) Existentes?

SAP y Qualtrics entienden que esta puede una decisión difícil. No existe garantía del desempeño futuro de Qualtrics, los precios futuros de los Valores de Qualtrics o el desempeño futuro de SAP o los precios futuros de los Valores de SAP. SAP y Quatrics le recomiendan consultar con su asesor financiero en relación con los beneficios relativos de ofrecer sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) existentes para intercambiar y cancelación conforme a esta Oferta o retener sus Derechos de Valor Fijo y las Unidades de Acciones Restringidas (RSU) Existentes.

Exhibit E

Danish Translation of the Denmark Terms and Conditions of the Offer to Exchange

ARBEJDSGIVERERKLÆRING

Ved denne arbejdsgivererklæring modtager du i henhold til lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) en række oplysninger vedrørende tilbuddet om ombytning af visse kontantafregnede Restricted Stock Units udstedt af SAP SE (”SAP RSUs”) med aktieafregnede Restricted Stock Units udstedt af Qualtrics International Inc. (”Qualtrics RSUs”).

Ombytningen af SAP RSUs med Qualtrics RSUs (”Ombytning” eller ”Ombytningen”), og de vilkår og betingelser, der gælder for Ombytningen,, er beskrevet i prospektet ”Prospectus – Offer to Exchange”(”Prospektet”) og det tilhørende dokument ”Terms of Election”, som du har modtaget sammen med denne arbejdsgivererklæring. Arbejdsgivererklæringen indeholder ikke en fuldstændig gengivelse af disse vilkår og betingelser, men indeholder kun de oplysninger om Ombytningen, som ifølge Aktieoptionsloven skal gives i en dansk sproget erklæring til medarbejdere i Danmark, der deltager i Ombytningen. Du bør derfor læse Prospektet og ”Terms of Election” grundigt.

Det bemærkes, at tilbuddet om ombytning i henhold til Prospectus – Offer to Exchange også gælder såkaldte ”Fixed Value Rigths.” Da ingen medarbejdere i Danmark er i besiddelse af Fixed Value Rigths, vil ombytningen heraf ikke blive omtalt i denne erklæring. Det bemærkes videre, at Aktieoptionsloven alene gælder for lønmodtagere som defineret i Aktieoptionsloven. “Lønmodtagere” er i Aktieoptionslovens § 2 defineret som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Såfremt du ikke er lønmodtager i Aktieoptionslovens forstand, vil du ikke kunne henholde dig til denne erklæring.

Tilbuddet om Ombytning

SAP SE (“SAP”) og Qualtrics International Inc. (“Qualtrics”), som er et majoritetsejet datterselskab af SAP, tilbyder kvalificerede medarbejdere i Qualtrics og SAP, at de kan ombytte deres eksisterende SAP RSUs med Qualtrics RSUs.

Tilbuddet om Ombytning gives i forbindelse med børsnoteringen af Qualtrics klasse A-aktier ("Qualtrics-aktien"). Qualtrics-aktien er godkendt til notering på NASDAQ Global Select Market ("NASDAQ") under symbolet "XM." SAP vil efter børsintroduktionen og tilbuddet om Ombytning fortsat være en kontrollerende aktionær i Qualtrics.

Det forventes, at tilbuddet om Ombytning vil udløbe omkring tidspunktet for børsnoteringen af Qualtrics-aktien.

Tilbuddet om Ombytning gives på de vilkår og betingelser, som er fastlagt i Prospektet og det tilhørende ”Terms of Election.” Du har modtaget begge dokumenter sammen med denne erklæring.

Baggrunden for, og formålet med, Ombytningen

Historisk har SAP tildelt SAP Plan Awards til sine medarbejdere, herunder medarbejdere i Qualtrics, som en nøglekomponent i aflønningen med henblik på at forene interesserne hos medarbejderne og aktionærerne i SAP og for yderligere at forbedre SAPs ”shareholder value”.

Efter børsintroduktionen af Qaultrics vil Qualtrics have mulighed for mere direkte at binde Qualtrics incitamentsordninger sammen med Qualtrics 'resultater og give medarbejdere i Qualtrics og dets datterselskaber et mere direkte incitament til at forbedre Qualtrics ”shareholder value”. SAP og Qualtrics tilbyder derfor medarbejderne, at de kan ombytte tildelte SAP RSUs med Qualtric RSUs, og Ombytningen tilbydes på vilkår, som generelt er fastsat således, at de vilkår og den værdi, der knytter sig til medarbejdernes eksisterende SAP RSUs opretholdes. Tilbuddet om Ombytning ydes således med henblik på at motivere og fastholde medarbejderne hos Qualtrics og dets datterselskaber ved at give medarbejderne mulighed for at få del i den værdi, som de skaber hos Qualtrics i tiden efter børsintroduktionen af Qualtrics. Se nærmere herom i afsnittet ”The Transaction – Reasons for the Offer” i Prospektet.

Gennemførslen af Ombytningen er betinget af flere forhold

Gennemførsel af Ombytningen er undergivet en række betingelser. En af disse betingelser er, at SEC godkender de dokumenter, som knytter sig til tilbuddet om Ombytning og børsintroduktionen af Qualtrics og bekræfter deres retskraft. Betingelserne for gennemførsel af Ombytningen, er beskrevet i Prospektet i afsnittet ”Conditions to Completion of the Offer.”

Betingelser for at deltage i Ombytningen – Hvem kan deltage

For at være berettiget til at deltage i Ombytningen skal du opfylde følgende betingelser:

(i)    Du skal have status som en Kvalificeret Medarbejder på datoen for udstedelsen af Prospektet og skal fortsat have denne status på tidspunktet for udløbet af tilbuddet om Ombytning, som er den 27. januar 2021 kl. 14.00 EST, eller enhver anden dato og tidspunkt, som udløbsfristen eventuelt måtte blive udskudt til (”Udløbsdatoen”),

(ii)    Du skal endvidere have bevaret din status som Kvalificeret Medarbejder på den dag, hvor tildelingen af Qualtrics RSUs i henhold til Ombytningen finder sted (”Tildelingsdagen”), og

(iii)    Du skal på datoen for udstedelsen af Prospektet og tilbuddet om Ombytning have rådighed over eksisterende SAP RSUs.

En “Kvalificeret Medarbejder” betyder: a) en person, der er ansat hos Qualtrics eller hos et af Qualtrics datterselskaber eller b) en person, der er ansat hos SAP, og hvis arbejde i alt væsentlighed vedrører levering af ydelser til Qualtrics.

Tildelingsdagen vil være den dag (eller umiddelbart derefter), hvor Qualtrics accepterer den Kvalificerede Medarbejders ønske om at ombytte eksisterende SAP RSUs med Qualtrics RSUs. Dette forventes at ske umiddelbart efter Udløbsdatoen. Se nærmere herom i Prospektet.

Selvom det er hensigten at inkludere alle Kvalificerede Medarbejdere kan det ikke udelukkes, at det kan blive nødvendigt at udelukke sådanne medarbejdere. Dette vil være tilfældet, hvis en medarbejders deltagelse i Ombytningen ville være ulovlig eller utilrådelig eller praktisk umulig. Qualtrics forbeholder sig endvidere retten til at tilbagekalde tilbuddet om Ombytning i enhver jurisdiktion.

Hvilke SAP RSUs kan indgå i Ombytningen?

De SAP RSUs, som kan indgå i Ombytningen, omfatter følgende:

•Variable tildelinger af restricted stock units, som du har modtaget fra Qualtrics den 1. januar 2018 eller senere, og som nu er repræsenteret af en ret til at modtage et kontantbeløb, der er knyttet til værdien af SAP-aktien på den pågældende modningsdato (vesting dagen); og

•Restricted stock units, som du har fået tildelt af SAP som en del af "Move SAP Plan" eller "Grow SAP Plan", og som giver ret til at modtage et beløb kontant, der er knyttet til værdien af SAP-aktien på den pågældende modningsdato (vesting dagen).

Hvad modtager du ved Ombytningen?

Tilbuddet om Ombytning giver dig mulighed for at ombytte dine SAP RSU'er med Qualtrics RSU'er.
De Qualtrics RSU'er, som du modtager i bytte for dine SAP RSU'er, repræsenterer en ret til, på visse vilkår og betingelser (vesting conditions), at modtage aktier i Qualtrics på et senere tidspunkt. Disse vilkår og betingelser er beskrevet i medarbejderaktieplanen ”2021 Qualtrics International Inc. Employee Omnibus Equity Plan” (”2021-Planen”) og dertil hørende dokumenter, som er gjort tilgængelige for dig.

Ombytningsforholdet, som vil blive anvendt ved ombytningen af dine SAP RSU'er, vil blive udtrykt som en brøk, hvis tæller er VWAP (se herom nedenfor), og nævneren vil være IPO-prisen. For eksempel, hvis VWAP var $ 126,50 og IPO-prisen var $ 22, ville ombytningsforholdet være 5,75, og hvis du derfor for eksempel ombyttede 1.000 SAP RSU'er ville du modtage 5.750 Qualtrics RSU'er, som samlet ville have samme indre værdi (dog med forbehold for effekten af afrundinger).

VWAP er den volumenvægtede gennemsnitspris for SAP-aktien på Xetra målt over de sidste fem handelsdage (beregnet som gennemsnittet (aritmetisk gennemsnit) af VWAP på disse fem dage) før Udløbsdatoen, som målt og rapporteret af Bloomberg Financial LP, og omregnet ved anvendelse af den valutavekselkurs, som var gældende på tidspunktet for det seneste registerede salg af SAP akter på Xetra på den dag, hvor VWAP blev rapporteret.

Ombytningen og beregningen af ombytningsforholdet er nærmere beskrevet i Prospektet, herunder i afsnittet “Number of Qualtrics RSUs to be Issued in Exchange.”
Hvornår modner (vester) dine Qualtrics RSUs ?

Hvis du ombytter dine SAP RSU'er, og du ikke har status som exectutive officer hos Qualtrics, vil dine Qualtrics RSU'er modne (veste) i overensstemmelse med den modningsplan (vesting schedule), som gjaldt for dine SAP RSUs. Se afsnittet “Terms of the Exchange Offer” i Prospektet, som indeholder nærmere oplysninger om.

Hvornår vil du modtage dine Qualtrics RSUs?

Hvis du deltog i Ombytningen, modtager du så hurtigt som muligt efter Tildelingsdatoen en meddelelse fra Qualtrics, som angiver antallet af SAP RSU'er, du har ønsket af ombytte, og som er blevet godkendt til Ombytning. Af denne meddelelse vil endvidere fremgå, hvor mange Qualtrics RSUs, du modtager i henhold til Ombytningen. Se afsnittet “Delivery of Qualtrics RSUs” i Prospektet.”

Din retsstilling ved fratræden

Din rettigheder i relation til dine Qualtrics RSUs vil i tilfælde af din fratræden blive fastlagt i overensstemmelse med Aktieoptionslovens regler og relevant praksis, medmindre vilkårene i 21-Planen er mere fordelagtige for dig.

Økonomiske aspekter af din deltagelse i Ombytningen

SAP og Qualtrics forstår, at det kan være vanskeligt at vurdere og beslutte, hvorvidt du skal ombytte dine SAP RSUs til Qualtrics RSUs. Der er ingen garantier for Qualtrics 'fremtidige performance eller den fremtidige værdi af Qualtrics-aktien. SAP og Qualtrics råder dig derfor til at søge rådgivning hos din økonomiske rådgiver vedrørende de økonomiske aspekter af at deltage i Ombytningen og ombytte dine SAP RSUs til Qualtrics RSUs.

SAP og Qualtrics råder dig endvidere til at søge rådgivning om de skattemæssige konsekvenser af din deltagelse i Ombytningen. Det forventes, at ombytningen af dine SAP RSUs med Qualtrics RSUs efter danske regler vil blive anset for at indebære en skattemæssige afståelse af dine SAP RSUs og derfor vil udløse beskatning af dig i Danmark. Se nærmere herom i afsnittet ”Will I have to pay taxes if I exchange my Fixed Value Rights and Existing RSUs in this Offer?” i ”SUMMARY TERM SHEET—QUESTIONS AND ANSWERS.” Der er imidlertid en vis usikkerhed knyttet til vurderingen af Ombytningens skattemæssige konsekvenser for medarbejdere i Danmark, og du bør derfor få undersøgt disse konsekvenser nærmere hos din egen skatterådgiver.

Uoverensstemmelser mellem denne erklæring og vilkår i Prospektet og/eller 2021-Planen

Med undtagelse af oplysningerne i denne erklæring vedrørende din retsstilling ved fratræden, har denne erklæring ikke til formål at ændre vilkårene i Prospektet eller i 2021-Planen eller de dertil hørende dokumenter. Vilkårene i Prospektet og 2021-Planen og de dertil hørende dokumenter har derfor i tilfælde af uoverensstemmelser forrang, medmindre der er tale om rettigheder, som er undergivet regulering i Aktieoptionsloven.

Exhibit F

French Translation of the France Terms and Conditions of the Offer to Exchange

SAP SE (« SAP ») et Qualtrics International Inc. (« Qualtrics » ou la « Société »), filiale détenue majoritairement de SAP, offrent aux Employés admissibles (tels que définis ci-dessous) la possibilité unique d’échanger (une telle possibilité étant parfois appelée « possibilité d’échange ») tous les Droits à valeur fixe en circulation de ces employés qui seront acquis à partir du 1er février, 2021 contre des UAS Qualtrics, et d’échanger toutes les UAS existantes de ces employés qui seront acquises à partir du 1er février 2021 contre des UAS Qualtrics, en vue de se conformer aux modalités et sous réserve des conditions énoncées dans le présent Prospectus – Offre d’échange et dans les Conditions d'élection associées disponibles sur le site d'élection du SAP — Qualtrics Exchange Program à l'adresse https://web.lumiagm.com/235214418 et auprès de L’Agent d’information D.F. King & Co., Inc. au (866) 340-7108 (sans frais, États-Unis et Canada), (212) 269-5550 (appel à frais virés) ou Qualtrics@dfking.com (e-mail) (qui ensemble, tels qu’ils peuvent être modifiés ou complétés de temps à autre, constituent l’ « Offre »). Les termes « Droit à valeur fixe », « UAS existantes » et « UAS Qualtrics » sont définis dans la « Récapitulatif des modalités – Questions et réponses ». Les références dans cette Offre d’échange à « nous », « notre » et « nos », sauf si le contexte exige le contraire, sont des références à Qualtrics.
Tel qu’utilisé dans ce document, le terme « échange » fait référence au processus selon lequel les droits contractuels existants (Droits à valeur fixe et UAS existantes) sont annulés et de nouveaux droits contractuels sont octroyés, et l’expression « possibilité d’échange » fait référence au consentement du détenteur des droits existants permettant une telle annulation et un tel octroi. À titre de précision, ce processus n’implique pas la vente ni le rachat de droits ou de titres transférables.

Aux fins de la présente Offre, l’expression « Employés admissibles » désigne les employés et cadres dirigeants de Qualtrics et de ses filiales, ainsi que les employés de SAP et de ses filiales qui fournissent la quasi-totalité de leurs services en tant qu’employés de SAP à Qualtrics, à la date des présentes, et qui détiennent des Droits à valeur fixe et des UAS existantes. Pour rester admissible à la possibilité d’échange portant sur les Droits à valeur fixe et les UAS existantes en vue d’échange et d’annulation, et pour recevoir des UAS Qualtrics conformément à la présente Offre, vous devez continuer à être un employé de Qualtrics, de ses filiales ou de SAP à la date des présentes et jusqu’à l’expiration de ladite Offre à 14h00, heure de l’Est, le 27 janvier 2021, ou toute autre date ultérieure à laquelle la présente Offre peut être prolongée (cette date, telle qu’elle peut être prolongée, étant la « Date d’expiration ») et également jusqu’à l’heure et la date auxquelles les UAS Qualtrics sont attribuées (cette heure et cette date étant collectivement appelées la « Date d’octroi »). La Date d’octroi sera la date à laquelle nous acceptons les Droits à valeur fixe et les UAS existantes présentés à l’échange dans le cadre de la présente Offre ou peu après, cette date devant être la Date d’expiration ou peu après. Voir « l’Offre d’échange ».

Bien que nous ayons l’intention d’inclure tous les Employés admissibles dans le monde entier, nous pourrons exclure des Employés admissibles par ailleurs si, pour une raison quelconque, nous pensons que leur participation serait illégale, déconseillée ou difficile à mettre à œuvre en vertu des lois et réglementations locales. En outre, nous nous réservons le droit de retirer l’Offre, quel que soit le pays concerné. Si nous retirons l’Offre dans un quelconque pays, les participants d’un tel pays ne seront pas autorisés à participer à l’Offre, et nous rejetterons toute tentative de transfert de Droits à valeur fixe et d’UAS existantes admissibles.

La présente Offre est destinée à expirer essentiellement en même temps que l’introduction en bourse (l’ « IPO ») des actions du capital-actions ordinaires de classe A de Qualtrics, d’une valeur nominale de 0,0001 $ par action (les « Actions Qualtrics »). Avant l’IPO, les Actions Qualtrics n’ont pas été négociées sur un marché public. Les Actions Qualtrics ont été approuvées pour une cotation sur le NASDAQ Global Select Market (« NASDAQ ») sous le symbole « XM ». Nous sommes actuellement une filiale détenue majoritairement de SAP America, Inc. (« SAP America »), qui est une filiale à part entière de SAP, et après l’IPO et la présente Offre, SAP America continuera à être notre actionnaire majoritaire. Après l’IPO, nous aurons deux classes d’actions ordinaires autorisées : les Actions ordinaires de classe A et les Actions ordinaires de classe B. Immédiatement après l’introduction en bourse, SAP

détiendra toutes nos actions ordinaires de Classe B, représentant environ % de nos actions ordinaires en circulation et % des droits de vote combinés de nos actions ordinaires en circulation (soit environ % de nos actions ordinaires en circulation et % des droits de vote combinés de nos actions ordinaires en circulation si les placeurs exercent la totalité de leur option d’attribution de contingents plus élevés). Aussi longtemps que SAP continuera à contrôler plus de 50 % des droits de vote combinés de nos actions ordinaires, SAP sera en mesure de diriger l’élection de tous les membres de notre Conseil d’administration, et tant que SAP détiendra effectivement au moins 20 % de toutes nos actions ordinaires en circulation, le vote affirmatif préalable ou le consentement écrit de SAP sera requis pour certaines actions de la société, y compris toutes déterminations concernant les fusions ou d’autres combinaisons d’entreprises nous impliquant, l’acquisition ou la cession d’actifs, la création de dettes, l’émission d’actions ordinaires supplémentaires ou d’autres valeurs mobilières, et le paiement de dividendes en liaison avec nos actions ordinaires. De même, SAP aura le pouvoir de déterminer les questions soumises à un vote de nos actionnaires sans nécessiter le consentement de nos autres actionnaires, aura le pouvoir d’empêcher un changement concernant qui nous contrôle et aura le pouvoir de prendre d’autres mesures qui pourraient être favorables à SAP, y compris par consentement écrit sans convocation de réunion, et sans devoir en informer au préalable les autres actionnaires. Par conséquent, l’intérêt majoritaire de SAP pourra décourager un changement de contrôle auquel les détenteurs de nos actions ordinaires de Classe A pourraient être favorables. Si, avant la survenance de toute Distribution, SAP cède certaines de nos actions ordinaires de Classe B à une quelconque partie qui n’est pas effectivement sous le contrôle de SAP, ces actions seraient transformées automatiquement en actions ordinaires de Classe A.

SAP n’encourt aucune obligation contractuelle de conservation de ses actions ordinaires, mais SAP a pris l’engagement de ne pas vendre ou céder par ailleurs nos actions ordinaires pendant une période de 180 jours à compter de la date du prospectus qui fait partie de la Déclaration d’enregistrement de l’introduction en bourse sans le consentement écrit préalable des représentants des placeurs.

Investir dans nos Actions ordinaires de classe A ou dans des unités d’actions subalternes convertibles en Actions ordinaires de classe A comporte des risques. Voir « Facteurs de risque » à partir de la page 19 le présent Prospectus – Offre d’échange.

Ni la Securities and Exchange Commission ni aucune commission des valeurs mobilières d’un État n’a approuvé ou désapprouvé ces titres ou déterminé si le présent Prospectus – Offre d’échange est conforme à la vérité ou complet. Toute déclaration contraire constitue un délit.

En France, cette opération n’a pas été approuvée ni examinée par l’Autorité des marchés financiers et ne constitue pas une offre publique d’achat ou une offre publique d’échange. L’attribution des UAS Qualtrics et la livraison des actions Qualtrics sous-jacentes sont effectuées en vertu d’une exemption de l’obligation de publication d’un prospectus.

L’Agent d’échange pour cette Offre est :

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
(États-Unis) + 1 (718) 921-8200

L’Agent d’information pour cette Offre est :

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
(États-Unis) Téléphone : + 1 (866) 340-7108
+1 (212) 269-5550
E-mail : Qualtrics@dfking.com

28 décembre 2020

RÉCAPITULATIF DES MODALITÉS – QUESTIONS ET RÉPONSES

Le Récapitulatif des modalités suivant est sous forme de questions et réponses, et il est mis à disposition pour répondre à certaines des questions que vous pourriez vous poser sur cette Offre. Nous vous invitons à lire attentivement le reste du présent Prospectus – Offre d’échange et les Conditions d'élection, car les informations contenues dans le présent Récapitulatif ne sont pas complètes, et des informations supplémentaires importantes figurent dans le reste du Prospectus – Offre d’échange et les Conditions d'élection. Nous avons inclus des références aux sections pertinentes du Prospectus – Offre d’échange, où vous pouvez trouver une description plus complète des sujets traités dans ce récapitulatif.

Quels sont les principaux termes utilisés dans cette Offre ?

Les termes clés suivants se rapportent aux droits que vous détenez actuellement et que vous pouvez choisir d’échanger dans le cadre de cette Offre :
•« Droit à valeur fixe » désigne (x) un droit octroyé par Qualtrics avant le 1er janvier 2018 qui est maintenant représenté par un droit à valeur fixe de recevoir un montant en espèces égal à 34,9968272 $ ou (y) un droit octroyé par Qualtrics qui est maintenant représenté par un droit à valeur fixe de recevoir un montant en espèces égal à 34,9968272 $ moins le prix d’exercice qui s’appliquait au droit au moment de l’octroi, dans chaque cas qui est acquis à partir du 1er février 2021.
•« Droit à valeur variable octroyé après 2018 » désigne un droit octroyé par Qualtrics depuis le 1er janvier 2018 qui est maintenant représenté par un droit de recevoir un montant en espèces lié à la valeur des Actions SAP à la date d’acquisition applicable.
•« Droit octroyé dans le cadre du Plan SAP » désigne un droit octroyé par SAP dans le cadre du « Move SAP Plan » ou du « Grow SAP Plan » de recevoir un montant en espèces lié à la valeur des Actions SAP à la date d’acquisition applicable.
•« UAS existantes » désigne les Droits à valeur variable octroyés après 2018 et les Droits octroyés dans le cadre du Plan SAP.
Les termes clés suivants se rapportent aux droits que vous recevrez si vous choisissez d’échanger vos Droits à valeur fixe et vos UAS existantes :
•« Plan 2021 » désigne le « Employee Omnibus Equity Plan » de Qualtrics International Inc. pour 2021.
•Les « UAS Qualtrics », que vous recevrez en échange de vos Droits à valeur fixe et UAS existantes échangés, font référence au droit de recevoir des Actions Qualtrics à l’avenir, sous réserve de certaines conditions d’acquisition et d’autres modalités et conditions énoncées dans le Plan 2021, l’accord d’octroi applicable ainsi que les autres accords et documents régissant le Plan.

Pourquoi SAP et Qualtrics proposent-ils cette Offre ?

Historiquement, SAP a accordé à ses employés, y compris aux employés de Qualtrics et de ses filiales, des Droits octroyés dans le cadre du Plan SAP comme élément clé de la rémunération des employés afin d’aligner les intérêts des employés et des actionnaires de SAP, et d’accroître davantage la valeur actionnariale de SAP. Après l’IPO, Qualtrics aura la possibilité de lier plus directement les incitations des employés de Qualtrics aux résultats de Qualtrics, et de fournir aux employés de Qualtrics et de ses filiales une incitation plus étroitement alignée afin d’améliorer la valeur actionnariale de Qualtrics. SAP et Qualtrics lancent donc cette Offre pour permettre aux Employés admissibles d’échanger leurs Droits à valeur fixe et leurs UAS existantes contre des UAS Qualtrics de manière à conserver, de façon générale, les conditions et la valeur intrinsèque des titres faisant l’objet de l’échange. La présente Offre est lancée à des fins compensatoires afin de retenir et de motiver les employés de Qualtrics et de ses filiales, et d’encourager ces employés à rester au service de Qualtrics en leur permettant de participer à la valeur qu’ils créent chez Qualtrics à partir de la date de l’IPO. Voir « L’Opération – Raisons de l’Offre ».

Quels sont les droits que nous proposons d’échanger ?

SAP et Qualtrics offrent aux Employés admissibles la possibilité unique d’échanger tous leurs Droits à valeur fixe et leurs UAS existantes en fonction des droits acquis à partir du 1er février 2021 contre des UAS Qualtrics. Voir « L’Offre d’échange – Modalités de l’Offre d’échange ».

Qui peut participer à cette Offre ?

Les Employés admissibles à la date du présent Prospectus – Offre d’échange qui détiennent des Droits à valeur fixe et des UAS existantes et qui continuent à être des Employés admissibles jusqu’à l’expiration de la présente Offre et jusqu’à la Date d’octroi répondent aux critères requis pour bénéficier de la présente Offre. Bien que nous ayons l’intention d’inclure tous les Employés admissibles, nous pourrons exclure des Employés admissibles par ailleurs si, pour une raison quelconque, nous pensons que leur participation serait illégale, déconseillée ou difficile à mettre à œuvre en vertu des lois et réglementations locales. En outre, nous nous réservons le droit de retirer l’Offre, quel que soit le pays concerné. Voir « L’Offre d’échange – Modalités de l’Offre d’échange ».

Quelles sont les conditions de cette Offre ?

La réalisation de l’échange des Droits à valeur fixe et des UAS existantes dans le cadre de cette Offre est soumise à un certain nombre de conditions. La SEC a notamment déclaré que la Déclaration d’enregistrement de l’Offre d’échange et la Déclaration d’enregistrement aux fins de l’IPO étaient en vigueur. Ces conditions, ainsi que d’autres, sont décrites plus en détail dans le document intitulé « L’Offre d’échange – Conditions de réalisation de l’Offre » Cette Offre n’est soumise à aucune approbation des actionnaires de SAP ou des actionnaires de Qualtrics, et elle n’est pas subordonnée à un nombre minimum de Droits à valeur fixe ou d’UAS existantes.
Si je choisis d’échanger des Droits à valeur fixe et des UAS existantes, mes choix affecteront-ils d’autres composantes de ma rémunération ?

Non.

Comment puis-je savoir combien de Droits à valeur fixe et d’UAS je possède déjà ?

Rendez-vous sur le site du Programme d’échange SAP-Qualtrics à l’adresse https://shareworks.solium.com/, où vous trouverez la liste de vos Droits à valeur fixe admissibles et UAS existantes admissibles. En outre, vous pouvez à tout moment accéder aux informations les plus à jour concernant vos Droits à valeur fixe et vos Droits à valeur variable octroyés après 2018 en allant sur https://shareworks.solium.com/ et, à tout moment, vous pouvez accéder aux informations les plus à jour concernant vos Droits octroyés dans le cadre du Plan SAP via le lien SSO si vous êtes connecté au réseau SAP, en allant sur www.equateplus.com et en utilisant votre ID utilisateur ainsi que votre mot de passe EquatePlus.

Combien d’UAS Qualtrics vais-je recevoir en échange de mes UAS existantes si je choisis de procéder à cet échange ?

Il ne sera pas possible de savoir exactement combien d’UAS Qualtrics vous recevrez en échange de vos UAS existantes échangées avant l’expiration de cette Offre. Si vous remplissez les critères requis en tant qu’employé et que vos UAS existantes sont correctement soumissionnées et acceptées pour l’échange, vous aurez le droit de recevoir des UAS Qualtrics convertibles en un certain nombre d’Actions Qualtrics sur la base du Ratio d’échange, qui sera déterminé en fonction du prix de l’IPO de Qualtrics. Vous n’aurez pas la possibilité de retirer les UAS existantes soumissionnées après la détermination du Ratio d’échange.

Le nombre d’Actions Qualtrics soumises à une UAS Qualtrics que vous recevez dans le cadre de cette Offre en échange de vos UAS existantes sera déterminé en multipliant le nombre d’UAS existantes que vous proposez d’échanger dans le cadre de l’Offre par le Ratio d’échange. Le nombre d’UAS Qualtrics que vous recevrez dans le cadre de cette Offre sera arrondi à l’unité inférieure la plus proche. Par conséquent, les UAS Qualtrics ne seront pas attribuées pour des fractions d’actions, et vous ne serez pas dédommagé pour les fractions d’actions que vous auriez autrement reçues. Voir « L’Offre d’échange – Nombre d’UAS Qualtrics émises dans le cadre d’un échange ».

Combien d’UAS Qualtrics vais-je recevoir en échange de mes Droits à valeur fixe si je choisis de procéder à cet échange ?

Il ne sera pas possible de savoir exactement combien d’UAS Qualtrics vous recevrez en échange de vos Droits à valeur fixe échangés avant l’expiration de cette Offre. Si vous remplissez les critères requis en tant qu’employé et que vos Droits à valeur fixe sont correctement soumissionnés et acceptés pour l’échange, vous aurez le droit de recevoir des UAS Qualtrics sur la base du Ratio d’échange, qui sera déterminé en fonction du prix de l’IPO de Qualtrics. Vous n’aurez pas la possibilité de retirer les Droits à valeur fixe soumissionnés après la détermination du Ratio d’échange.

Le nombre d’Actions Qualtrics soumises à une UAS Qualtrics que vous recevez dans le cadre de cette Offre en échange de vos Droits à valeur fixe sera égal au Ratio d’échange. Le nombre d’UAS Qualtrics que vous recevrez dans le cadre de cette Offre sera arrondi à l’unité inférieure la plus proche. Par conséquent, les UAS Qualtrics ne seront pas attribuées pour des fractions d’actions, et vous ne serez pas dédommagé pour les fractions d’actions que vous auriez autrement reçues. Voir « L’Offre d’échange – Nombre d’UAS Qualtrics émises dans le cadre d’un échange ».

Qu’est-ce que le PMPV ?

Le PMPV est le prix moyen pondéré en volume par action de l’Action SAP sur Xetra sur les cinq derniers jours de bourse complets (calculé comme la moyenne (arithmétique) du PMPV sur ces cinq jours) avant la Date d’expiration pendant la période commençant à 9h00, heure d’Europe centrale (ou toute autre heure d’ouverture officielle des négociations sur Xetra à la date applicable) et se terminant à 17h30, heure d’Europe centrale (ou toute autre heure de clôture officielle des négociations sur Xetra à la date applicable), tel que déclaré par Bloomberg Financial LP et, dans chaque cas, converti à un taux de change égal au taux de change en vigueur au moment de la dernière vente d’actions SAP déclarée sur Xetra à la date pour laquelle le PMPV est déclaré. Cela signifie que si la Date d’expiration est le 27 janvier 2021, le PMPV sera calculé en utilisant la moyenne (arithmétique) du prix moyen pondéré en volume par action de l’Action SAP le 20 janvier 2021, le prix moyen pondéré en volume par action de l’Action SAP le 21 janvier 2021, le prix moyen pondéré en volume par action de l’Action SAP le 22 janvier 2021, le prix moyen pondéré en volume par action de l’Action SAP le 25 janvier 2021 et le prix moyen pondéré en volume par action de l’Action SAP le 26 janvier 2021, dans chaque cas convertis à un taux de change, qui sera le taux de change en vigueur au moment de la dernière vente de l’Action SAP déclarée sur Xetra à la date pour laquelle le PMPV est déclaré.

Comment le Ratio d'échange sera-t-il calculé ?

Le Ratio d’échange, qui sera utilisé pour l’échange de vos UAS existantes, sera exprimé sous la forme d’une fraction dont le numérateur sera le PMPV et le dénominateur le prix de l’IPO. Par exemple, si le PMPV était de 126,50 $ et le prix de l’IPO de 22 $, le Ratio d’échange serait de 5,75, et si vous avez sollicité l’échange de 1 000 UAS existantes, vous recevrez 5 750 UAS Qualtrics, avec la même valeur intrinsèque globale (sous réserve des effets de l’arrondissement pour les montants fractionnaires) en échange. Voir « L’Offre d’échange – Nombre d’UAS Qualtrics émises dans le cadre d’un échange ».

Comment le Quotient d’échange sera-t-il calculé ?

Le Quotient d’échange, qui sera utilisé pour la conversion de vos Droits à valeur fixe, sera exprimé sous la forme d’une fraction dont le numérateur sera la valeur en espèces de vos Droits à valeur fixe et le dénominateur sera le prix de l’IPO. Par conséquent, si vous disposez de Droits à valeur fixe d’une valeur globale de 2 200 $ et que le prix de l’IPO est de 22 $, le Quotient d’échange sera de 100, et vous recevrez 100 UAS Qualtrics, avec la même

(sous réserve des effets de l’arrondissement pour les montants fractionnaires) valeur intrinsèque globale en échange. Voir « L’Offre d’échange – Nombre d’UAS Qualtrics émises dans le cadre d’un échange ».

Où puis-je trouver des informations sur les prix et le Ratio d’échange en vigueur pendant la période de validité de l’Offre ?

Vous ne connaîtrez le nombre exact d’UAS Qualtrics que vous recevrez en échange des Droits à valeur fixe et des UAS existantes dont vous aurez sollicité l’échange qu’après l’expiration de la présente Offre, lorsque le Ratio d’échange final sera calculé (à environ 17h30, heure de l’Est, à la Date d’expiration). Toutefois, vous pourrez accéder à certaines informations actualisées sur les prix sur le site du Programme d’échange SAP-Qualtrics à l’adresse https://web.lumiagm.com/235214418. Chaque jour, du 28 décembre 2020 au 19 janvier 2021, après la clôture des négociations sur Xetra, le site du Programme d’échange SAP-Qualtrics sera mis à jour pour indiquer ce que serait le PMPV si ce jour était le dernier jour de négociation avant la Date d’expiration et quel serait le Ratio d’échange basé sur ce PMPV (en supposant que le prix de l’IPO était égal au milieu de la fourchette du prix estimé de l’offre initiale indiqué dans la Déclaration d’enregistrement aux fins de l’IPO).

Au cours des cinq derniers jours de bourse complets de cette Offre, le site du Programme d’échange SAP-Qualtrics affichera le calcul en cours, mis à jour à environ 9h30, 10h30 et 11h30, heure de l’Est, du PMPV réel et du Ratio d’échange tel qu’il se présente alors (en supposant que le prix de l’IPO soit égal au point médian de la fourchette du prix estimé de l’offre initiale figurant dans la Déclaration d’enregistrement aux fins de l’IPO). Ainsi, le cinquième jour de bourse complet précédant la Date d’expiration (le premier jour de la période de calcul), le PMPV quotidien effectif de l’Action SAP pendant la partie écoulée de ce premier jour sera utilisé dans le calcul et, le dernier jour de bourse complet précédant la Date d’expiration, le calcul sera basé sur la moyenne du PMPV quotidien de l’Action SAP pour les quatre jours de bourse précédents et le PMPV quotidien effectif pendant la partie écoulée de ce dernier jour de bourse complet. Le site du Programme d’échange SAP-Qualtrics sera mis à jour à environ 9h30, 10h30 et 11h30, heure de l’Est, pendant la période de calcul de cinq jours, et un PMPV final, sous réserve de la prolongation de la présente Offre, sera affiché à environ 11h30, heure de l’Est, la veille de la Date d’expiration. Voir « L’Offre d’échange – Nombre d’UAS Qualtrics émises dans le cadre d’un échange ».

Quand pourrai-je connaître le Ratio d’échange et le Quotient d’échange ?

Après 17 h 30, heure de l’Est, à l’expiration de l’Offre ; à savoir à la Date d’expiration, le site du Programme d’échange SAP-Qualtrics sera mis à jour en vue d’afficher le Ratio d’échange et le prix d’IPO définitifs (qui seront utilisés pour déterminer le Quotient d’échange). Nous publierons également un communiqué de presse annonçant le PMPV, le prix d’IPO et, pour les UAS existantes, le Ratio d’échange, et SAP et Qualtrics déposeront auprès de la SEC une modification de la Déclaration d’offre publique d’achat via le Formulaire TO qu’ils ont initialement déposé auprès de la SEC le 28 décembre 2020 (tel que pouvant être modifié ou complété de temps à autre, le « Formulaire TO ») contenant ce communiqué de presse. Le Formulaire TO sera disponible sur le site web de la SEC à l’adresse http://www.sec.gov. Étant donné que le Ratio d’échange sera calculé après l’expiration de cette Offre, vous n’aurez pas la possibilité de retirer les Droits à valeur fixe offerts ou les UAS existantes après le calcul du Ratio d’échange.

Ai-je l’obligation de solliciter l’échange de Droits à valeur fixe ou d’UAS existantes dans le cadre de cette Offre ?

Non. Libre à vous de décider d’échanger ou non des Droits à valeur fixe ou des UAS existantes dans le cadre de cette Offre ; il s’agit d’une possibilité d’échange sans aucune obligation de participation.

Qu’advient-il des Droits à valeur fixe ou des UAS existantes que je choisis de ne pas échanger ou qui ne sont pas acceptés aux fins de l’échange dans le cadre de cette Offre ?

Rien. Si vous choisissez de ne pas échanger de Droits à valeur fixe ou d’UAS existantes, ou si vos Droits à valeur fixe ou vos UAS existantes ne sont pas échangeables selon les critères requis pour participer à l’Offre, vos Droits à valeur fixe et vos UAS existantes resteront en circulation, et ils seront acquis et payés conformément aux modalités y afférentes. Toute UAS existante qui est une Droit octroyé dans le cadre du Plan SAP restera soumise aux conditions du « Plan Move SAP » ou du « Plan Grow SAP » conformément aux conditions de l’attribution applicable.

Si je choisis d’échanger des Droits à valeur fixe et des UAS existantes dans le cadre de cette Offre, dois-je échanger l’ensemble de mes Droits à valeur fixe et UAS existantes ?

Oui. Si vous voulez échanger des Droits à valeur fixe ou des UAS existantes, vous devez échanger l’ensemble de vos Droits à valeur fixe et UAS existantes en circulation selon le principe du « tout ou rien ». SAP et Qualtrics n’acceptent ni (x) les échanges partiels de Droits à valeur fixe ou d’UAS existantes ni (y) les échanges d’un type d’attribution seulement. Voir « L’Offre d’échange – Modalités de l’Offre d’échange ».

Les modalités et conditions de mes UAS Qualtrics seront-elles les mêmes que celles applicables aux Droits à valeur fixe ou UAS existantes que je souhaite échanger ?

Non. Les UAS Qualtrics sont un type d’attribution différent des Droits à valeur fixe et des UAS existantes, qui sont tous deux réglés en espèces. Une UAS Qualtrics est le droit de recevoir des Actions Qualtrics à l’avenir. Par conséquent, à la différence des Droits à valeur fixe, mais à l’instar des UAS existantes en ce qui concerne les Actions SAP, une UAS Qualtrics aura la valeur égale au cours actuel de l’Action Qualtrics. Une fois qu’une Action Qualtrics soumise à une UAS Qualtrics vous est livrée suite à l’acquisition d’une UAS Qualtrics, vous pouvez soit la conserver en tant qu’action, soit la vendre contre espèces. Nous vous recommandons de consulter votre conseiller fiscal personnel en ce qui concerne les conséquences fiscales et sociales, aux niveaux national, régional et local, de la détention ou de la vente de telles Actions Qualtrics. En outre, vos UAS Qualtrics seront soumises aux conditions du Plan 2021, à l’accord d’attribution applicable, ainsi qu’aux autres accords et documents applicables. Voir « Rémunération des cadres – Plans de rémunération en actions – Rémunération en actions suite à l’IPO – Employee Omnibus Equity Plan de Qualtrics pour 2021 ».

Quand mes UAS Qualtrics seront-elles acquises ?

Si vous échangez des Droits à valeur fixe et des UAS existantes, et si vous n’êtes pas un cadre dirigeant de Qualtrics, vos UAS Qualtrics continueront à être acquises conformément au calendrier d’acquisition des Droits à valeur fixe ou des UAS existantes qu’elles remplacent. Voir « L’Offre d’échange – Modalités de l’Offre d’échange ».
Exemple 1 : Droits à valeur fixe. Supposons qu’un Employé admissible choisisse d’échanger un Droit à valeur fixe d’une valeur de 2 200 $, qui devait être acquis selon le calendrier suivant : 733 $ était payable le 1er avril 2021, 733 $ était payable le 1er avril 2022 et 734 $ était payable le 1er avril 2023. Supposons que l’Employé admissible souhaite échanger le Droit à valeur fixe et que le prix de l’IPO est de 22 $. Sous réserve que l’Employé admissible reste employé par nous ou par SAP, selon le cas, jusqu’à chaque date d’acquisition pertinente, le calendrier d’acquisition des UAS Qualtrics sera le suivant : 33 UAS Qualtrics le 1er avril 2021, 33 UAS Qualtrics le 1er avril 2022 et 34 UAS Qualtrics le 1er avril 2023.

Exemple 2 : UAS existantes. Supposons qu’un Employé admissible choisisse d’échanger 300 UAS existantes qui devaient être acquises selon le calendrier suivant : 100 UAS existantes le 10 mars 2021, 100 UAS existantes le 10 mars 2022 et 100 UAS existantes le 10 mars 2023. Supposons que l’Employé admissible souhaite échanger les 300 UAS existantes et, conformément au Ratio d’échange, reçoive 1 725 UAS Qualtrics. Sous réserve que l’Employé admissible reste employé par nous ou par SAP, selon le cas, jusqu’à chaque date d’acquisition pertinente, le calendrier d’acquisition des UAS Qualtrics sera le suivant : 575 UAS Qualtrics le 10 mars 2021, 575 UAS Qualtrics le 10 mars 2022 et 575 UAS Qualtrics le 10 mars 2023.

Si vous êtes un cadre dirigeant de Qualtrics, vos UAS Qualtrics continueront à être acquises conformément au calendrier d’acquisition des Droits à valeur fixe ou des UAS existantes qu’elles remplacent, sauf que toute UAS Qualtrics qui serait acquise pendant la période de 90 jours suivant l’IPO sera réglée le 91e jour suivant l’IPO.

Comment les actions les Actions Qualtrics que je reçois lors de l’acquisition des UAS Qualtrics que je reçois en échange seront-elles livrées ?

Lors de l’acquisition de vos UAS Qualtrics, vous pouvez confirmer la réception de vos Actions Qualtrics en vous rendant sur https://shareworks.solium.com/.

Si les UAS Qualtrics que je reçois en échange sont acquises et si les Actions Qualtrics correspondantes sont livrées, pourrai-je vendre librement les Actions Qualtrics que je reçois ?

Qualtrics a l’intention de déposer une déclaration d’enregistrement auprès de la SEC sur le Formulaire S-8 afin de rendre les Actions Qualtrics sous-jacentes aux UAS Qualtrics librement négociables, sauf que les actions émises à tout Employé admissible qui peut être considéré comme un « affilié » de Qualtrics aux fins de la Règle 144 en vertu de la Loi de 1933 sur les valeurs mobilières (Securities Act), telle que modifiée (la « Loi sur les valeurs mobilières »), seront soumises à certaines restrictions de négociation imposées par la Règle 144. Les personnes qui peuvent être considérées comme des affiliés de Qualtrics comprennent les personnes physiques ou morales qui contrôlent, sont contrôlées par, ou sont sous contrôle commun avec Qualtrics, et elles peuvent inclure les cadres dirigeants, les directeurs ou administrateurs, et les actionnaires importants de Qualtrics. Voir « Actions admissibles à la vente future – Règle 144 ». En outre, les ventes d’Actions Qualtrics sous-jacentes aux UAS Qualtrics peuvent être soumises à toute période d’interdiction de négociation et à toute politique de délit d’initié imposée par Qualtrics.
Devrai-je payer des impôts si j’échange mes Droits à valeur fixe et mes UAS existantes dans le cadre de cette Offre ?
Il est attendu que l’ « échange » de Droits à valeur fixe et d’UAS existantes dans le cadre de cette Offre soit considéré comme une opération non imposable, et vous ne devriez pas avoir à déclarer de revenu aux fins de l’impôt sur le revenu français lors de l’échange de Droits à valeur fixe et d’UAS existantes ou de l’attribution d’UAS Qualtrics. Il est entendu que les Droits à valeur fixe et les UAS existantes ne sont pas des valeurs mobilières, ne répondent pas aux critères requis pour bénéficier du régime fiscal et social favorable français applicable aux actions gratuites et ne sont ni acquis ni dus et payables au moment de l’annulation.

En tant que résident fiscal français, il est prévu que vous soyez considéré comme ayant accepté l’annulation de vos Droits à valeur fixe et de vos UAS existantes aux fins de la fiscalité française lors de l’ « échange ». À titre de précision, une telle annulation et la réception d’UAS Qualtrics ne devraient pas entraîner la déclaration d’un revenu aux fins de l’impôt sur le revenu français.

Les UAS Qualtrics ne répondent pas aux critères requis pour bénéficier du régime fiscal et social favorable français applicable aux actions gratuites. En ce qui concerne les UAS Qualtrics, vous réaliserez un revenu au titre de votre emploi au moment où les UAS Qualtrics seront acquises et où les actions sous-jacentes vous seront émises. Le montant de ces revenus sera égal à la juste valeur marchande des Actions Qualtrics à ce moment. Ces revenus seront soumis à l’impôt sur le revenu au taux marginal applicable. L’employeur local peut retenir l’impôt sur le revenu ainsi que les cotisations sociales et charges salariales que vous devez payer sur de tels revenus. Par la suite, tout gain ou perte que vous reconnaissez lors de la vente d’actions que vous acquérez par le biais d’une attribution d’UAS Qualtrics sera traité comme un gain ou une perte en capital et sera soumis à l’impôt et aux charges en conséquence.

La description ci-dessus du traitement fiscal et social attendu n’est qu’un résumé indicatif et ne s’applique pas nécessairement à tous les cas de figure. Nous vous recommandons de consulter propre conseiller fiscal afin de déterminer les conséquences fiscales et sociales de cette Offre pour vous.

Aurai-je de quelconques droits ou avantages en ce qui concerne les Droits à valeur fixe et les UAS existantes que je souhaite échanger dans le cadre de cette Offre ?

Non. Les Droits à valeur fixe et les UAS existantes dont l’échange est accepté dans le cadre de cette Offre seront annulés, et vous n’aurez plus aucun droit ou avantage au titre de ces Droits à valeur fixe et UAS existantes. Voir « L’Offre d’échange – Livraison de Droits à valeur fixe, UAS existantes ».

Si j’échange des Droits à valeur fixe ou des UAS existantes dans le cadre de cette Offre, pourrai-je recevoir d’autres UAS Qualtrics avant de recevoir mes UAS Qualtrics ?

Nous avons l’intention d’accorder, de temps en temps, des UAS Qualtrics aux employés dans le cadre du programme de rémunération standard de Qualtrics. Les Employés admissibles pour participer à cette Offre continueront à être admissibles pour recevoir des UAS Qualtrics supplémentaires dans le cadre du programme de rémunération global de Qualtrics.

Que se passe-t-il si cette Offre n’est pas consommée ?

Si SAP et Qualtrics n’acceptent aucun échange de Droit à valeur fixe ou d’UAS existantes, vous conserverez tous vos Droits à valeur fixe ou UAS existantes, et vous ne recevrez pas d’UAS Qualtrics. Aucune modification ne sera apportée à vos Droits à valeur fixe et aux UAS existantes, et ceux-ci resteront en vigueur conformément à leurs modalités actuelles, y compris le calendrier d’acquisition des droits.

Quand cette Offre expire-t-elle ? Cette Offre peut-elle être prolongée ?

Cette Offre expire le 27 janvier 2021 à 14 heures, heure de l’Est, sauf prolongation de notre part.
SAP et nous-mêmes pouvons, à notre discrétion, prolonger cette Offre à tout moment. L’intention actuelle de SAP et de Qualtrics est de prolonger cette Offre si la Déclaration d’enregistrement aux fins de l’IPO ou la Déclaration d’enregistrement de l’Offre d’échange n’est pas déclarée effective avant l’expiration de cette Offre. Si la présente Offre est prolongée, un avis approprié de la prolongation sera fourni au plus tard à 9 h, heure de l’Est, le jour ouvrable suivant la Date d’expiration prévue précédemment. Voir « L’Offre d’échange – Prolongation ; résiliation ; modification ».

Comment puis-je échanger mes Droits à valeur fixe et mes UAS existantes dans le cadre de cette Offre ?

Pour que votre demande d’échange de Droits à valeur fixe et d’UAS existantes dans le cadre de cette Offre soit valable, vous devez, avant 14h00, heure de l’Est, à la Date d’expiration, soumettre votre volonté de procéder à un tel échange en ligne sur le site du Programme d’échange SAP-Qualtrics à l’adresse https://web.lumiagm.com/235214418.

SAP et Qualtrics se réservent le droit de rejeter tout ou partie des demandes d’échange de Droits à valeur fixe et d’UAS existantes que nous estimons ne pas être sous une forme appropriée ou que nous jugeons illégales. SAP et Qualtrics prévoient néanmoins d’accepter toutes les demandes d’échange de Droits à valeur fixe et d’UAS existantes qui seront soumises en bonne et due forme et en temps voulu, et qui ne sont pas valablement retirées. Voir « L’Offre d’échange – Échange de Droits à valeur fixe ou d’UAS existantes » et « L’Offre d’échange – Droits de retrait ».

Pendant combien de temps puis-je retirer les Droits à valeur fixe et les UAS existantes ayant fait l’objet d’une demande d’échange antérieure ?

Vous pouvez retirer la totalité (mais pas moins que la totalité) des Droits à valeur fixe et des UAS existantes pour lesquels vous avez soumis une demande d’échange à tout moment avant la Date d’expiration. Pour retirer des Droits à valeur fixe et des UAS existantes pour lesquels vous avez soumis une demande d’échange, vous devez modifier le choix que vous avez indiqué en ligne sur le site du Programme d’échange SAP-Qualtrics à l’adresse https://web.lumiagm.com/235214418.

Une fois que vous avez retiré les Droits à valeur fixe et les UAS existantes pour lesquels vous aviez précédemment soumis une demande d’échange, vous pouvez soumettre une nouvelle demande d’échange avant la date et l’heure d’expiration de l’Offre et uniquement en suivant à nouveau les procédures de soumission de telles demandes d’échange décrites dans le présent Prospectus – Offre d’échange. Voir « L’Offre d’échange – Échange de Droits à valeur fixe et d’UAS existantes » et « L’Offre d’échange – Droits de retrait ».

Puis-je changer d’avis et choisir de ne pas échanger de Droits à valeur fixe et d’UAS existantes après avoir indiqué mon intention de soumettre une telle demande d’échange sur le site du Programme d’échange SAP-Qualtrics?

Oui. Si vous avez choisi de soumettre une demande d’échange des Droits à valeur fixe et des UAS existantes sur le site du Programme d’échange SAP-Qualtrics et que vous souhaitez retirer tous les Droits à valeur fixe et les UAS existantes que vous avez marqués pour être échangés sur le site du Programme d’échange SAP-Qualtrics, vous pouvez retirer votre demande d’échange de ces Droits à valeur fixe et UAS existantes en modifiant votre choix en ligne sur le site du Programme d’échange SAP-Qualtrics à l’adresse https://web.lumiagm.com/235214418 avant l’expiration de cette Offre. Vous ne pouvez soumettre une demande d’échange que pour tous les Droits à valeur fixe et les UAS existantes qui sont en circulation, et vous pouvez retirer uniquement tous les Droits à valeur fixe et les UAS existantes pour lesquels vous avez précédemment soumis une demande d’échange. Si vous choisissez d’échanger ou de retirer certains mais pas tous les Droits à valeur fixe et les UAS existantes, SAP et Qualtrics peuvent, à notre seule discrétion, déterminer que vous avez choisi d’échanger l’ensemble de vos Droits à valeur fixe et UAS existantes ou aucun de vos Droits à valeur fixe et UAS existantes.

Voir « L’Offre d’échange – Échange de Droits à valeur fixe et d’UAS existantes » et « L’Offre d’échange – Droits de retrait ».

Quand vais-je recevoir mes UAS Qualtrics ?

Si vous avez participé à l’échange, vous recevrez un avis de notre part dès que possible après nous avons accepté les Droits à valeur fixe et les UAS existantes pour lesquels vous avez précédemment soumis une demande d’échange indiquant le nombre de Droits à valeur fixe et d’UAS existantes que vous avez souhaité échanger et qui ont été acceptés au titre de l’échange, ainsi que le nombre d’UAS Qualtrics que vous recevrez à la suite de l’échange. Voir « L’Offre d’échange – Livraison des UAS Qualtrics ».

Que pensent Qualtrics, SAP et leurs Conseils d’administration respectifs de cette Offre ?

Bien que le Conseil d’administration de Qualtrics ait approuvé cette Offre, à la lumière des circonstances uniques de chaque Employé admissible, ainsi que des risques associés à cette Offre tels que décrits dans le présent Prospectus – Offre d’échange dans la rubrique « Facteurs de risque », ni le Conseil d’administration, ni les dirigeants ou les employés de Qualtrics ou de SAP ne font de recommandation quant à savoir si vous devriez échanger ou vous abstenir d’échanger vos Droits à valeur fixe et vos UAS existantes. C’est vous qui rester maître de votre décision quant à l’échange de vos Droits à valeur fixe et UAS existantes. Pour les questions concernant les implications fiscales ou d’autres questions liées aux investissements, vous devez consulter vos conseillers juridiques, comptables, financiers et fiscaux. Voir « L’Opération – Raisons de l’Offre ».

L’équipe de direction de Qualtrics va-t-elle procéder à un échange dans le cadre de cette Offre ?

Notre équipe de direction, y compris tous nos dirigeants et notre fondateur, nous ont informés qu’ils avaient l’intention de bénéficier de cette Offre et d’échanger tous leurs Droits à valeur fixe et leurs UAS existantes en circulation au 1er février 2021.

À qui puis-je m’adresser si j’ai des questions sur mes Droits à valeur fixe existants et mes UAS existantes ou sur cette Offre ?

Pour toute information ou assistance supplémentaire concernant cette Offre ou pour demander des copies des documents relatifs à l’Offre et d'autres informations incorporées à titre de référence dans ce Prospectus – Offre d’échange, sans frais, vous devez contacter l’agent d’information, D.F. King & Co, Inc. au numéro + 1 (866)

340-7108 (numéro gratuit, États-Unis et Canada), + 1 (212) 269-5550 (appel à frais virés) ou via e-mail à l’adresse Qualtrics@dfking.com.

Comment puis-je décider d’échanger ou non mes Droits à valeur fixe et mes UAS existantes ?

SAP et Qualtrics comprennent que cela peut être une décision difficile. Il n’existe aucune garantie quant aux performances futures de Qualtrics, aux cours futurs des Actions Qualtrics, aux performances futures de SAP ou aux cours futurs des Actions SAP. SAP et Qualtrics vous conseillent de consulter votre conseiller financier concernant les avantages relatifs de la possibilité d’échange et d’annulation de vos Droits à valeur fixe et de vos UAS existantes dans le cadre de cette Offre ou de la conservation de vos Droits à valeur fixe et de vos UAS existantes. Aucune des parties impliquées dans ce processus (SAP, Qualtrics, votre employeur, D.F. King, ou l’un de leurs responsables ou employés respectifs) ne fournit de conseils en matière d’investissement, ou de questions fiscales ou sociales.